PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated July 12, 2013)	Registration Nos. 333-188745 and 333-188745-01

$267,408,000
Ohio Phase-In-Recovery Funding LLC
Issuing Entity
Senior Secured Phase-In-Recovery Bonds

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer (Before Expenses)
A-1	2.25	$164,900,000	7/1/2017	7/1/2018	0.958%	99.99826%	0.40%	$164,237,530.74
A-2	5.08	$102,508,000	7/1/2019	7/1/2020	2.049%	99.99694%	0.40%	$102,094,831.26

The total initial price to the public is $267,401,994.  The total amount of the underwriting discounts and commissions is $1,069,632.  The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $2,670,763) is $266,332,362.

Investing in the Senior Secured Phase-In-Recovery Bonds involves risks.  Please read “Risk Factors” on page 10 of the accompanying prospectus.

Ohio Phase-In-Recovery Funding LLC, or the issuing entity, is issuing $267,408,000 of Senior Secured Phase-In-Recovery Bonds, referred to herein as phase-in-recovery bonds or the bonds in two tranches.  Ohio Power Company, or OPCo, is the depositor, seller, initial servicer and sponsor with regard to the bonds.  The bonds are senior secured obligations of the issuing entity supported by the phase-in-recovery property described in this prospectus supplement, which includes the right to a special, irrevocable nonbypassable charge, known as a phase-in-recovery charge, paid by retail electric customers of OPCo (or any successor)  based on their consumption of electricity as discussed in this prospectus supplement and in the accompanying prospectus.  The Securitization Law (as defined herein) mandates that phase-in-recovery charges be adjusted annually, and the Public Utilities Commission of Ohio, or the PUCO, further requires such true-ups to occur semi-annually after the first annual true-up adjustment, if necessary, in each case to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal and interest on the bonds and other ongoing financing costs, as described further in this prospectus supplement and the accompanying prospectus.  Credit enhancement for the bonds will be provided by such statutory true-up adjustments as well as by accounts held under the indenture.

The bonds represent obligations only of the issuing entity and do not represent obligations of OPCo or any of its affiliates other than the issuing entity. The bonds are secured by the assets of the issuing entity, consisting principally of the phase-in-recovery property and funds on deposit in the collection account for the bonds and related subaccounts.  Please read “The Bonds—The Collateral” and “—The Phase-In-Recovery Property” and “Credit Enhancement” in this prospectus supplement.  The bonds are not a debt or a pledge of the faith and credit or taxing power of the State of Ohio or of any county, municipal corporation or any other political subdivision of the State of Ohio.

Additional information is contained in the accompanying prospectus.  You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the bonds.  This prospectus supplement may not be used to offer or sell the bonds unless accompanied by the prospectus.

Matters relating to the structuring, marketing and pricing of the bonds have been considered jointly with the PUCO, acting through Oxford Advisors LLC and Public Resources Advisory Group, as its joint independent financial advisors.

_________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about August 1, 2013.  Each bond will be entitled to interest on January 1 and July 1 of each year.  The first scheduled payment date is July 1, 2014.  Interest will accrue from August 1, 2013 and must be paid by the purchaser if the bonds are delivered after that date.  There currently is no secondary market for the bonds, and we cannot assure you that one will develop.

Joint Bookrunning Managers
Citigroup		RBC Capital Markets
Co-Managers
PNC Capital Markets LLC	RBS	Wells Fargo Securities

The date of this prospectus supplement is July 23, 2013.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1
SUMMARY OF TERMS	S-2
THE BONDS	S-9
The Collateral	S-9
The Phase-In-Recovery Property	S-10
Financing Order	S-11
PUCO Financial Advisor	S-11
Payment and Record Dates and Payment Sources	S-11
Principal Payments	S-11
EXPECTED SINKING FUND SCHEDULE	S-13
EXPECTED AMORTIZATION SCHEDULE	S-14
Weighted Average Life Sensitivity	S-15
Assumptions	S-15
Fees and Expenses	S-15
Distribution Following Acceleration	S-16
Interest Payments	S-16
Optional Redemption	S-17
THE TRUSTEE	S-17
CREDIT ENHANCEMENT	S-17
Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest	S-17
Collection Account and Subaccounts	S-18
How Funds in the Collection Account Will Be Allocated	S-19
THE PHASE-IN-RECOVERY CHARGES	S-20
UNDERWRITING THE BONDS	S-20
The Underwriters’ Sales Price for the Bonds	S-21
No Assurance as to Resale Price or Resale Liquidity for the Bonds	S-21
Various Types of Underwriter Transactions That May Affect the Price of the Bonds	S-21
USE OF PROCEEDS	S-22
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-22
WHERE YOU CAN FIND MORE INFORMATION	S-22
LEGAL PROCEEDINGS	S-22
LEGAL MATTERS	S-23
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	S-23
READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1
PROSPECTUS SUMMARY	2
RISK FACTORS	10
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	10
SERVICING RISKS	12
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE PHASE-IN-RECOVERY PROPERTY	14
STORM RELATED RISK	14
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	15
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE PHASE-IN-RECOVERY BONDS	17
REVIEW OF PHASE-IN-RECOVERY PROPERTY	20
THE SECURITIZATION LAW	23
OPCO’S FINANCING ORDER	26
DESCRIPTION OF THE PHASE-IN-RECOVERY PROPERTY	29
THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR	30
OHIO PHASE-IN-RECOVERY FUNDING LLC, THE ISSUING ENTITY	35
AFFILIATIONS AND CERTAIN RELATIONSHIPS	38
USE OF PROCEEDS	38
DESCRIPTION OF THE PHASE-IN-RECOVERY BONDS	38
THE TRUSTEE	54
SECURITY FOR THE PHASE-IN-RECOVERY BONDS	54
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE PHASE-IN-RECOVERY BONDS	60
THE SALE AGREEMENT	60
THE SERVICING AGREEMENT	68
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT	77
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	80
ERISA CONSIDERATIONS	83
PLAN OF DISTRIBUTION	85
RATINGS FOR THE PHASE-IN-RECOVERY BONDS	85
WHERE YOU CAN FIND MORE INFORMATION	85
LEGAL MATTERS	86
GLOSSARY OF DEFINED TERMS	87

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-i

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the bonds and Ohio Power Company, or OPCo, the depositor, seller, initial servicer and sponsor of the bonds.  This prospectus supplement and the accompanying prospectus describe the terms of the bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the term we, us, or the issuing entity mean Ohio Phase-In-Recovery Funding LLC, the entity which will issue the bonds.  References to the phase-in-recovery bonds or the bonds, unless the context otherwise requires, means the phase-in-recovery bonds offered pursuant to this prospectus supplement.  References to OPCo, the depositor, the seller or the sponsor mean Ohio Power Company.  References to the bondholders or the holders refer to the registered holders of the phase-in-recovery bonds.  References to the servicer refer to OPCo and any successor servicer under the servicing agreement referred to in this prospectus supplement.  References to the Securitization Law refer to the Ohio legislation, effective as of March 22, 2012, found at Section 4928.23 through Section 4928.2318 of the Revised Code of the State of Ohio, which authorizes the recovery of certain phase-in costs by certain electric utilities through the issuance of phase-in-recovery bonds.  Unless the context otherwise requires, the term customer means an Ohio retail user of electricity and related services provided by an electric utility such as OPCo, and retail electric customer means all existing and future retail Ohio customers of OPCo or any successor.  We refer to the geographical service area in which OPCo’s retail electric customers resided on the date of the Financing Order as OPCo’s service territory. References to the PUCO refer to the Public Utilities Commission of Ohio.  You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 87 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any written communication from us or the underwriters specifying the terms of this offering.  Neither we nor any underwriter, agent, dealer, salesperson, the PUCO or OPCo has authorized anyone else to provide you with any different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not offering to sell the bonds in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision.  There is more detailed information in this prospectus supplement and in the accompanying prospectus.  To understand all of the terms of the offering of the bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:
$267,408,000 Senior Secured Phase-In-Recovery Bonds, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule.  Only the bonds are being offered through this prospectus supplement.

Issuing Entity and Capital Structure:
Ohio Phase-In-Recovery Funding LLC is a special purpose Delaware limited liability company.  Ohio Power Company is our sole member and owns all of our equity interests.  We have no commercial operations.  We were formed solely to purchase and own phase-in-recovery property, to issue the bonds and to perform activities incidental thereto.  Please read “Ohio Phase-In-Recovery Funding LLC, the Issuing Entity” in the accompanying prospectus.

In addition to the phase-in-recovery property, we will be capitalized with an upfront cash deposit equity contribution from OPCo equal to 0.5% of the bonds’ initial principal amount issued (held in the capital subaccount) and will have an excess funds subaccount to retain any amounts collected and remaining on a payment date after all payments on the bonds and all ongoing financing costs (subject to the cap provided in the financing order) have been made.

Purpose of transaction:
This issuance of the bonds will enable OPCo to recover certain uncollected previously approved phase-in costs and associated financing costs in the State of Ohio.  Please read “The Securitization Law” in the accompanying prospectus.

Our address:	One Riverside Plaza Columbus, Ohio 43215
Our telephone number:	(614) 716-3622

Our Managers:	The following is a list of our managers as of the date of this prospectus supplement:

Name	Age	Background
Renee V. Hawkins	47
Assistant treasurer and manager of the issuing entity.  Managing director corporate finance of the American Electric Power Service Corporation (Service Corporation), a subsidiary of American Electric Power Company, Inc. (AEP) since 2003 and assistant treasurer of the Service Corporation since 2008.  Assistant Treasurer of certain other AEP System companies.

Julia A. Sloat	44
Treasurer and manager of the issuing entity.  Treasurer of OPCo, treasurer of AEP and senior vice president and treasurer of the Service Corporation since January 1, 2013.  Joined the Service Corporation in 1999 and was appointed as director-investor relations in January 2003, became managing director-investor relations in November 2003, became vice president-investor relations in September 2004, became vice president-investor relations and strategic initiatives in June 2007 and became vice president and  treasurer  in January 2008. From August 2008 to August 2009 served as vice president-investor relations & corporate finance for Tween Brands, Inc.  Rejoined the Service Corporation in September 2009 as managing director-regulatory case management and became vice president-regulatory case management in August 2010.  Treasurer of certain other AEP System companies.

Brian X. Tierney	45
President and manager of the issuing entity.  Vice president, chief financial officer and director of OPCo, executive vice president and chief financial officer of AEP and executive vice president, chief financial officer and director of Service Corporation.  Joined the Service Corporation in 1998 and was appointed senior vice president-energy marketing in 2003, became senior vice president-commercial operations in 2005, became executive vice president-AEP utilities east in 2006 and assumed his present position in 2009.  Vice president and director of certain other AEP System companies.

Kenneth J. Uva	63
Manager of the issuing entity. Vice-President, CT Corporation System, since 1997.  Prior to that, a variety of positions at CT Corporation System or its subsidiaries since January 1976.  Mr. Uva presently serves as an independent manager for three special purpose affiliates of the issuing entity, AEP Texas Central Transition Funding LLC (TCC Funding I), AEP Texas Central Transition Funding II LLC (TCC Funding II) and AEP Texas Central Transition Funding III LLC (TCC Funding III), wholly owned subsidiaries of AEP Texas Central Company (TCC).

Victor A. Duva	54
Manager of the issuing entity.  President, CT Corporation Staffing, Inc., a subsidiary of CT Corporation System, since 2003.  From 1997 to 2002, Assistant Vice President and Officer Manager for CT Corporation’s Philadelphia office and, prior to that, a variety of positions at CT Corporation System since January 1981.  Mr. Duva presently serves as an independent manager for TCC Funding I, TCC Funding II and TCC Funding III.

Credit ratings:	We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations. Please read “Ratings for the Phase-In-Recovery Bonds” in the accompanying prospectus.
The depositor, sponsor, seller and initial servicer of the phase-in-recovery property:
OPCo, an Ohio corporation, is a regulated electric utility under the laws of Ohio providing service in that state.  At December 31, 2012, OPCo provided electric service to approximately 1,460,000 metered retail electric customers covering a service territory of approximately 10,375 square miles.  OPCo is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio.  The bonds do not constitute a debt, liability or other legal obligation of OPCo or AEP.  OPCo, acting as the initial servicer, and any successor or assignee servicer, will service the phase-in-recovery property securing the bonds under a servicing agreement with us.  Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in the accompanying prospectus.

PUCO financial advisor:	Oxford Advisors LLC and Public Resources Advisory Group have jointly served as the independent financial advisor to the PUCO in connection with the structuring, marketing and sale of the bonds.
OPCo’s address:	One Riverside Plaza Columbus, Ohio 43215
OPCo’s telephone number:	(614) 716-1000
Use of proceeds:
Proceeds will be used to pay expenses of issuance and sale of the bonds and to purchase the phase-in-recovery property from OPCo.  OPCo will use the sales price of the phase-in-recovery property to redeem, repay or retire existing debt. Please read “Use of Proceeds” in this prospectus supplement and in the accompanying prospectus.

Bond structure:
Sinking fund bond. The Tranche A-1 bonds have an expected weighted average life of 2.25 years and the Tranche A-2 bonds have an expected weighted average life of 5.08 years. The bonds are scheduled to pay principal semi-annually and sequentially.  Please read “Expected Amortization Schedule” in this prospectus supplement.

Trustee:
U.S. Bank National Association, a national banking association.  Please read “The Trustee” in the accompanying prospectus for a description of the trustee’s duties and responsibilities under the indenture.

Average life profile:
Prepayment is not permitted.  Extension risk is possible but is expected to be statistically remote.  Please read “Expected Amortization Schedule—Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Phase-In-Recovery Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the bonds.
Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except that one bond of each tranche may be of a smaller denomination.
Credit/security:
The bonds will be secured primarily by the phase-in-recovery property, which will generally consist of our irrevocable right to impose, charge and collect a nonbypassable consumption-based phase-in-recovery charge from retail electric customers (approximately 1,460,000 customers as of December 31, 2012).  Phase-in-recovery charges are set and periodically adjusted, as discussed below, to collect amounts sufficient to pay principal of and interest on the bonds on a timely basis and other ongoing financing costs.  Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as the chart entitled “Parties to Transaction and Responsibilities,” “The Securitization Law” and “Description of the Phase-In-Recovery Property—Creation of Phase-In-Recovery Property; Financing Order” in the accompanying prospectus.

The phase-in-recovery property securing the bonds is not a pool of receivables.  It consists of all of OPCo’s property, rights and interests established pursuant to the financing order transferred to us in connection with the issuance of the bonds, including the irrevocable right to impose, charge and collect nonbypassable phase-in-recovery charges and the right to implement the true-up mechanism and any revenues, receipts, collections, rights to payment, payments, moneys, claims, or other proceeds arising from the rights and interests established pursuant to the financing order.  Upon the sale of the phase-in-recovery property to us and the pledge to the trustee under the indenture, the phase-in-recovery property will constitute a present property right created by the Securitization Law and the financing order and is protected by the state pledge in the Securitization Law described below.

The bonds are secured only by our assets, consisting principally of the phase-in-recovery property relating to the bonds and funds on deposit in the collection account for the bonds and related subaccounts.  The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the bonds, a general subaccount, into which the servicer will deposit all phase-in-recovery charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made.  Amounts on deposit in each of these subaccounts will be available to make payments on the bonds on each payment date.  For a description of the phase-in-recovery property, please read “The Bonds—The Phase-In-Recovery Property” in this prospectus supplement.

State pledge:
The State of Ohio has pledged in the Securitization Law to bondholders, any assignees, and any financing parties under the financing order that it will not take or permit any action that impairs the value of the phase-in-recovery property for which recovery is authorized under the financing order or revises the phase-in costs authorized for recovery under the financing order, or, except for the specified true-up adjustments to correct any overcollections or undercollections, reduce, alter or impair the phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full.

Ohio has both a voter initiative and a referendum process. The time for challenging the Securitization Law through a referendum has expired, but the right of voters in Ohio to enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded.  Constitutional protections against actions that violate the state pledge should apply whether legislation is passed by the Ohio General Assembly or is brought about by a voter initiative.

Please read “The Securitization Law—OPCo and Other Utilities May Securitize Phase-in Costs” in the accompanying prospectus.

Statutory true-up mechanism for payment of scheduled principal and interest:
The Securitization Law and the financing order mandate that phase-in-recovery charges on retail electric customers be adjusted at least annually to correct any overcollections or undercollections to ensure that the phase-in-recovery charges will generate sufficient funds to timely pay all scheduled payments of principal and interest and any other amounts due in connection with the bonds for the twelve-month period following such adjustment.  In addition, the financing order requires that, after the first annual true-up adjustment, phase-in-recovery charges on retail electric customers thereafter be adjusted semi-annually (or, if there are any bonds outstanding following the scheduled final payment date for the latest maturing tranche, quarterly), if the servicer forecasts that the phase-in-recovery revenues will be insufficient to make all scheduled payments of principal, interest and other ongoing financing costs on a timely basis during the current or next succeeding payment period, or if such true-up adjustment is needed to replenish draws on the capital subaccount.  Also, true-up adjustments will occur more frequently after the first annual true-up adjustment, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery of amounts sufficient to pay scheduled principal and interest and other ongoing financing costs on a timely basis.

Although certain of the ongoing financing costs recoverable through the phase-in-recovery charges are subject to a cap, there is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal and interest on the bonds and the capped amount of the other ongoing financing costs.  Such phase-in-recovery charges may continue to be imposed and collected until the bonds are paid in full, without any specified time limit.  Through the true-up adjustment mechanism, which adjusts for undercollections of phase-in-recovery charges due to any reason, retail electric customers share in the liabilities of all other retail electric customers for the payment of phase-in-recovery charges. Please read “The Securitization Law—OPCo and Other Utilities May Securitize Phase-in Costs” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Nonbypassable phase-in-recovery charges:
The Securitization Law mandates and the irrevocable financing order requires the imposition and the collection of phase-in-recovery charges from all existing and future retail electric customers of OPCo that receive electric delivery service from OPCo or its successors, including customers that purchase electric generation service from a competitive retail electric provider or which subsequently receive retail electric distribution from another utility operating in the same service area, including by succession, assignment, transfer or merger.  A “successor” to OPCo under the Securitization Law includes any entity that succeeds by operation of law to the rights and obligations of OPCo pursuant to any bankruptcy, reorganization, restructuring, or other insolvency proceeding, any merger, acquisition, or consolidation, or any sale or transfer of assets, regardless of whether any of these occur as a result of a restructuring of the electric power industry or otherwise.  Please read “Risk Factors—Other Risks Associated with an Investment in the Phase-In-Recovery Bonds” in the accompanying prospectus.  Please also read “The Depositor, Seller, Initial Servicer and Sponsor—Proposed Corporate Separation of OPCo” in the accompanying prospectus.  The phase-in-recovery charges are applied to retail electric customers individually and are adjusted and reallocated among all such customers as necessary under the statutory true-up mechanism.  Please read “The Phase-In-Recovery Charges” in this prospectus supplement and “OPCo’s Financing Order” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Priority of Payments:
On each payment date for the bonds, the trustee will, subject to the cap described below, allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $100,000 per annum,
2.	payment of the servicing fee relating to the bonds, plus any unpaid servicing fees from prior payment dates,
3.	payment of the administration fee and the fees of our independent managers, and in each case with any unpaid administration or management fees from prior payment dates,
4.
payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,
6.	payment of the principal then required to be paid on the bonds as a result of acceleration upon an event of default or at final maturity,
7.	payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, and including unpaid operating expenses of a prior year which had been limited by the cap described below for such prior year, and reimbursement to OPCo of indemnity payments made to the trustee as a result of the cap in prior years, in each case subject to the current annual cap,

9.	replenishment of any amounts drawn from the capital subaccount,
10.
release to OPCo of a return on its equity investment on the initial amount deposited by it into the capital subaccount at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes (as of the closing date, this rate is expected to be approximately 5.34% per annum),

11.	allocation of the remainder, if any, to the excess funds subaccount, and
12.
after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the bonds in clause 2 payable to OPCo or any affiliate thereof or any successor electric distribution utility while it is acting as servicer shall not at any time exceed 0.10% of the original principal amount of the bonds.  The annual servicing fee for the bonds payable to any other servicer not affiliated with OPCo shall not at any time exceed 0.75% of the original principal amount of the bonds.  The annual administration fee in clause 3 above may not exceed $50,000.  Pursuant to the financing order, we may not pay (or seek to obtain funds through phase-in-recovery charges) in any year the ongoing financing costs referenced in clauses 1 through 4 and clause 8 above in an aggregate amount for such year in excess of 105% of the amount for the total of such annual costs estimated in the application for the financing order.  This amount, or cap, is $652,594 while OPCo or any affiliate thereof or any successor electric distribution utility is the servicer and $2,686,567 if there is any other servicer not affiliated with OPCo.  The ongoing financing costs referenced in clauses 1 through 4 and clause 8 above, to the extent in excess of the cap for any given annual period, may be recovered and paid in any subsequent annual period (to the extent of funds available and subject to the annual cap in such subsequent period).  Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.
OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed.

Initial phase-in-recovery charge as a percentage of customer’s total electricity bill:
The initial phase-in-recovery charge for the bonds is expected to represent approximately 1.7% of the total bill received by an average 1,000 kWh residential customer in OPCo’s service territory as of August 1, 2013.

Tax treatment:	The bonds will be treated as debt of OPCo for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.
ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Payment dates and interest accrual:
Semi-annually, January 1 and July 1 and on the final maturity date for any tranche.  Interest will be calculated on a 30/360 basis.  The first scheduled payment date is July 1, 2014.  If any interest payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

Interest is due on each payment date and principal is due upon the final maturity date for each tranche.

Expected settlement:	The closing date will be on or about August 1, 2013, settling flat. DTC, Clearstream and Euroclear.
Risk factors:	You should consider carefully the risk factors beginning on page 10 of the accompanying prospectus before you invest in the bonds.

THE BONDS

We will issue the bonds and secure their payment under an indenture that we will enter into with U.S. Bank National Association, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee.  We will issue the bonds in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination.  The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the bonds are stated in the table below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	2.25	$164,900,000	7/1/2017	7/1/2018	0.958%
A-2	5.08	$102,508,000	7/1/2019	7/1/2020	2.049%

The scheduled final payment date for each tranche of the bonds is the date when the outstanding principal balance of that tranche of the bonds will be reduced to zero if we make payments according to the expected amortization schedule for that tranche.  The final maturity date for each tranche of the bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding bonds of that tranche.  The failure to pay principal of any tranche of the bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of the bonds by the related scheduled final payment date will not be an event of default.  Please read “Description of the Phase-In-Recovery Bonds—Interest and Principal on the Phase-In-Recovery Bonds” and “—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Collateral

The bonds will be secured under the indenture by all of our assets relating to the bonds.  The principal asset pledged will be the phase-in-recovery property relating to the bonds, which will constitute a present property right created under the Securitization Law by the financing order issued by the PUCO, referred to in this prospectus supplement as the financing order.  The collateral includes all of our right, title and interest (whether owned on the closing date or thereafter acquired or arising) in and to the following property:

•
the phase-in-recovery property created under and pursuant to the financing order and the Securitization Law, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, charge and collect phase-in-recovery charges, all revenues, receipts, collections, claims, rights, payments, money or proceeds of or arising from the phase-in-recovery charges authorized in the financing order and any contractual rights to collect such phase-in-recovery charges from retail electric customers),

•	all phase-in-recovery charges related to the phase-in-recovery property,

•
the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the phase-in-recovery property and the bonds,

•
the servicing agreement, the administration agreement, each intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing phase-in-recovery property and the bonds,

•
the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•
all rights to compel the servicer to file for and obtain true-up adjustments to the phase-in-recovery charges in accordance with the Securitization Law, the financing order and any tariff filed in connection therewith,

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute phase-in-recovery property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

Our collateral does not include:

•	cash that has been released pursuant to the terms of the indenture, and

•	amounts deposited with us on the closing date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

Please read “Security for the Phase-In-Recovery Bonds” in the accompanying prospectus.

The Phase-In-Recovery Property

In general terms, all of the property, rights and interests of OPCo established pursuant to the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the phase-in-recovery property.  The phase-in-recovery property includes the right to impose, charge and collect phase-in-recovery charges, payable by all retail electric customers of OPCo or any successor, which consume electricity that is delivered through the distribution system of OPCo or from another utility operating in the same service area, including by succession, assignment, transfer or merger, in an amount sufficient to pay principal and interest and ongoing financing costs and to replenish the capital subaccount in connection with the bonds.  A “successor” to OPCo under the Securitization Law includes any entity that succeeds by operation of law to the rights and obligations of OPCo pursuant to any bankruptcy, reorganization, restructuring, or other insolvency proceeding, any merger, acquisition, or consolidation, or any sale or transfer of assets, regardless of whether any of these occur as a result of a restructuring of the electric power industry or otherwise, and would include OPCo as the surviving electric distribution utility following its anticipated divestiture of generation assets.  Please read “The Depositor, Seller, Initial Servicer and Sponsor—Proposed Corporate Separation of OPCo” in the accompanying prospectus.  During the twelve months ended December 31, 2012, approximately 39% of OPCo’s total retail deliveries were to industrial customers, approximately 30% were to commercial customers and approximately 31% were to residential customers.  During this period, deliveries to the State of Ohio and other federal, state and local governmental entities comprised approximately 2% of OPCo’s retail deliveries.

We will purchase the phase-in-recovery property from OPCo.  The phase-in-recovery property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables.  Phase-in-recovery charges authorized in the financing order that relate to the bonds are irrevocable and not subject to reduction, postponement, impairment, or adjustment by further action of the PUCO, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds.  Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement.  All revenues and collections resulting from phase-in-recovery charges provided for in the financing order are part of the phase-in-recovery property.  The phase-in-recovery property relating to the bonds is described in more detail under “The Sale Agreement—Sale and Assignment of the Phase-In-Recovery Property” in the accompanying prospectus.

The servicer will bill and collect phase-in-recovery charges allocable to the bonds from retail electric customers.  The phase-in-recovery charges will be included in OPCo’s customer bills, which will incorporate a notation that we own the right to impose, charge and collect the phase-in-recovery charges.  However, the servicer will be required to provide a one-time written notice to its customers that phase-in-recovery charges have been included in its customers’ bills.  Prior to the date on which the servicer remits the phase-in-recovery charges to the trustee, the phase-in-recovery charges may be commingled with the servicer’s other funds, although the servicer will remit collections within two business days following the receipt of such phase-in-recovery charges.

For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the phase-in-recovery charges” in the accompanying prospectus.  Because the amount of phase-in-recovery charge collections will depend largely on the amount of electricity consumed by OPCo’s customers, the amount of collections may vary substantially from year to year.  Please read “The Depositor, Seller, Initial Servicer and Sponsor” in the accompanying prospectus.

Under the Securitization Law and the indenture, the trustee or the holders of the bonds have the right to foreclose or otherwise enforce the lien on the phase-in-recovery property.  However, in the event of foreclosure, there is likely to be a limited market, if any, for the phase-in-recovery property.  Therefore, foreclosure might not be a realistic or practical remedy.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Phase-In-Recovery Property—Foreclosure of the trustee’s lien on the phase-in-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” in the accompanying prospectus.

Financing Order

On March 20, 2013, the PUCO issued the financing order relating to the bonds.  The financing order was subsequently amended by further order of the PUCO on April 10, 2013.  The financing order authorizes OPCo to cause to be issued phase-in-recovery bonds in one or more series in an amount, not to exceed $298,018,000, equal to the sum of OPCo’s unrecovered phase-in costs as computed at the time of issuance, together with upfront financing costs (upfront financing costs, as described below) relating to the costs of issuing the bonds of up to $6,861,828.  The financing order became final and non-appealable on June 10, 2013.

The financing order also authorizes us and OPCo to impose, charge and collect phase-in-recovery charges in amounts sufficient to recover the principal of and interest on the bonds plus, subject to the cap referenced in “Summary of Terms—Priority of Payments,” ongoing financing costs.  Please read “OPCo’s Financing Order” in the accompanying prospectus.

PUCO Financial Advisor

Oxford Advisors LLC and Public Resources Advisory Group have jointly served as the independent financial advisor to the PUCO in connection with the structuring, marketing and sale of the bonds.  The financial advisor has participated in all plans and decisions related to the pricing, marketing and structuring of the bonds.

Payment and Record Dates and Payment Sources

Beginning July 1, 2014, we will make payments on the bonds semi-annually on January 1 and July 1 of each year, or, if that day is not a business day, the following business day (each, a payment date).  So long as the bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the record date.  If we issue certificated bonds to beneficial owners of the bonds, the record date will be the last business day of the calendar month immediately preceding the payment date.  On each payment date, we will pay amounts on outstanding bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.  These available amounts, which will include amounts collected by the servicer for us with respect to the phase-in-recovery charges, are described in greater detail under “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any bond upon acceleration following an event of default relating to the bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described below under “Expected Amortization Schedule—Interest Payments.”  To the extent funds are so available, we will make scheduled payments of principal of the bonds in the following order:

1.	to the holders of the tranche A-1 bonds, until the principal balance of that tranche has been reduced to zero, and

2.	to the holders of the tranche A-2 bonds, until the principal balance of that tranche has been reduced to zero.

However, unless the bonds have been accelerated following an event of default, we will not pay principal of any tranche of bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date.  Unless the bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, ongoing financing costs and other applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount.  The entire unpaid principal balance of each tranche of the bonds will be due and payable on the final maturity date for that tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the bonds then outstanding may declare the unpaid principal balance of the bonds, together with accrued interest thereon, to be due and payable.  However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available.  Please read “Risk Factors—Risks Associated With the Unusual Nature of the Phase-In-Recovery Property—Foreclosure of the trustee’s lien on the Phase-In-Recovery Property for the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in the accompanying prospectus.  If there is a shortfall in the amounts available to make principal payments on the bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then scheduled to be paid on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.  Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A-1 Scheduled Principal Payment	Tranche A-2 Scheduled Principal Payment
7/1/2014	$34,936,477.72	-
1/1/2015	22,200,102.47	-
7/1/2015	23,226,460.76	-
1/1/2016	22,746,307.99	-
7/1/2016	23,118,058.03	-
1/1/2017	22,440,460.62	-
7/1/2017	16,232,132.41	$7,629,688.61
1/1/2018	-	22,830,567.60
7/1/2018	-	24,124,939.16
1/1/2019	-	23,336,134.98
7/1/2019	-	24,586,669.65

Total Payments	$164,900,000.00	$102,508,000.00

We cannot assure you that the principal balance of any tranche of the bonds will be reduced at the rate indicated in the table above.  The actual reduction in tranche principal balances may occur more slowly.  The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture.  The bonds will not be in default if principal is not paid as specified in the schedule above.  The bonds will be in default if the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Expected Amortization Schedule

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
Closing Date	$164,900,000.00	$102,508,000.00
7/1/2014	129,963,522.28	102,508,000.00
1/1/2015	107,763,419.81	102,508,000.00
7/1/2015	84,536,959.05	102,508,000.00
1/1/2016	61,790,651.06	102,508,000.00
7/1/2016	38,672,593.03	102,508,000.00
1/1/2017	16,232,132.41	102,508,000.00
7/1/2017	-	94,878,311.39
1/1/2018	-	72,047,743.79
7/1/2018	-	47,922,804.63
1/1/2019	-	24,586,669.65
7/1/2019	-	-

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor.  The rate of principal payments on each tranche of bonds, the aggregate amount of each interest payment on each tranche of bonds and the actual final payment date of each tranche of bonds will depend on the timing of the servicer’s receipt of phase-in-recovery charges from retail electric customers.  Please read “Weighted Average Life and Yield Considerations for the Phase-In-Recovery Bonds” in the accompanying prospectus for further information.  Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.

Weighted Average Life Sensitivity
		-5% (1.54 Standard Deviations from Mean)		-15% (5.41 Standard Deviations from Mean)
Tranche	Expected Weighted Average Life (Years)	WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	2.25	2.25	0	2.29	17
A-2	5.08	5.08	0	5.13	18

* Number is rounded to whole days.

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made:  (i) the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity consumption of -5.0% (1.54 standard deviations from mean) or -15% (5.41 standard deviations from mean), (ii) the servicer makes timely and accurate filings to true-up the phase-in-recovery charges semi-annually, (iii) customer charge-off rates are held constant at 0.728% for the residential class, 0.129% for the commercial class and 0.056% for the industrial class, (iv) retail electric customers remit all phase-in-recovery charges 30 days after such phase-in-recovery charges are billed, (v) operating expenses are equal to projections, (vi) there is no acceleration of the final maturity date of the bonds; (vii) a permanent loss of all customers has not occurred and (viii) the closing date is August 1, 2013. There can be no assurance that the weighted average lives of the bonds will be as shown.

Fees and Expenses

As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent managers and OPCo as administrator and to pay certain ongoing expenses, including a return to OPCo of a return on its equity investment in the issuing entity.  These obligations are included in ongoing financing costs and are components of the calculation of the phase-in-recovery charges to be collected. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable*
Servicer	phase-in-recovery charge collections and investment earnings.	$267,408 per annum (so long as servicer is OPCo or an affiliate), plus expenses
Trustee	phase-in-recovery charge collections and investment earnings.	$3,000 per annum, plus expenses
Independent Managers	phase-in-recovery charge collections and investment earnings.	$5,000 per annum, plus expenses

Recipient	Source of Payment	Fees and Expenses Payable*
Administration Fee	phase-in-recovery charge collections and investment earnings.	$50,000 per annum, plus expenses
OPCo return on equity investment	phase-in-recovery charge collections and investment earnings.
a per annum rate of return equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes.  As of the closing date, this rate is expected to be approximately 5.34% per annum and therefore for the first year OPCo will be entitled to receive $71,398.

______
* Pursuant to the financing order, we may not pay (or seek to obtain funds through phase-in-recovery charges) in any year for certain of our ongoing operating fees and expenses, not including debt service and return on equity investment, in excess of 105% of the total of such costs estimated in the application for the financing order.  Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement and “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The annual servicing fee payable to any servicer not affiliated with OPCo shall not at any time exceed 0.75% of the original principal amount of the bonds.

Distribution Following Acceleration

Upon an acceleration of the maturity of the bonds, the total outstanding principal balance of and interest accrued on the bonds will be payable, without priority of interest over principal or principal over interest.  Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Phase-In-Recovery Property—Foreclosure of the trustee’s lien on the Phase-In-Recovery Property for the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in the accompanying prospectus.

Interest Payments

Interest on each tranche of bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the bonds have been paid in full, at the interest rate indicated on the cover of this prospectus supplement and in the table on page S-9.  Each of those periods is referred to as an interest accrual period.  On each payment date, we will pay interest on each tranche of the bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the bonds before we pay principal on the bonds.  Please read “Description of the Phase-In-Recovery Bonds—Interest and Principal on the Phase-In-Recovery Bonds” in the accompanying prospectus.  If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche.  Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement.  We will calculate interest on tranches of the bonds on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the bonds.

THE TRUSTEE

U.S. Bank National Association will be the indenture trustee (trustee).  U.S. Bank National Association (U.S. Bank), a national banking association, will also act as paying agent and registrar.  U.S. Bancorp, with total assets exceeding $354 billion as of March 31, 2013, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 3 International cities.  The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2013, U.S. Bank was acting as trustee with respect to over 86,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The trustee shall make each monthly statement available to the bondholders via the trustee’s internet website at http://www.usbank.com/abs.  Bondholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

U.S. Bank serves or has served as indenture trustee, paying agent and registrar on several issues of similar asset backed securities including those issued by two AEP affiliates, AEP Texas Central Transition Funding LLC and AEP Texas Central Transition Funding III LLC.

The issuing entity, OPCo and their respective affiliates may from time to time enter into normal banking and trustee relationships with U.S. Bank and its affiliates. No relationships currently exist or existed during the past two years between issuing entity, OPCo and their respective affiliates, on the one hand, and U.S. Bank and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

CREDIT ENHANCEMENT

Credit enhancement for the bonds is intended to protect you against losses or delays in scheduled payments on your bonds.  Please read “Risk Factors—You may experience material payment delays or incur a loss on your investment in the Phase-In-Recovery Bonds because the source of funds for payment is limited” in the accompanying prospectus.

Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest

The Securitization Law and the financing order mandate that phase-in-recovery charges on retail electric customers be adjusted at least annually to correct any overcollections or undercollections and to ensure that the phase-in-recovery charges will generate sufficient funds to timely pay all scheduled payments of principal and interest and any other amounts due in connection with the bonds.  In addition, the financing order requires that, after the first annual true-up adjustment, phase-in-recovery charges on retail electric customers thereafter be adjusted semi-annually (or, if there are any bonds outstanding following the scheduled final payment date for the latest maturing tranche, quarterly), if the servicer forecasts that the phase-in-recovery revenues will be insufficient to make all scheduled payments of principal, interest and other ongoing financing costs on a timely basis during the current or next succeeding payment period, or if such adjustments are needed to replenish draws on the capital subaccount.  In addition, true-up adjustments will occur more frequently after the first annual true-up adjustment, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery of amounts sufficient to pay principal and interest and other ongoing financing costs on a timely basis.

Although certain of the ongoing financing costs recoverable through the phase-in-recovery charges are subject to a cap, there is no “cap” on the level of phase-in-recovery charges that may be imposed on consumers of electricity to pay on a timely basis scheduled principal and interest on the bonds, and such phase-in-recovery charges may continue to be imposed and collected until the bonds are paid in full, without any specified time limit.  Through the true-up mechanism, which adjusts for undercollections of phase-in-recovery charges due to any reason, retail electric customers share in the liabilities of all other retail electric customers for the payment of phase-in-recovery charges.  Please read “The phase-in-recovery charges” below in this prospectus supplement and “OPCo’s Financing Order” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Collection Account and Subaccounts

The trustee will establish a collection account for the bonds to hold the capital contribution from OPCo and collected phase-in-recovery charges periodically remitted to the trustee by the servicer.  The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.

For administrative purposes, the subaccounts may be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Phase-In-Recovery Bonds—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The General Subaccount.  The trustee will deposit collected phase-in-recovery charges remitted to it by the servicer with respect to the bonds into the general subaccount.  On each payment date, the trustee will allocate amounts in the general subaccount as described under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” below in this prospectus supplement.

The Excess Funds Subaccount.  The excess funds subaccount will be funded with collected phase-in-recovery charges and earnings on amounts in the collection account in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount or to pay OPCo any unpaid return on the initial amount deposited by it into the capital subaccount.

The periodic true-up adjustments of the phase-in-recovery charges will be calculated to eliminate any amounts held in the excess funds subaccount.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount.  On the date we issue the bonds, OPCo will deposit $1,337,040 into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial principal balance of the bonds.  The capital contribution has been set at a level sufficient to obtain the ratings on the bonds described in the accompanying prospectus under “Ratings for the Phase-In-Recovery Bonds” and to obtain favorable tax treatment.  If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.  OPCo will be entitled to receive a return on its equity investment of the amount deposited by it into the capital subaccount at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes (as of the closing date, this rate is expected to be approximately 5.34% per annum). That return will be an ongoing financing cost payable through the phase-in-recovery charges and released to OPCo on a semi-annual basis.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

On each payment date, the trustee will, subject to the cap described below, allocate or pay all amounts on deposit in the general subaccount of the collection account for the bonds in the following priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts, not to exceed $100,000 per annum;
2.	payment of the servicing fee relating to the bonds, plus any unpaid servicing fees from prior payment dates,
3.
payment of the administration fee and of the fees of our independent managers, each as described in the table beginning on page S-15, and in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,
6.	payment of principal then required to be paid on the bonds as a result of acceleration upon an event of default or at final maturity,
7.	payment of principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,
8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, and including unpaid operating expenses of a prior year which had been limited by the cap described below for such prior year, and reimbursement to OPCo of indemnity payments made to the trustee as a result of the cap in prior years, in each case subject to the current annual cap,

9.	replenishment of any amounts drawn from the capital subaccount for the bonds,
10.
release to OPCo of a return on its equity investment on the initial amount deposited by it into the capital subaccount at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes (as of the closing date, this rate is expected to be approximately 5.34% per annum),

11.	allocation of the remainder, if any, to the excess funds subaccount, and
12.
after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the bonds in clause 2 payable to OPCo or any affiliate thereof or any successor electric distribution utility while it is acting as servicer shall not at any time exceed 0.10% of the original principal amount of the bonds.  The annual servicing fee for the bonds payable to any other servicer not affiliated with OPCo shall not at any time exceed 0.75% of the original principal amount of the bonds.  The annual administration fee in clause 3 above may not exceed $50,000.  Pursuant to the financing order, we may not pay (or seek to obtain funds through phase-in-recovery charges) in any year the ongoing financing costs referenced in clauses 1 through 4 and clause 8 above in an aggregate amount for such year in excess of 105% of the amount for the total of such annual costs estimated in the application for the financing order.  This amount, or cap, is $652,594 while OPCo or any affiliate thereof or any successor electric distribution utility is the servicer and $2,686,567 if there is any other servicer not affiliated with OPCo.  The ongoing financing costs referenced in clauses 1 through 4 and clause 8 above, to the extent in excess of the cap for any given annual period, may be recovered and paid in any subsequent annual period (to the extent of funds available and subject to the annual cap in such subsequent period).  OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed. Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and
2.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

If, on any payment date, available collections of phase-in-recovery charges allocable to the bonds, together with available amounts in the related subaccounts, are not sufficient to pay all amounts due on all outstanding bonds on that payment date amounts available will be allocated sequentially in the following order, in each case to the extent of available funds:

•	first, pro rata to interest based on the amount of interest then due and payable on each tranche of the bonds;

•	second, pro rata to principal, based on the principal amount of each tranche then due and payable; and

•	third, then pro rata to principal, based upon the principal amount of each tranche then scheduled to be paid, including any previously unpaid scheduled principal.

If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related phase-in-recovery charges will take into account, among other things, the need to replenish those amounts.

THE PHASE-IN-RECOVERY CHARGES

OPCo will be the initial servicer of the bonds.  Beginning on the date we issue the bonds, the initial phase-in-recovery charges will be imposed on retail electric customers in each customer class as a percentage of such customer’s base distribution charges based on the percentage that the projected periodic payment requirement bears to the projected base distribution charges for the upcoming billing period determined pursuant to the financing order.  These phase-in-recovery charges will be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the PUCO.  Please read “Description of the Phase-In-Recovery Property—Creation of Phase-In-Recovery Property; Financing Order” in the accompanying prospectus.  The initial phase-in-recovery charge for the bonds will equal 7.83% of base distribution revenues and represent approximately 1.7% of the total bill received by an average 1,000 kWh residential customer in OPCo’s service territory as of August 1, 2013.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, OPCo and the underwriters, for whom Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2
Citigroup Global Markets Inc.	$81,624,000	$50,744,000
RBC Capital Markets, LLC	$70,907,000	$44,078,000
PNC Capital Markets LLC	$4,123,000	$2,562,000
RBS Securities Inc.	$4,123,000	$2,562,000
Wells Fargo Securities, LLC	$4,123,000	$2,562,000
Total:	$ 164,900,000	$ 102,508,000

Under the underwriting agreement, the underwriters will take and pay for all of the bonds we offer, if any is taken.  If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement.  The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche.  The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.24%	0.12%
Tranche A-2	0.24%	0.12%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The bonds are a new issue of securities with no established trading market.  They will not be listed on any securities exchange.  The underwriters have advised us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice.  We cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position.  Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price.  Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction.  These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be.  Neither we, OPCo, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to OPCo and its affiliates for which they have in the past received, and in the future may receive, customary fees.  In addition, each underwriter may from time to time take positions in the bonds.  Citigroup Global Markets Inc., as financial advisor, has rendered certain financial advisory/structuring services to us and will receive the fee set forth in “Use of Proceeds” below for such services, which fee is a component of the underwriting discount and expenses.  In accordance with FINRA Rule 5110, this financial advisory fee and the reimbursement of expenses are deemed underwriting compensation in connection with the offering.  Oxford Advisors LLC and Public Resources Advisory Group, acting jointly as financial advisor to the PUCO, have rendered certain financial advisory/structuring services to the PUCO.

We and OPCo have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

USE OF PROCEEDS

We will use the net proceeds from the sale of the bonds to pay the expenses of the issuance and sale of the bonds and to purchase the phase-in-recovery property from OPCo. OPCo will use the net proceeds from the sale of the phase-in-recovery property primarily to redeem, retire or repay outstanding debt.

Up-front financing costs incurred in connection with issuance and sale of the bonds and the creation and acquisition of the phase-in-recovery property, net of underwriting discounts and commissions of $1,069,632, are expected to be approximately $2,670,763. An aggregate of approximately $50,000 of such financing costs are payable to the servicer in connection with set-up costs, including costs incurred in connection with establishing the issuing entity and building the necessary information technology systems, processes and reports. The upfront financing costs include $300,000 payable to Citigroup Global Markets Inc. in respect of the financial advisory fee referenced above under “Underwriting the Bonds” in this prospectus supplement and $50,000 payable to Citigroup Global Markets Inc. for reimbursement of expenses incurred as financial/structuring advisor for the transaction.  A portion of the proceeds is also payable to the financial advisor to the PUCO in accordance with the terms of the financing order.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin LLP, counsel to us and to OPCo, interest paid on the bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes.  Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-2 C.B. 507, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from OPCo, our sole member and (2) the bonds will constitute indebtedness of OPCo.  Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities.  Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required by law to file such reports and information with the Securities and Exchange Commission (the SEC) under the Securities Exchange Act of 1934, we will file annual, quarterly and current reports and other information with the SEC.  We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC.  These reports will be filed under our own name as issuing entity.  Please read “Where You Can Find More Information” in the accompanying prospectus.  Under the Indenture, we may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC, to the extent permitted by applicable law.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by Sidley Austin LLP, counsel to OPCo and the issuing entity, by Richards, Layton & Finger, special Delaware counsel to the issuing entity, by Porter Wright Morris & Arthur LLP, Ohio regulatory counsel to OPCo and the issuing entity, by Squire Sanders (US) LLP, Ohio counsel to OPCo and the issuing entity, and by Hunton & Williams LLP, counsel to the underwriters.  Hunton & Williams LLP acts as counsel to our affiliates from time to time.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAS NOT BEEN REGISTERED AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE, AND THE PHASE-IN-RECOVERY BONDS WILL BE OFFERED PURSUANT TO EXEMPTIONS UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SECURITIES AND FUTURES ACT”).  ACCORDINGLY, THE PHASE-IN-RECOVERY BONDS MAY NOT BE OFFERED OR SOLD OR MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF PHASE-IN-RECOVERY BONDS BE CIRCULATED OR DISTRIBUTED WHETHER DIRECTLY OR INDIRECTLY TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OF THE SECURITIES AND FUTURES ACT, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SECURITIES AND FUTURES ACT, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT.

WHERE THE PHASE-IN-RECOVERY BONDS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SECURITIES AND FUTURES ACT BY A RELEVANT PERSON WHICH IS:

(A)           A CORPORATION (WHICH IS NOT AN “ACCREDITED INVESTOR” AS DEFINED IN SECTION 4 OF THE SECURITIES AND FUTURES ACT) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)           A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST HOWEVER DESCRIBED, IN THAT TRUST SHALL NOT BE TRANSFERABLE WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE  FOREGOING SECURITIES PURSUANT TO OFFER MADE UNDER SECTION 275 OF THE SECURITIES AND FUTURES ACT EXCEPT:

(1)           TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SECURITIES AND FUTURES ACT, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SECURITIES OF THAT CORPORATION OR SUCH RIGHTS AND INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN US$200,000 (OR ITS EQUIVALENT IN ANY FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT;

(2)           WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

(3)           WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE PHASE-IN-RECOVERY BONDS SHALL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA, EXCLUDING HONG KONG, MACAU AND TAIWAN, (THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE PHASE-IN-RECOVERY BONDS.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE STATE DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY PHASE-IN-RECOVERY BONDS MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE ISSUING ENTITY WHICH WOULD PERMIT A PUBLIC OFFERING OF ANY PHASE-IN-RECOVERY BONDS OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS  IN THE PRC.  ACCORDINGLY, THE PHASE-IN-RECOVERY BONDS ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.  THE STATE SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY APPROVALS, REGISTRATION OR FILING PROCEDURES REQUIRED BY THE PRC INVESTORS IN CONNECTION WITH THEIR SUBSCRIPTIONS UNDER THIS PROSPECTUS SUPPLEMENT UNDER THE LAWS OF THE PRC AS WELL AS ANY OTHER REQUIREMENTS UNDER OTHER FOREIGN LAWS.

NOTICE TO RESIDENTS OF JAPAN

THE PHASE-IN-RECOVERY BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (ACT NO. 25 OF 1948, AS AMENDED, THE “FINANCIAL INSTRUMENTS AND EXCHANGE ACT”), AND EACH UNDERWRITER HAS  REPRESENTED AND AGREED THAT IT WILL NOT OFFER OR SELL ANY OF THE PHASE-IN-RECOVERY BONDS, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT OF JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO, OR FOR THE BENEFIT OF OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY PHASE-IN-RECOVERY BONDS OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP.  32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE PHASE-IN-RECOVERY BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO PHASE-IN-RECOVERY BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE PHASE-IN-RECOVERY BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE PHASE-IN-RECOVERY BONDS WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND PUBLISHED AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE AS IMPLEMENTED IN THAT RELEVANT MEMBER STATE OR FOLLOWING, IN EITHER CASE, TWELVE MONTHS AFTER SUCH PUBLICATION, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SUCH PHASE-IN-RECOVERY BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE:

(A)           SOLELY TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE);

(B)           TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 AMENDING DIRECTIVE, 150 NATURAL OR LEGAL PERSONS) OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE, SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE REPRESENTATIVE OF THE UNDERWRITERS FOR ANY SUCH OFFER; OR

(C)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE,

PROVIDED THAT NO SUCH OFFER OF THE PHASE-IN-RECOVERY BONDS SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE.

FOR PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF THE PHASE-IN-RECOVERY BONDS TO THE PUBLIC” IN RELATION TO ANY PHASE-IN-RECOVERY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE PHASE-IN-RECOVERY BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE PHASE-IN-RECOVERY BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EU AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE OR AMENDING MEASURE IN EACH RELEVANT MEMBER STATE AND THE EXPRESSION “2010 AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF UNITED KINGDOM

EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE PHASE-IN-RECOVERY BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE PHASE-IN-RECOVERY BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PROSPECTUS

Ohio Phase-In-Recovery Funding LLC
Issuing Entity

Senior Secured Phase-In-Recovery Bonds

Ohio Power Company
Seller, Initial Servicer and Sponsor
________________

You should carefully consider the Risk Factors beginning on page 10 of this prospectus before you invest in the Phase-In-Recovery Bonds.

We, the issuing entity, will issue the Phase-In-Recovery Bonds (referred to herein as the bonds) in one or more tranches as described in this prospectus.  The bonds represent only our obligations and are backed only by our assets.  Ohio Power Company and its affiliates, other than us, are not liable for any payments on the bonds.  The bonds are not a debt or a pledge of the faith and credit or taxing power of the State of Ohio or of any county, municipal corporation or any other political subdivision of the State of Ohio.

We are a special purpose entity and own no property other than the collateral described in this prospectus.  The collateral is the sole source of payment for the bonds.

We may offer and sell the bonds by use of this prospectus.  We will provide the specific terms of the offering of the bonds in a supplement to this prospectus.  You should read this prospectus and the related prospectus supplement carefully before you invest in the bonds.  This prospectus may not be used to offer and sell the bonds unless accompanied by a prospectus supplement.

________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________

The date of this Prospectus is July 12, 2013.

TABLE OF CONTENTS

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1
SUMMARY OF TERMS	S-2
THE BONDS	S-9
The Collateral	S-9
The Phase-In-Recovery Property	S-10
Financing Order	S-11
PUCO Financial Advisor	S-11
Payment and Record Dates and Payment Sources	S-11
Principal Payments	S-11
Expected Sinking Fund Schedule	S-13
Expected Amortization Schedule	S-14
Weighted Average Life Sensitivity	S-15
Assumptions	S-15
Fees and Expenses	S-15
Distribution Following Acceleration	S-16
Interest Payments	S-16
Optional Redemption	S-17
THE TRUSTEE	S-17
CREDIT ENHANCEMENT	S-17
Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest	S-17
Collection Account and Subaccounts	S-18
How Funds in the Collection Account Will Be Allocated	S-19
THE PHASE-IN-RECOVERY CHARGES	S-20
UNDERWRITING THE BONDS	S-20
The Underwriters’ Sales Price for the Bonds	S-21
No Assurance as to Resale Price or Resale Liquidity for the Bonds	S-21
Various Types of Underwriter Transactions That May Affect the Price of the Bonds	S-21
USE OF PROCEEDS	S-22
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-22
WHERE YOU CAN FIND MORE INFORMATION	S-22
LEGAL PROCEEDINGS	S-22
LEGAL MATTERS	S-23
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	S-23
READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1
PROSPECTUS SUMMARY	2
Summary of the Phase-In-Recovery Bonds	2
Parties to Transaction and Responsibilities	4
Flow of Funds	4
The Collateral	5
The Phase-In-Recovery Property	5
Interest Payments	6
Principal Payments and Record Dates and Payment Sources	6
Priority of Payments	6
Credit Enhancement	7
State Pledge	8
Optional Redemption	8
Payment and Record Dates	8
Scheduled Final Payment Dates and Final Maturity Dates	8
Ratings for the Phase-In-Recovery Bonds	8
Reports to Bondholders	8
Servicing Compensation	9
Federal Income Tax Status	9
ERISA Considerations	9
RISK FACTORS	10
You may experience material payment delays or incur a loss on your investment in the Phase-In-Recovery Bonds because the source of funds for payment is limited.	10
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	10
We are not obligated to indemnify you for changes in law.	10
Future judicial action could reduce the value of your investment in the Phase-In-Recovery Bonds.	10
Future state legislative action or voter initiatives might attempt to reduce the value of your investment in the Phase-In-Recovery Bonds.	11
The federal government might preempt the Securitization Law without full compensation.	11
The PUCO might attempt to take actions that could reduce the value of your investment in the Phase-In-Recovery Bonds.	12
SERVICING RISKS	12
Inaccurate consumption or collection forecasting might reduce scheduled payments on the Phase-In-Recovery Bonds.	12
Your investment in the Phase-In-Recovery Bonds depends on OPCo or its successor or assignee, acting as servicer of the Phase-In-Recovery Property.	12

i

If we need to replace OPCo as the servicer, we may experience difficulties finding and using a replacement servicer.	13
Changes to billing and collection practices might reduce the value of your investment in the Phase-In-Recovery Bonds.	13
Limits on rights to terminate service might make it more difficult to collect the phase-in-recovery charges.	14
We may incur expenses in excess of the cap on certain financing costs provided in the financing order.	14
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE PHASE-IN-RECOVERY PROPERTY	14
Foreclosure of the trustee’s lien on the Phase-In-Recovery Property for the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect.	14
STORM RELATED RISK	14
Storm damage to OPCo’s operations could impair payment of the Phase-In-Recovery Bonds.	14
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	15
The servicer will commingle the phase-in-recovery charges with other revenues it collects, which might obstruct access to the phase-in-recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the Phase-In-Recovery Bonds.	15
The bankruptcy of OPCo or any successor seller might result in losses or delays in payments on the Phase-In-Recovery Bonds.	15
The sale of the Phase-In-Recovery Property might be construed as a financing and not a sale in a case of OPCo’s bankruptcy which might delay or limit payments on the Phase-In-Recovery Bonds.	16
If the servicer enters bankruptcy proceedings, the remittances of the phase-in-recovery charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the Phase-In-Recovery Bonds.	17
Claims against OPCo or any successor seller might be limited in the event of a bankruptcy of the seller.	17
The bankruptcy of OPCo or any successor seller might limit the remedies available to the trustee.	17
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE PHASE-IN-RECOVERY BONDS	17
OPCo’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the Phase-In-Recovery Bonds.	17
The credit ratings are no indication of the expected rate of payment of principal on the Phase-In-Recovery Bonds.	18
Alternatives to purchasing electricity through OPCo’s distribution facilities may be more widely utilized by retail electric customers in the future.	18
The absence of a secondary market for the Phase-In-Recovery Bonds might limit your ability to resell your Phase-In-Recovery Bonds.	19
You might receive principal payments for the Phase-In-Recovery Bonds later than you expect.	19
OPCo may sell property similar to the Phase-In-Recovery Property through another affiliated entity in the future.	19
Regulatory provisions affecting certain investors could adversely affect the liquidity of the Phase-In-Recovery Bonds.	20
If the investment of collected phase-in-recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the Phase-In-Recovery Bonds later than you expect.	20
REVIEW OF PHASE-IN-RECOVERY PROPERTY	20
THE SECURITIZATION LAW	23
Purpose of the Securitization Law	23
OPCo and Other Utilities May Securitize Phase-in costs	23
OPCO’S FINANCING ORDER	26

OPCo’s Financing Order	26
PUCO Financial Advisor	27
Collection of Phase-In-Recovery Charges	27
Terms of Bonds	27
Issuance Advice Letter	27
Phase-In-Recovery Riders	28
Statutory True-Up Adjustments	28
State Pledge	29
Servicing Agreement	29
Binding on Successors	29
DESCRIPTION OF THE PHASE-IN-RECOVERY PROPERTY	29
Creation of Phase-In-Recovery Property; Financing Order	29
Phase-In-Recovery Charges	29
Billing and Collection Terms and Conditions	30
THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR	30
General	30
Proposed Corporate Separation of OPCo	31
Servicing Experience	31
Municipalization and Aggregation	31
OPCo Customer Base and Electric Energy Consumption	32
Forecasting Electricity Consumption	32
Billing and Collections	33
Loss Experience	35
Days Sales Outstanding	35
Delinquencies	35
OHIO PHASE-IN-RECOVERY FUNDING LLC, THE ISSUING ENTITY	35
Restricted Purpose	36
Our Relationship with OPCo	36
Our Management	36
Manager Fees and Limitation on Liabilities	37
We Are a Separate and Distinct Legal Entity from OPCo	37
Administration Agreement	38
AFFILIATIONS AND CERTAIN RELATIONSHIPS	38
USE OF PROCEEDS	38
DESCRIPTION OF THE PHASE-IN-RECOVERY BONDS	38
General	38
Interest and Principal on the Phase-In-Recovery Bonds	39
Payments on the Phase-In-Recovery Bonds	40
Registration and Transfer of the Phase-In-Recovery Bonds	40
Phase-In-Recovery Bonds Will Be Issued in Book-Entry Form	41
Definitive Phase-In-Recovery Bonds	43
Optional Redemption	44
Access of Bondholders	44
Reports to Bondholders	44
Website Disclosure	45
We and the Trustee May Modify the Indenture	45
Our Covenants	47
Events of Default; Rights Upon Event of Default	50
Actions by Bondholders	51
Annual Report of Trustee	52
Annual Compliance Statement	52
Satisfaction and Discharge of Indenture	52
Our Legal and Covenant Defeasance Options	52
No Recourse to Others	54
THE TRUSTEE	54
SECURITY FOR THE PHASE-IN-RECOVERY BONDS	54
General	54
Pledge of Collateral	55
Security Interest in the Collateral	55
Right of Sequestration	56
Description of Indenture Accounts	56
How Funds in the Collection Account will be Allocated	58
State Pledge	59
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE PHASE-IN-RECOVERY BONDS	60
THE SALE AGREEMENT	60
Sale and Assignment of the Phase-In-Recovery Property	60
Conditions to the Sale of Phase-In-Recovery Property	61
Seller Representations and Warranties	62
Covenants of the Seller	65
Indemnification	67
Successors to the Seller	68
Amendment	68
THE SERVICING AGREEMENT	68
Servicing Procedures	69
Servicing Standards and Covenants	69
True-Up Adjustment Process	70
Remittances to Collection Account	71
Servicing Compensation	71
Servicer Representations and Warranties	72
The Servicer Will Indemnify Us and Other Entities in Limited Circumstances	73
Evidence as to Compliance	73
Matters Regarding the Servicer	74
Servicer Defaults	75
Rights Upon a Servicer Default	75

Waiver of Past Defaults	76
Successor Servicer	76
Amendment	76
Intercreditor Agreement	76
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT	77
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	80
General	80
Taxation of the Issuing Entity and Characterization of the Phase-In-Recovery Bonds	80
Tax Consequences to U.S. Holders	81
Tax Consequences to Non-U.S. Holders	81
Backup Withholding	82
Recently Enacted Legislation	82
ERISA CONSIDERATIONS	83
General	83
Regulation of Assets Included in a Plan	83
Prohibited Transaction Exemptions	84
Consultation with Counsel	84
PLAN OF DISTRIBUTION	85
RATINGS FOR THE PHASE-IN-RECOVERY BONDS	85
WHERE YOU CAN FIND MORE INFORMATION	85
LEGAL MATTERS	86
GLOSSARY OF DEFINED TERMS	87

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

This prospectus is part of a registration statement we have filed with the SEC.  This prospectus provides you with a general description of the bonds we may offer.  When we offer the bonds, we will provide a supplement to this prospectus.  The prospectus supplement will describe the specific terms of the offering.  The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in the prospectus supplement.  Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus and any prospectus supplement to the terms we, us, or the issuing entity mean Ohio Phase-In-Recovery Funding LLC.  References to OPCo, the depositor, the seller or the sponsor refer to Ohio Power Company.  References to the Phase-In-Recovery Bonds or the bonds, unless the context otherwise requires, means the bonds offered pursuant to the prospectus supplement.  References to the “bondholders” or the “holders” refer to the registered holders of the bonds.  References to the servicer refer to OPCo and any successor servicer under the servicing agreement referred to in this prospectus.  References to the Securitization Law refer to the Ohio legislation, effective as of March 22, 2012 and found at Section 4928.23 through Section 4928.2318 of the Revised Code of the State of Ohio, which authorizes the recovery of certain phase-in costs by certain electric utilities through the issuance of phase-in-recovery bonds.  Unless the context otherwise requires, the term customer means an Ohio retail user of electricity and related services provided by an electric utility such as OPCo, and retail electric customer means all existing and future retail Ohio customers of OPCo or any successor.  We refer to the geographical service area of OPCo in which OPCo’s retail electric customers resided on the date of the financing order as OPCo’s service territory. References to the PUCO refer to the Public Utilities Commission of Ohio.  You can find a glossary of some of the other defined terms we use in this prospectus on page 87 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions.  You can also find key topics in the table of contents on the preceding pages.  Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with any different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus is current only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary contains a brief description of the bonds and applies to the bonds we are offering by use of this prospectus.  You will find a more detailed description of the terms of the offering of the bonds in the prospectus supplement.

You should carefully consider the Risk Factors beginning on page 10 of this prospectus before you invest in the bonds.

Summary of the Phase-In-Recovery Bonds

The issuing entity:
Ohio Phase-In-Recovery Funding LLC, is a special purpose Delaware limited liability company.  Ohio Power Company is our sole member and owns all of our equity interests.  We have no commercial operations.  We were formed solely to purchase and own phase-in-recovery property, to issue the bonds secured by phase-in-recovery property and to perform any activity incidental thereto and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order.

Purpose of transaction:
This issuance of Senior Secured Phase-In-Recovery Bonds will enable OPCo to recover certain costs related to certain uncollected previously approved phase-in costs and associated financing costs in the State of Ohio.  Please read “The Securitization Law” in this prospectus.

Our address:	One Riverside Plaza Columbus, Ohio 43215
Our telephone number:	(614) 716-3622
Seller, Initial Servicer and Sponsor:
Ohio Power Company, referred to as OPCo, an Ohio corporation which operates as a regulated electric utility in Ohio.  OPCo is engaged in the generation, transmission and distribution of electric energy in a 10,375 square mile area in Ohio.  As of December 31, 2012, OPCo provided service to approximately 1,460,000 metered retail electric customers in this area.  OPCo is an operating subsidiary of American Electric Power Company, Inc., referred to as AEP, a public utility holding company based in Columbus, Ohio.  AEP is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states, and is among the nation’s largest generators of electricity, owning or leasing approximately 37,300 megawatts of generating capacity in the United States.  Neither OPCo nor AEP is an obligor of the bonds.

OPCo, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the phase-in-recovery property under a servicing agreement with us.
OPCo’s address:	One Riverside Plaza Columbus, Ohio 43215
OPCo’s phone number:	(614) 716-1000
The trustee:	The trustee for the bonds will be named in the prospectus supplement.
Transaction overview:
On December 14, 2011, the Ohio Legislature passed the Securitization Law which allows the recovery of certain phase-in costs by certain electric utilities through the issuance of phase-in-recovery bonds.  The Securitization Law was signed on December 21, 2011 and took effect on March 22, 2012.  The Securitization Law establishes a process to obtain a financing order under which the PUCO is allowed to impose an irrevocable nonbypassable phase-in-recovery charge on retail customers within a utility’s service area for payment of the bonds.  The amount and terms for collections of these phase-in-recovery charges are governed by one or more financing orders issued to an electric utility by the PUCO.  The Securitization Law permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, charge and collect phase-in-recovery charges, to a special purpose entity formed by the electric utility to issue phase-in-recovery bonds secured by the right to receive revenues arising from the phase-in-recovery charges.  The electric utility’s right to receive the phase-in-recovery charges, and the right to obtain adjustments to those charges, all revenues and collections resulting from the phase-in-recovery charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute phase-in-recovery property.  Under the financing order, upon the sale of the phase-in-recovery property by OPCo to us and simultaneous with the grant of a security interest therein to secure the phase-in-recovery bonds, the phase-in-recovery property will arise and constitute an existing present property right.  However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of OPCo’s rights under such a financing order is sometimes referred to as the sale or purchase of phase-in-recovery property.  References in this prospectus and any prospectus supplement to a financing order, unless the context indicates otherwise, mean the financing order issued by the PUCO on March 20, 2013, as amended on April 10, 2013, which is further described below.  Please read “OPCo’s Financing Order” in this prospectus.

On March 20, 2013 as modified on April 10, 2013, the PUCO issued the financing order to enable OPCo to recover certain phase-in costs through the issuance of phase-in-recovery bonds, in an aggregate principal amount not to exceed $298,018,000.  Please read “OPCo’s Financing Order” for a discussion of the phase-in costs authorized in the financing order, which we refer to in this prospectus and the prospectus supplement as phase-in costs.

The primary transactions underlying the offering of the bonds are as follows:

•	OPCo will sell phase-in-recovery property to us in exchange for the net proceeds from the sale of the bonds,

•	we will sell the bonds, which will be secured primarily by the phase-in-recovery property, to the underwriters named in the prospectus supplement, and

•	OPCo will act as the initial servicer of the phase-in-recovery property.

The bonds are not obligations of the trustee, our managers, OPCo, AEP or of any of their affiliates other than us.  The bonds are also not a debt or a pledge of the faith and credit or taxing power of the State of Ohio or of any county, municipal corporation or any other political subdivision of the State of Ohio.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of the bonds, their roles and their various relationships to the other parties:

The Collateral

The principal asset securing the bonds will be phase-in-recovery property, which is a present property right created under the Securitization Law by a financing order issued by the PUCO.  The collateral includes all of our right, title and interest (whether owned on the closing date or thereafter acquired or arising) in and to the following property:

•
the phase-in-recovery property created under and pursuant to the financing order and the Securitization Law, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, charge and collect phase-in-recovery charges, all revenues, receipts, collections, claims, rights, payments, money or proceeds of or arising from the phase-in-recovery charges authorized in the financing order and any contractual rights to collect such phase-in-recovery charges from retail electric customers),

•	all phase-in-recovery charges related to the phase-in-recovery property,

•
the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the phase-in-recovery property and the bonds,

•
the servicing agreement, the administration agreement, each intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing phase-in-recovery property and the bonds,

•
the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•
all rights to compel the servicer to file for and obtain true-up adjustments to the phase-in-recovery charges in accordance with the Securitization Law, the financing order and any tariff filed in connection therewith,

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute phase-in-recovery property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral does not include:

•	cash that has been released pursuant to the terms of the indenture, and

•	amounts deposited with us on the closing date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

Please read “Security for the Phase-In-Recovery Bonds.”

The Phase-In-Recovery Property

In general terms, all of the property, rights and interests of OPCo established pursuant to the financing order that are transferred to us pursuant to the sale agreement are referred to in this prospectus and the prospectus supplement as the phase-in-recovery property.  Phase-in-recovery property includes the right to impose, charge, and collect the phase-in-recovery charges that shall be used to pay and secure the payment of the phase-in-recovery bonds and financing costs, including the right to obtain true-up adjustments to those charges, and any revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests created pursuant to the financing order.  Phase-in-recovery charges are payable by all retail electric customers within OPCo’s service territory as it existed on the date the financing order was issued.  During the twelve months ended December 31, 2012, approximately 39% of OPCo’s total retail deliveries were to industrial customers, approximately 30% were to commercial customers and approximately 31% were to residential customers.  During this period, deliveries to the State of Ohio and other federal, state and local governmental entities comprised approximately 2% of OPCo’s retail deliveries.

The phase-in-recovery property is not a receivable and the principal collateral securing the bonds will not be a pool of receivables.  The phase-in-recovery charges authorized in the financing order are irrevocable and not subject to reduction, postponement, impairment, or termination by further action of the PUCO.  Please read “The Servicing Agreement—True-Up Adjustment Process.”  All revenues and collections resulting from the phase-in-recovery charges are part of the phase-in-recovery property.

We will purchase phase-in-recovery property from OPCo to support the issuance of the bonds.  The servicer will collect the applicable phase-in-recovery charges from retail electric customers within OPCo’s service territory, and will remit the collections to the trustee.

For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the phase-in-recovery charges.”  Because the amount of phase-in-recovery charge collections will largely depend on the amount of electricity consumed by customers within OPCo’s service territory, the amount of collections may vary substantially from year to year.  Please read “The Depositor, Seller, Initial Servicer and Sponsor.”

Interest Payments

Interest on each tranche of bonds will accrue from the issue date at the interest rate stated in the prospectus supplement.  On each payment date, we will pay interest on each tranche of bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche of bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of bonds before we pay the principal of each tranche of bonds.  Please read “Description of the Phase-In-Recovery Bonds—Interest and Principal on the Phase-In-Recovery Bonds.”  If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each outstanding tranche.  Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement, we will pay amounts then due or scheduled to be paid on the outstanding bonds from amounts available in the collection account and the related subaccounts held by the trustee.  We will make these payments to the holders of record of the bonds on the related record date specified in the prospectus supplement.  Amounts available to make these payments, which will include the applicable phase-in-recovery charges collected by the servicer for us since the last payment date, are described in greater detail under “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account.”

Priority of Payments

On each payment date, the trustee will, subject to the cap described below, allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed a specified amount in any 12-month period which amount will be fixed in the indenture,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and OPCo, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers, and in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the bonds at final maturity or as a result of acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on the bonds, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, and including unpaid operating expenses of a prior year which had been limited by the cap described below for such prior year, and reimbursement to OPCo of indemnity payments made to the trustee as a result of the cap in prior years, in each case subject to the current annual cap,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
release to OPCo of a return on its equity investment on the initial amount deposited by it into the capital subaccount at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes (as of the closing date, this rate is expected to be approximately 5.34% per annum),

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The trustee’s fees, expenses and indemnity amounts referred to in clause 1 above, the amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 above  will be described in the prospectus supplement and may not exceed the amounts approved in the issuance advice letter relating to the bonds.  Pursuant to the financing order, we may not pay (or seek to obtain funds through phase-in-recovery charges) in any year the ongoing financing costs referenced in clauses 1 through 4 and clause 8 above in an aggregate amount for such year in excess of 105% of the amount for the total of such annual costs estimated in the application for the financing order.  This amount is $652,594 while OPCo or any affiliate thereof or any successor electric distribution utility is the servicer and $2,686,567 if there is any other servicer not affiliated with OPCo.  The ongoing financing costs referenced in clauses 1 through 4 and clause 8 above, to the extent in excess of the cap for any given annual period, may be recovered and paid in any subsequent annual period (to the extent of funds available and subject to the annual cap in such subsequent period).  OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed.

The priority of payments for the collected phase-in-recovery charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated,” as well as in the prospectus supplement.

Credit Enhancement

Credit enhancement for the bonds, which is intended to protect you against losses or delays in scheduled payments on the bonds, will be as follows:

•
The PUCO will approve adjustments to the phase-in-recovery charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected phase-in-recovery charges.  We sometimes refer to these adjustments as the true-up adjustments or the statutory true-up mechanism.  True-up adjustments will be made annually, and, after the first annual true-up adjustment if determined necessary by the servicer, semi-annually, and if there are bonds outstanding following the scheduled final payment date for the latest maturing tranche, quarterly, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds.  In addition, true-up adjustments will occur more frequently after the first annual true-up adjustment, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery of amounts sufficient to pay scheduled principal and interest and other ongoing financing costs on a timely basis.  Please read “OPCo’s Financing Order—Statutory True-Up Adjustments.”

•	Collection Account—Under the indenture, the trustee will hold a collection account for the bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•	the general subaccount—the trustee will deposit into the general subaccount all phase-in-recovery charge collections remitted to it by the servicer;

•	the capital subaccount—OPCo will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of the bonds; and

•	the excess funds subaccount—any excess amount of collected phase-in-recovery charges and investment earnings not released to us will be held in the excess funds subaccount.

State Pledge

The State of Ohio has pledged in the Securitization Law that it will not take or permit any action that impairs the value of phase-in-recovery property for which recovery is authorized under the financing order or revises the phase-in costs authorized for recovery under the financing order, or, except for specified true-up adjustments to correct any overcollections or undercollections, reduce, alter or impair the phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full.

Ohio has both a voter initiative and a referendum process. The time for challenging the Securitization Law through a referendum has expired, but the right of voters in Ohio to enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded.  Constitutional protections against actions that violate the state pledge should apply whether legislation is passed by the Ohio General Assembly or is brought about by a voter initiative.

Optional Redemption

We will not have the option to redeem or otherwise prepay any bonds.

Payment and Record Dates

The payment and record dates for the bonds will be specified in the prospectus supplement.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the bonds of any tranche by the scheduled final payment date for such tranche will not result in a default with respect to that tranche.  The failure to pay the entire outstanding principal balance of the bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.  We will specify the scheduled final payment date and the final maturity date of each tranche of bonds in the prospectus supplement.

Ratings for the Phase-In-Recovery Bonds

We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations.  Please read “Ratings for the Phase-In-Recovery Bonds.”

Reports to Bondholders

Pursuant to the indenture, the trustee will make available on its website (currently located at http://www.usbank.com/abs) to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral.  Unless and until the bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company.  The reports will be available to beneficial owners of the bonds upon written request to the trustee or the servicer.  These reports will not be examined and reported upon by an independent public accountant.  In addition, no independent public accountant will provide an opinion thereon.  Please read “Description of the Phase-In-Recovery Bonds—Reports to Bondholders.”

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to the bonds.  As long as OPCo or any affiliated entity or successor electric distribution utility acts as servicer, this fee will be 0.10% of the original principal amount of the bonds on an annualized basis.  If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not exceed 0.75% of the original principal amount of the bonds on an annualized basis.  The servicer will also be entitled to reimbursement of certain expenses as set forth in the servicing agreement, subject to a cap described above.  In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

In the opinion of Sidley Austin LLP, counsel to us and to OPCo, for federal income tax purposes, the bonds will constitute indebtedness of OPCo, our sole member.  If you purchase a beneficial interest in any bond, you agree by your purchase to treat the bonds as debt of our sole member for federal income tax purposes.

ERISA Considerations

Investors who are acting on behalf of or using assets of certain employee benefit plans or arrangements subject to ERISA or Section 4975 of the Internal Revenue Code may acquire the bonds subject to specified conditions.  The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA.  Accordingly, by purchasing the bonds, each investor purchasing on behalf of or with assets of such an employee benefit plan or arrangement will be deemed to certify that the purchase and subsequent holding of the bonds would not result in a non-exempt prohibited transaction under the rules of ERISA.  Please read “ERISA Considerations.”

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below before deciding whether to invest in the bonds.

You may experience material payment delays or incur a loss on your investment in the Phase-In-Recovery Bonds because the source of funds for payment is limited.

The only source of funds for payment of the bonds will be our assets, which consist of:

•
the phase-in-recovery property securing the bonds, including the right to impose, charge and collect related phase-in-recovery charges and our rights established pursuant to the financing order to the statutory true-up mechanism;

•	the funds on deposit in the accounts held by the trustee; and

•	our rights under various contracts we describe in this prospectus.

The bonds are not a debt or a pledge of the faith and credit or taxing power of the State of Ohio, the PUCO or of any county, municipal corporation or any other political subdivision of the State of Ohio, nor will the bonds be insured or guaranteed by OPCo, including in its capacity as the servicer, or by its parent, AEP, any of their respective affiliates (other than us), the trustee or by any other person or entity.  Thus, you must rely for payment of the bonds solely upon the Securitization Law, state and federal constitutional rights to enforcement of the Securitization Law, the irrevocable financing order, collections of the phase-in-recovery charges and funds on deposit in the related accounts held by the trustee.  Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus.  Please read “Ohio Phase-In-Recovery Funding LLC, The Issuing Entity.”

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law.

Neither we nor OPCo will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Law, that may affect the value of your bonds.  OPCo will agree in the servicing agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Securitization Law that would be materially adverse to us, the trustee or bondholders.  Please read “The Sale Agreement—Covenants of the Seller” and “The Servicing Agreement—Servicing Standards and Covenants.”  However, we cannot assure you that OPCo would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the Phase-In-Recovery Bonds.

The phase-in-recovery property securing the bonds is the creation of the Securitization Law and the financing order that has been issued by the PUCO to OPCo.  There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation.  Because the phase-in-recovery property is a creation of the Securitization Law, any judicial determination affecting the validity of or interpreting the Securitization Law, the phase-in-recovery property or our ability to make payments on the bonds might have an adverse effect on the bonds.  A federal or state court could be asked in the future to determine whether the relevant provisions of the Securitization Law are unlawful or invalid.  If the Securitization Law is invalidated, the financing order might also be invalidated.

Other states have passed legislation similar to the Securitization Law to authorize recoveries by utilities of specified costs, such as environmental control costs, hurricane recovery costs, or costs associated with deregulation of the electricity market, and some of those laws have been challenged by judicial actions or utility commission proceedings.  To date, none of those challenges has succeeded, but future judicial challenges might be made.  An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Law or the financing order, but it might provoke a challenge to the Securitization Law, establish a legal precedent for a successful challenge to the Securitization Law or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds.  Therefore, legal activity in other states may indirectly affect the value of your investment in the bonds.

Future state legislative action or voter initiatives might attempt to reduce the value of your investment in the Phase-In-Recovery Bonds.

Despite its pledge in the Securitization Law not to take or permit certain actions that would impair the value of the phase-in-recovery property or the phase-in-recovery charges, the Ohio legislature might in the future attempt to repeal or amend the Securitization Law in a manner that limits or alters the phase-in-recovery property so as to reduce its value.  For a description of the State’s pledge, please read “The Securitization Law—OPCo and Other Utilities May Securitize Phase-in Costs—State Pledge.”  It might be possible for the Ohio legislature to repeal or amend the Securitization Law notwithstanding the State’s pledge if the legislature acts reasonably to serve an important public purpose.  Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest on and principal of, and the weighted average lives, of the bonds.  Moreover, the outcome of any litigation cannot be predicted.  Accordingly, you might incur a loss on or delay in recovery of your investment in the bonds.

If an action of the Ohio legislature adversely affecting the phase-in-recovery property or the ability to collect phase-in-recovery charges were considered a “taking” under the United States or Ohio Constitutions, the State of Ohio might be obligated to pay compensation for the taking.  However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the bonds or to offset interest lost pending such recovery.

Ohio has both an initiative and a referendum process. The time for challenging the Securitization Law through referendum has expired, but the right of voters in Ohio to propose and enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded. Supporters first must petition the Ohio legislature, and the legislature then has four months to act on the proposed legislation. If the legislature rejects the proposed legislation, enacts the proposed legislation in amended form or takes no action, then the initiative question will go to the ballot if additional signature requirements are met. Ohio voters may also initiate constitutional amendments by a similar process involving the Secretary of State, the Attorney General and the Ohio Ballot Board.   To the extent voter initiative is relevant, however, Article II, Section 1 of the State of Ohio Constitution specifically subjects the rights of the people themselves to enact laws by initiative to the same limits applicable to the General Assembly by providing that “[t]he limitations expressed in the constitution, on the power of the General Assembly to enact laws, shall be deemed limitations on the power of the people to enact laws.” Thus, any State of Ohio constitutional limitations with respect to impairment of legislation should also apply to any voter initiative.

We cannot assure you that a repeal or amendment of the Securitization Law would not be sought, whether through voter initiative or otherwise, or that any other action or refusal to act by the State of Ohio which would violate the State of Ohio’s pledge will not occur.  If litigation were necessary to enforce the pledge against the State of Ohio or the PUCO, such litigation may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Ohio.  These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Ohio or the PUCO may be sued.

The federal government might preempt the Securitization Law without full compensation.

Federal preemption of the Securitization Law could prevent bondholders from receiving payments on the bonds. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the phase-in-recovery charges, although Congress has not enacted any such law. As of the date of this prospectus, we are not aware of the House or the Senate, or any of their committees having primary relevant jurisdiction, having considered legislation that would prohibit the recovery of charges similar to the phase-in-recovery charges. However, we can give no assurances that Congress may not do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the phase-in-recovery charges might have the effect of preempting the Securitization Law and thereby prohibiting the recovery of the phase-in-recovery charges, which would cause delays and losses on payments on the bonds.

We can give no assurances that a court would consider the preemption by federal law of the Securitization Law to be a taking of property from us or the bondholders under the U.S. Constitution or under the Constitution of the State of Ohio. Moreover, even if this preemption of the Securitization Law by the federal government were considered a taking under the U.S. Constitution or under the Constitution of the State of Ohio for which the federal government had to pay “just compensation,” we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the bonds or to pay such amounts on a timely basis.

The PUCO might attempt to take actions that could reduce the value of your investment in the Phase-In-Recovery Bonds.

The Securitization Law provides that a financing order is irrevocable and that the PUCO may not reduce, impair, postpone, or terminate the phase-in-recovery charges authorized in the final financing order or impair the property or the collection or recovery of phase-in-costs.  However, the PUCO retains the power to adopt, revise or rescind rules or regulations affecting OPCo.  The PUCO also retains the power to interpret the financing order granted to OPCo, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration.  Any new or amended regulations or orders from the PUCO might attempt to affect the ability of the servicer to collect the phase-in-recovery charges in full and on a timely basis, affecting the amortization of the bonds and their weighted average lives, and, accordingly, the rating of the bonds or their price.

The servicer is required to file with the PUCO, on our behalf, certain adjustments of the phase-in-recovery charges.  Please read “OPCo’s Financing Order—Statutory True-Up Adjustments” and “The Servicing Agreement—True-Up Adjustment Process.”  True-up adjustment procedures have been challenged in the past and may be challenged in the future.  Challenges to or delays in the true-up adjustment process might adversely affect the market perception and valuation of the bonds.  Also, any litigation might materially delay phase-in-recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the bonds.

SERVICING RISKS

Inaccurate consumption or collection forecasting might reduce scheduled payments on the Phase-In-Recovery Bonds.

Although affiliates of OPCo have familiarity with making the type of calculations required by the financing order with respect to the bonds and the phase-in-recovery charges, the servicer itself has not previously calculated phase-in-recovery charges or similar charges for retail electric customers.  The phase-in-recovery charges are generally assessed based on forecasted customer usage, which includes kilowatt-hours of electricity consumed by retail electric customers.  The amount and the rate of phase-in-recovery charge collections will depend in part on actual electricity usage and the amount of collections and write-offs applicable to customers.  If the servicer inaccurately forecasts either electricity consumption or customer delinquency or charge-offs when setting or adjusting the phase-in-recovery charges, there could be a shortfall or material delay in phase-in-recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds.  Please read “OPCo’s Financing Order—Statutory True-Up Adjustments” and “The Servicing Agreement—True-Up Adjustment Process.”

Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from OPCo’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or wind storm, an act of terrorism, a cyber attack or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; differences or changes in forecasting methodology; or future access to alternative sources of energy, including self generation of electric power.

Inaccurate forecasting of delinquency or charge-off rates by the servicer might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force OPCo to grant additional payment relief to more customers, or any other unanticipated change in law that makes it more difficult for OPCo to terminate service to nonpaying customers or that requires OPCo to apply more lenient credit standards in accepting retail electric customers.

Your investment in the Phase-In-Recovery Bonds depends on OPCo or its successor or assignee, acting as servicer of the Phase-In-Recovery Property.

OPCo, as servicer, will be responsible for, among other things, calculating, billing and collecting the phase-in-recovery charges from retail electric customers, submitting requests to the PUCO to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a retail electric customer.  The trustee’s receipt of collections in respect of the phase-in-recovery charges, which will be used to make payments on bonds, will depend in part on the skill and diligence of the servicer in performing these functions.  The systems that the servicer has in place for phase-in-recovery charge billings and collections, as the same may be modified by any applicable current or future PUCO regulations, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner.  If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the phase-in-recovery charges might be delayed or reduced.  In that event, our payments on the bonds might be delayed or reduced.

If we need to replace OPCo as the servicer, we may experience difficulties finding and using a replacement servicer.

If OPCo ceases to service the phase-in-recovery property related to the bonds, it might be difficult to find a successor servicer.  Also, any successor servicer might have less experience and ability than OPCo and might experience difficulties in collecting phase-in-recovery charges and determining appropriate adjustments to the phase-in-recovery charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections.  A successor servicer might not be willing to perform except for fees higher than those approved in the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to OPCo as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of such fees and the implementation of a true-up adjustment to adjust for such increase that might adversely affect distributions to bondholders.  In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code.  Any of these factors might delay the timing of payments and reduce the value of your investment.

OPCo has entered into in the past, and may enter into in the future, financing arrangements involving the sale of accounts receivable which would be subject to the intercreditor agreement described under “The Servicing Agreement—Intercreditor Agreement.” Although the phase-in-recovery charges are not subject to such receivable financings, the phase-in-recovery charges and accounts receivable are owed by the same pool of customers and are expected to be collected for the foreseeable future under a single bill.  OPCo and the trustee will, prior to the issuance of the bonds, enter into an intercreditor agreement, in substantially the form filed as an exhibit to the registration statement of which this prospectus forms a part, with the investors in such accounts receivable financing arrangement.  OPCo has further covenanted that it will not enter into any future accounts receivable financing arrangements without first entering into an intercreditor agreement.  Each intercreditor agreement will provide that, in the event the trustee has the right to replace OPCo as servicer or the investors have the right to replace OPCo as collection agent for the accounts receivable financing, the trustee and the investors’ agent will act jointly in the exercise of such rights and neither party will be entitled to replace OPCo under its agreement without the consent of the other party.  The intercreditor agreement may therefore make it more difficult for the trustee to replace OPCo following a servicer default.  Conversely, if a default were to occur under the accounts receivable financing arrangement, such a default may increase the possibility of OPCo being replaced as servicer, even if OPCo is not in default under the servicing agreement for the phase-in-recovery property.

In addition to the above, it is possible that OPCo may, in the future, cause subsidiaries to issue other securities, similar to the bonds, which are backed by phase-in-recovery charges or similar types of property.  OPCo has covenanted in the sale agreement that, in the event of any such issuance, it will also enter into an intercreditor agreement with the trustee and the trustees for such other issuances, which would provide that the servicer for the bonds and such other issuances must be one and the same entity.  Any such expansion of the intercreditor agreement to include such subsequent issuances could further impair the ability of  the bondholders to appoint a successor servicer in the event of a servicer default.

Changes to billing and collection practices might reduce the value of your investment in the Phase-In-Recovery Bonds.

The financing order specifies the methodology for determining the amount of the phase-in-recovery charges we may impose.  The servicer may not change this methodology without approval from the PUCO.  However, the servicer may set its own billing and collection arrangements with retail electric customers from whom it collects phase-in-recovery charges, provided that these arrangements comply with any applicable PUCO customer safeguards and the provisions of the servicing agreement.  For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric customer’s payment schedule or to write off the remaining portion of the bill, including the phase-in-recovery charges.  Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce phase-in-recovery charge collections, thereby limiting our ability to make scheduled payments on the bonds.  Separately, the PUCO might require changes to these practices.  Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the phase-in-recovery charges and adversely affect the value of your investment in the bonds.

Limits on rights to terminate service might make it more difficult to collect the phase-in-recovery charges.

The financing order expressly provides that we have the right to authorize disconnection of electric service for nonpayment of phase-in-recovery charges to the extent permitted by and pursuant to the terms and limitation of PUCO-approved service termination rules and orders.   Such rules and orders regulate and control the right to disconnect service and are subject to change.  For example, under current rules, the servicer may not, and therefore we may not, terminate service to a retail electric customer (1) on a holiday or weekend day or after 12:30 p.m. on the day immediately preceding a holiday or weekend, (2) during the period of November through April 15th except under certain conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill or otherwise be especially dangerous to the health of a person, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given. To the extent these retail electric customers do not pay for their electric service, the servicer’s inability to terminate service will adversely impact is ability to collect phase-in-recovery charges from these retail electric customers.

We may incur expenses in excess of the cap on certain financing costs provided in the financing order.

Under the financing order, we may not impose phase-in-recovery charges to recover certain ongoing financing costs to the extent that they exceed the cap for such costs for such year. In addition, we do not expect to have other assets available to pay such amounts, since substantially all of our assets are derived from phase-in-recovery charges, which are in amounts designed only to produce revenues which do not exceed our approved financing costs.  Examples of the costs subject to the cap include payment of specified fees and expenses to the trustee, the servicer and the administrator and there is also an annual cap on certain ongoing financing costs which in the aggregate exceed estimated levels. No assurance can be given that expenses will not be incurred for these purposes in excess of the cap levels and, if this were to occur, there may not be sufficient funds to make payments for these excess amounts. Creditors which are owed these amounts and not paid may obtain judgment liens against  our assets or seek to place us in bankruptcy.

OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE PHASE-IN-RECOVERY PROPERTY

Foreclosure of the trustee’s lien on the Phase-In-Recovery Property for the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect.

Under the Securitization Law and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the phase-in-recovery property securing the bonds.  However, in the event of foreclosure, there is likely to be a limited market, if any, for the phase-in-recovery property.  Therefore, foreclosure might not be a realistic or practical remedy.  Moreover, although principal of the bonds will be due and payable upon acceleration of the bonds before maturity, phase-in-recovery charges likely would not be accelerated and the nature of our business will result in principal of the bonds being paid as funds become available.  If there is an acceleration of the bonds, all tranches of the bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

STORM RELATED RISK

Storm damage to OPCo’s operations could impair payment of the Phase-In-Recovery Bonds.

OPCo’s operations could be impacted by hurricanes, tropical storms, wind storms or ice storms.  Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of phase-in-recovery charges.  There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among OPCo’s customers, which could cause the phase-in-recovery charges to be greater than expected.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR
THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment.”

The servicer will commingle the phase-in-recovery charges with other revenues it collects, which might obstruct access to the phase-in-recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the Phase-In-Recovery Bonds.

The servicer will be required to remit collections to the trustee within two business days of receipt.  The servicer will not segregate the phase-in-recovery charges from the other funds it collects from retail electric customers or its general funds.  The phase-in-recovery charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the phase-in-recovery charges to the trustee or might fail to do so on a timely basis.  This failure, whether voluntary or involuntary, might materially reduce the amount of phase-in-recovery charge collections available to make payments on the bonds.

The Securitization Law provides that the priority of a lien and security interest perfected in phase-in-recovery property is not affected by the commingling of the funds arising from phase-in-recovery charges with any other funds.  In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Law and might decline to recognize our right to collections of the phase-in-recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy.  If so, the collections of the phase-in-recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds.  In this case, we would have only a general unsecured claim against the servicer for those amounts.  This decision could cause material delays in payments of principal or interest, or losses, on your bonds and could materially reduce the value of your investment in the bonds.

The bankruptcy of OPCo or any successor seller might result in losses or delays in payments on the Phase-In-Recovery Bonds.

The Securitization Law and the financing order provide that as a matter of Ohio state law:

•
the phase-in-recovery property created under a financing order, including the right to charge, impose and collect receive phase-in-recovery charges, may be transferred, sold, conveyed or assigned to any affiliate of the qualifying utility created for the limited purpose of acquiring, owning or administering phase-in-recovery property, issuing bonds under the financing order or a combination of these purposes,

•
upon the transfer to us and pledge to the bondholders, the rights described above will become phase-in-recovery property, and phase-in-recovery property constitutes an existing, present property right, notwithstanding any requirement that the imposition, charging, and collection of phase-in-recovery charges depend on the electric distribution utility continuing to deliver retail electric distribution service or continuing to perform its servicing functions relating to the collection of phase-in-recovery charges or on the level of future energy consumption, regardless of whether the phase-in-recovery charges have been billed, have accrued, or have been collected, and notwithstanding any requirement that the value or amount of the property is dependent on the future provision of service to customers by the electric distribution utility,

•
all or any portion of the phase-in-recovery property may be pledged to secure the payment of the bonds, amounts payable to financing parties and bondholders and amounts payable under the servicing agreement and other ancillary agreements relating to the bonds, and

•
a transfer of the phase-in-recovery property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is an absolute transfer and true sale of the seller’s right, title and interest in and to the phase-in-recovery property and not a pledge of or secured transaction relating to, the phase-in-recovery property.

These provisions are important to maintaining payments on the bonds in accordance with their terms during any bankruptcy of OPCo.  In addition, the transaction has been structured with the objective of keeping us legally separate from OPCo and its affiliates in the event of a bankruptcy of OPCo or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above.  However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest.  If a bankruptcy court in an OPCo bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the bonds might be similar to the treatment you would receive in an OPCo bankruptcy if the bonds had been issued directly by OPCo.  A decision by the bankruptcy court that, despite our separateness from OPCo, our assets and liabilities and those of OPCo should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with OPCo, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of OPCo or an affiliate.  Nonetheless, these steps might not be completely effective, and thus if OPCo or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of OPCo or an affiliate of the seller.  This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds.  For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against OPCo or recovering or using funds on your behalf or replacing OPCo as the servicer,

•	the bankruptcy court might order the trustee to exchange the phase-in-recovery property for other property, of lower value,

•	tax or other government liens on OPCo’s property might have priority over the trustee’s lien and might be paid from collected phase-in-recovery charges before payments on the bonds,

•
the trustee’s lien might not be properly perfected in the collected phase-in-recovery property collections prior to or as of the date of OPCo’s bankruptcy, with the result that the bonds would represent only general unsecured claims against OPCo,

•
the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to phase-in-recovery charges in respect of electricity consumed after the commencement of OPCo’s bankruptcy case, with the result that the bonds would represent only general unsecured claims against OPCo,

•
we and OPCo might be relieved of any obligation to make any payments on the bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	OPCo might be able to alter the terms of the bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the phase-in-recovery charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against OPCo that may be difficult to prove or, if proven, to collect in full.

Furthermore, if OPCo enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer.  The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the bonds.  Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the bonds and on the value of the bonds.

The sale of the Phase-In-Recovery Property might be construed as a financing and not a sale in a case of OPCo’s bankruptcy which might delay or limit payments on the Phase-In-Recovery Bonds.

The Securitization Law provides that the characterization of a transfer of phase-in-recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for tax, financial reporting or other purposes.  We and OPCo will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transaction is intended to be treated as a financing.  In the event of a bankruptcy of OPCo, a party in interest in the bankruptcy might assert that the sale of the phase-in-recovery property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position.  If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of OPCo in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against OPCo.  Even if we had a security interest in the phase-in-recovery property, we would not likely have access to the related phase-in-recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor.  As a result, repayment of the bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related phase-in-recovery charge collections and therefore the amount and timing of funds available to us to pay bondholders.

If the servicer enters bankruptcy proceedings, the remittances of the phase-in-recovery charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the Phase-In-Recovery Bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance to the trustee of funds prior to bankruptcy of the servicer pursuant to the servicing agreement was a payment on account of antecedent debt owed by the servicer and therefore constitutes a preference under bankruptcy law.  If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition (or within one year if the remittance was on account of antecedent debt owed to us as opposed to the bondholders) could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer.  To the extent that phase-in-recovery charges have been commingled with the general funds of the servicer prior to the transfer of funds to the trustee, the risk that a court would hold that a remittance of funds was a preference would increase.  The trustee would merely be an unsecured creditor of the servicer.  If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future phase-in-recovery charges would be increased through the statutory true-up mechanism to recover such amount.

Claims against OPCo or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case.  In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount.  A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement.  If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court.  We cannot give any assurance as to the result if any of the above-described actions or claims were made.  Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of OPCo or any successor seller might limit the remedies available to the trustee.

Upon an event of default for the bonds under the indenture, the Securitization Law requires an Ohio court, upon application by an interested party and without limiting any other remedies available to such applicant, to order the sequestration and payment of the revenues for the benefit of bondholders, any assignee, and any financing parties.  The Securitization Law further provides that such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the electric distribution utility or any affiliate.  There can be no assurance, however, that an Ohio court would issue this order after an OPCo bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code, or that such Ohio court order would be respected by the bankruptcy court.  In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Ohio court, and an order requiring an accounting and segregation of the revenues arising from the phase-in-recovery property.  There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE PHASE-IN-RECOVERY BONDS

OPCo’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the Phase-In-Recovery Bonds.

OPCo is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any phase-in-recovery property in the event of a breach of any of its representations, warranties or covenants regarding the phase-in-recovery property.  Similarly, OPCo is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, and the PUCO only in specified circumstances.  OPCo, as servicer, will also agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed. Please read “The Sale Agreement” and “The Servicing Agreement.”

OPCo currently expects, as part of a corporate separation plan approved by the PUCO, to transfer its generation assets to a nonregulated subsidiary of AEP.  See “The Depositor, Seller, Initial Servicer and Sponsor—Proposed Corporate Separation of OPCo.”  Following such transfer, OPCo will continue to be a regulated utility, the capital structure of which and rates charged by which will be subject to the oversight of the PUCO. As a regulated entity, OPCo will continue to provide distribution service directly to OPCo’s retail electric customers and will be responsible for billing customers for such service and for performing all obligations as servicer.  Please refer to “The Sale Agreement — Assumptions of the Obligations of the Seller” and “The Servicing Agreement — Successor Servicer” in this prospectus.  Nonetheless, after such restructuring, OPCo and any such successor entity will not have the generation assets currently owned by OPCo or the revenue generated by such assets and therefore may have fewer resources for the performance of its indemnification obligations.  Neither the trustee nor the bondholders will have the right to accelerate payments on the bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the bonds as described in “Description of the Phase-In-Recovery Bonds—Events of Default; Rights Upon Event of Default.”  Furthermore, OPCo might not have sufficient funds available to satisfy its indemnification obligations under the basic documents, and the amount of any indemnification paid by OPCo might not be sufficient to pay all obligations and/or costs owed by us or for you to recover all of your investment in the bonds.  In addition, if OPCo becomes obligated to indemnify bondholders, the then-current ratings on the bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of OPCo with respect to any of these indemnification amounts.

The credit ratings are no indication of the expected rate of payment of principal on the Phase-In-Recovery Bonds.

We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations (NRSROs).  A rating is not a recommendation to buy, sell or hold the bonds.  The ratings merely analyze the probability that we will repay the total principal amount of the bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments.  The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 of the Securities Exchange Act of 1934, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds.  As a result, an NRSRO other than the NRSRO hired by the sponsor (the hired NRSRO) may issue ratings on the bonds (Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs.  The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the bonds.  Issuance of any Unsolicited Rating will not affect the issuance of the bonds.  Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds.  Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.  None of OPCo, us, the underwriters or any of their affiliates will have any obligation to inform you of any Unsolicited Ratings assigned after the date of this prospectus.  In addition, if we or OPCo fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the bonds, a hired NRSRO could withdraw its ratings on the bonds, which could adversely affect the market value of your bonds and/or limit your ability to resell your bonds.

Alternatives to purchasing electricity through OPCo’s distribution facilities may be more widely utilized by retail electric customers in the future.

Ohio law currently allows retail electric customers to purchase electric power directly from competitive suppliers rather than through their electric distribution utility.  OPCo has in the past twelve months experienced a loss of revenue due to customers purchasing their power from other suppliers and, as described below under “The Depositor, Seller, Initial Servicer and Sponsor—Proposed Corporate Separation of OPCo,” OPCo anticipates divesting its power generation business to a new unregulated affiliate which will compete with such other suppliers.   Unlike in other states, however, Ohio law does not allow such suppliers to take over the billing of retail electric customers for distribution service and customers who purchase power from alternative providers continue to pay utilities directly for distribution service.   Broader use of distributed generation by retail electric customers may also result from customers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation.  Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable.  The Securitization Law provides that customers may not avoid the payment of phase-in-

recovery charges by purchasing electric generation service from other providers or taking electric distribution service from another utility operating in OPCo’s service area.  However, more widespread use of generation, such as self-generation, which is not transmitted through OPCo’s or any other utility’s delivery system might allow greater numbers of retail electric customers to reduce or eliminate their payment of phase-in-recovery charges causing phase-in-recovery charges to remaining customers to increase.  Although true-up adjustments to the phase-in-recovery charges will be available to mitigate the exposure to such exiting customers, the loss of distribution revenue due to increased self-generation or similar technological developments could lead to increases in phase-in-recovery charges for the customers not utilizing such developments and could lead to further unanticipated failures by the remaining customers to pay phase-in-recovery charges, thereby increasing the risk of a shortfall in funds to pay the bonds.  Please see “The Servicing Agreement—True-Up Adjustment Process” for more detail.

Under Ohio law, certain local municipalities may also seek to acquire portions of OPCo’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems.  Although the power of eminent domain has not been used by municipalities in Ohio in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of OPCo’s electric distribution facilities while the bonds remain outstanding.  If a municipality, as a result of such an acquisition, were to provide electric distribution services to a retail electric customer, the phase-in-recovery charges would not continue to apply to that retail electric customer.  In the servicing agreement, OPCo has covenanted to assert in an appropriate forum that any municipality that acquires any portion of OPCo’s electric distribution facilities must pay just compensation to us for the taking of any phase-in-recovery property as a result of such exercise of eminent domain.  However, the involved municipality might assert that it does not owe such amounts.  In any such cases, there can be no assurance that the phase-in-recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of OPCo nor any assurance that we will receive just compensation in a timely and full manner.  Accordingly, any such municipalization might therefore have the potential to cause a shortfall or material delay in phase-in-recovery charge collections which in turn could cause delays in the scheduled payments of principal of and interest on the bonds.

In addition, Ohio law permits aggregation by a municipal corporation, township or county of the retail electric loads of the residents located within such municipal corporation, township or unincorporated area of such county, in which case, such municipal corporation, township or county may act as a billing and collection agent on behalf of OPCo with respect to such residents. Any such changes in billing arrangements resulting from such aggregation could adversely affect the timing of OPCo’s receipt of phase-in-recovery charge collections which, if not promptly addressed through the true-up adjustment process, could delay payments to the bondholders.  Please read “The Depositor, Seller, Initial Servicer and Sponsor–Municipalization and Aggregation” in this prospectus.

The absence of a secondary market for the Phase-In-Recovery Bonds might limit your ability to resell your Phase-In-Recovery Bonds.

The underwriters for the bonds might assist in resales of the bonds, but they are not required to do so.  A secondary market for the bonds might not develop and we do not expect to list the bonds on any securities exchange.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your bonds.  Please read “Plan of Distribution.”

You might receive principal payments for the Phase-In-Recovery Bonds later than you expect.

The amount and the rate of collection of the phase-in-recovery charges for the bonds, together with the related phase-in-recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal.  If the servicer collects the phase-in-recovery charges at a slower rate than expected, it might have to request adjustments of the phase-in-recovery charges.  If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

OPCo may sell property similar to the Phase-In-Recovery Property through another affiliated entity in the future.

OPCo may in the future without your review or approval sell property similar to the phase-in-recovery property to one or more entities other than us in connection with a new issuance of securities similar to the bonds, or similarly authorized types of bonds.  Any new issuance may include terms and provisions that would be unique to that particular issue.  We may not issue additional bonds.

OPCo has covenanted in the sale agreement not to sell phase-in-recovery property or similar property to other entities if the sale would result in the credit ratings on the bonds being reduced or withdrawn.  OPCo has also covenanted in the sale agreement that, in the event of any such sale, it will also enter into an intercreditor agreement with the trustee and the trustees for such other issuances, which would provide that the servicer for the bonds and for such other issuances must be one and the same entity.  In the event a customer does not pay in full all amounts owed under any bill, including phase-in-recovery charges, OPCo, as servicer, is required to allocate any resulting shortfalls in phase-in-recovery charges ratably based on the amounts of phase-in-recovery charges owing in respect of the bonds, and the total amounts owed by such customer.  However, we cannot assure you that a new sale would not cause reductions or delays in payment of your bonds.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the Phase-In-Recovery Bonds.

Article 122a of European Union Directive 2006/48/EC (as required to be implemented by the Member States of the European Economic Area (EEA) (the CRD)) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (each, an Affected Investor) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5 per cent. in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that an EEA regulated credit institution be able to demonstrate that it (or, in the case of investment by an affiliated Affected Investor, such Affected Investor)  has undertaken certain due diligence in respect of, amongst other things, the bonds it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a substantial additional capital charge with respect to the investment made in the securitization by the relevant Affected Investor.

None of OPCo, us or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of an EEA regulated credit institution (directly or by virtue of consolidated regulatory capital requirements) and on the value and liquidity of the bonds in the secondary market.  Affected Investors in the bonds are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a (and any related implementing rules in the relevant EEA Member State) and the suitability of the bonds for investment.  None of OPCo, us, any underwriter or any other party to the transaction makes any representation to any prospective investor or purchaser of the bonds regarding the regulatory capital treatment of their investment in the bonds on the closing date or at any time in the future.

The fact that the bonds have not been structured to comply with Article 122a could limit the ability of an EEA- regulated credit institution or the interest of another Affected Investor to purchase bonds, which in turn may adversely affect the liquidity of the bonds in the secondary market. This could adversely affect the liquidity of the market should you seek to sell your bonds or the price you may receive upon any sale of your bonds.

If the investment of collected phase-in-recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the Phase-In-Recovery Bonds later than you expect.

Funds held by the trustee in the collection account will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA,” respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

REVIEW OF PHASE-IN-RECOVERY PROPERTY

Pursuant to the rules of the Securities and Exchange Commission (the SEC), OPCo, as sponsor, has performed, as described below, a review of the phase-in-recovery property underlying the bonds.  As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the phase-in-recovery property is accurate in all material respects.  OPCo did not engage a third party in conducting its review.

The bonds will be secured under the indenture by the indenture’s trust estate.  The principal asset of the indenture’s trust estate is the phase-in-recovery property relating to the bonds.  The phase-in-recovery property is a present property right authorized and created pursuant to the Securitization Law and the irrevocable financing order.  The phase-in-recovery property includes the irrevocable right to impose, charge and collect nonbypassable phase-in-recovery charges in amounts sufficient to pay scheduled principal and interest and, subject to the cap discussed above, other ongoing financing costs and other amounts and charges in connection with the bonds.  The phase-in-recovery charges are payable by retail electric customers within OPCo’s service territory that consume electricity that is delivered through OPCo’s transmission and distribution system or that of any subsequent electric utility operating in OPCo’s service area.

The phase-in-recovery property is not a static pool of receivables or assets.  Phase-in-recovery charges authorized in the financing order that relate to the phase-in-recovery property are irrevocable and not subject to reduction, postponement, impairment, or adjustment by further action of the PUCO except that phase-in-recovery charges are subject to annual and, after the first annual true-up adjustment, semi-annual and other interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all scheduled payments of debt service and other required amounts and charges in connection with the bonds.  Although certain of the ongoing financing costs recoverable through the phase-in-recovery charges are subject to a cap, there is no “cap” on the level of phase-in-recovery charges that may be imposed on consumers of electricity in OPCo’s service territory to meet scheduled principal of and interest on the bonds and to pay other ongoing financing costs, which do not exceed the cap and such phase-in-recovery charges may be assessed until the bonds are paid in full, without any specified time limit.  Moreover, the cap on recovery of certain other ongoing financing costs is an annual limit and any unpaid ongoing financing costs in excess of the cap in a given year may be recovered in a subsequent year to the extent allowed by the cap for that subsequent year.  All revenues and collections resulting from phase-in-recovery charges provided for in the financing order that relate to the bonds are part of the phase-in-recovery property.  The phase-in-recovery property relating to the bonds is described in more detail under “Description of the Phase-In-Recovery Property” in this prospectus.

In the financing order, the PUCO, among other things, orders that:

•	all customers of OPCo will be responsible for the repayment of the bonds and the financing costs through the imposition of separate, nonbypassable phase-in-recovery charges,

•	OPCo, as servicer, will be responsible for, among other things, imposing and collecting the phase-in-recovery charges, and

•	upon the transfer of the phase-in-recovery property to us by OPCo, we shall have all of the rights, title and interest of OPCo with respect to the phase-in-recovery property.

Please read “The Securitization Law” and “OPCo’s Financing Order” in this prospectus for more information.

The characteristics of phase-in-recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because phase-in-recovery property is a creature of statute and state regulatory commission proceedings.  Because the nature and characteristics of the phase-in-recovery property and many elements of the bonds securitization are set forth and constrained by the Securitization Law, OPCo, as sponsor, does not select the assets to be securitized in ways common to many securitizations.  Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Law and the PUCO require the imposition on, and collection of phase-in-recovery charges from, existing and future retail electric customers of OPCo and each customer of OPCo that purchases electric generation service from a competitive retail electric service provider or subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger. Since the phase-in-recovery charges are assessed against all such retail electric customers and the true-up adjustment mechanism adjusts for the impact of customer defaults, the collectability of the phase-in-recovery charges is not ultimately dependent upon the credit quality of particular OPCo customers, as would be the case in the absence of the true-up adjustment mechanism.

The review by OPCo of the phase-in-recovery property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, OPCo has analyzed and applied the Securitization Law’s requirements for securitization of certain uncollected phase-in costs and associated financing costs in seeking approval of the PUCO for the issuance of the financing order and in its proposal with respect to the characteristics of the phase-in-recovery property to be created pursuant to the financing order. In preparing this proposal, OPCo worked with its counsel and its financial advisor in preparing the application for a financing order and with the PUCO on the terms of the financing order. Moreover, OPCo worked with its counsel, its financial advisor and counsel to the financial advisor and the underwriters in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. OPCo has analyzed economic issues and practical issues for the scheduled payment of the bonds including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the phase-in-recovery property, OPCo has taken (or prior to the offering of the bonds, will take) the following actions in connection with its review of the phase-in-recovery property and the preparation of the disclosure for inclusion in this prospectus and the accompanying prospectus supplement describing the phase-in-recovery property, the bonds and the proposed securitization:

•
reviewed the Securitization Law and any applicable rules and regulations of the PUCO as they relate to the phase-in-recovery property in connection with the preparation and filing of the application with the PUCO for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the PUCO relating to the approval of the requested financing order;

•
compared the financing order, as issued by the PUCO, to the Securitization Law and any applicable rules and regulations of the PUCO as they relate to the phase-in-recovery property to confirm that the financing order met such requirements;

•
compared the proposed terms of the bonds to the applicable requirements in the Securitization Law, the financing order and any applicable regulations of the PUCO to confirm that they met such requirements;

•
prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Securitization Law, the financing order and any applicable regulations of the PUCO to confirm that they met such requirements;

•
reviewed the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Securitization Law, the financing order and such agreements to confirm the accuracy of such descriptions;

•
consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Ohio (including the PUCO) that could repeal or amend the securitization provisions of the Securitization Law that could substantially impair the value of the phase-in-recovery property, or substantially reduce, alter or impair the phase-in-recovery charges;

•
reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the phase-in-recovery charges to be provided for under the phase-in-recovery property, forecasting phase-in-recovery charges and preparing and filing applications for true-up adjustments to the phase-in-recovery charges;

•
reviewed the operation of the true-up mechanism for adjusting phase-in-recovery charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the PUCO; and

•
with the assistance of its financial advisor and the underwriters, prepared financial models in order to set the initial phase-in-recovery charges to be provided for under the phase-in-recovery property at a level sufficient to pay on a timely basis scheduled principal and interest on the bonds and other ongoing financing costs.

In connection with the preparation of such models, OPCo:

•	reviewed (i) the historical retail electric usage and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

•
analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of phase-in-recovery charges to address under or overcollections in light of scheduled payments on the bonds.

As a result of this review, OPCo has concluded that:

•
the phase-in-recovery property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

•
the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, or in the case of the accompanying prospectus supplement, will be, as of its respective date, accurate in all material respects;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•
phase-in-recovery charges, as adjusted from time to time as provided in the Securitization Law and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the bonds and other ongoing financing costs; and

•
the design and scope of OPCo’s review of the phase-in-recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the phase-in-recovery property in this prospectus and the accompanying prospectus supplement is accurate in all material respects.

THE SECURITIZATION LAW

Purpose of the Securitization Law

On December 14, 2011, the Ohio Legislature passed the Securitization Law, codified as Section 4928.23 through Section 4928.2318 of the Revised Code of the State of Ohio, which allows public utilities engaged in the sale of electricity to retail electric customers the opportunity to finance the recovery of previously approved phase-in costs through the issuance of phase-in-recovery bonds.  The Securitization Law establishes a process to obtain a financing order under which the PUCO is allowed to impose an irrevocable nonbypassable phase-in-recovery charge on all retail electric customers within a utility’s service territory for repayment of such phase-in-recovery bonds.   Phase-in costs include historical and projected costs, inclusive of carrying charges on under-recovery balances authorized by the PUCO, adjudicated pursuant to the PUCO’s phase-in cost proceedings and authorized for recovery by an order of the PUCO.  The Securitization Law was signed on December 21, 2011 and took effect on March 22, 2012.

The Securitization Law requires that the PUCO make the determination that the issuance of the bonds, consistent with market conditions, both measurably enhances cost savings to customers and mitigates rate impacts to customers in comparison with traditional financing mechanisms or other traditional cost-recovery methods available to OPCo, or, if the PUCO previously approved a recovery method, as comparable with that recovery method.

OPCo and Other Utilities May Securitize Phase-in costs

We May Issue Phase-In-Recovery Bonds to Recover OPCo’s Phase-in costs.

The Securitization Law authorizes the PUCO to issue financing orders approving the issuance of phase-in-recovery bonds, such as the bonds being issued by us, to recover phase-in costs of an electric utility and to recover associated financing costs.  A utility, its successors or a third-party assignee of a utility may issue phase-in-recovery bonds.  The Securitization Law requires the proceeds of phase-in-recovery bonds to be used solely for the purpose of directly or indirectly recovering, financing or refinancing the phase-in costs which occasioned the issuance of the bonds and related financing costs, including the retirement of debt and/or equity of the utility which was incurred to finance or refinance such costs.  The bonds are secured by and payable from phase-in-recovery property, which includes the right to impose, charge and collect phase-in-recovery charges.  Under the financing order, our bonds may have a maximum scheduled maturity of 6.71 years.  Phase-in-recovery charges can be imposed only when and to the extent that the bonds are issued.

The Securitization Law contains a number of provisions designed to facilitate the securitization of phase-in costs.

Creation of Phase-In-Recovery Property.

Under the financing order and as contemplated by the Securitization Law, the phase-in-recovery property will be created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, charge and collect phase-in-recovery charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of phase-in-recovery bonds.

A Financing Order is Irrevocable.

A financing order, once effective, is irrevocable, and the phase-in-recovery charges authorized in the financing order are not subject to reduction, postponement, impairment, or termination by the PUCO, subject to adjustments to the phase-in-

recovery charges pursuant to the Securitization Law in order to correct overcollections or undercollections and to provide that sufficient funds are available to provide on a timely basis for payments of debt service and other required amounts in connection with the bonds.

State Pledge.

Under the Securitization Law, the State of Ohio has pledged and agreed with the bondholders, any assignee and any financing parties under the financing order that it will not take or permit any action that impairs the value of the phase-in-recovery property for which recovery is authorized under the financing order, or revises the phase-in costs authorized for recovery under the financing order, or, except for adjustments discussed in “OPCo’s Financing Order—Statutory True-up Adjustments” and “The Servicing Agreement—True—Up Adjustment Process,” reduce, alter, or impair the phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full.  Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

Constitutional Matters.

To date, no federal or Ohio cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Law have been decided.  There have been cases in which federal courts have applied the Contract Clause of the United States constitution or Ohio courts have applied the Contract Clause of the Ohio Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued or contracts entered into by public instrumentalities, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness or contractual obligations.  Based upon this case law, Sidley Austin LLP expects to deliver an opinion, prior to the closing of the offering of the bonds to the effect that the language of the State pledge constitutes a contractual relationship with the bondholder and therefore the bondholders (or the trustee acting on their behalf) could, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, challenge successfully the constitutionality under the United States constitution of any act by the State of Ohio (including the PUCO and including through voter initiative) of a legislative character to repeal or amend the Securitization Law, or to take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would limit, alter, impair or reduce the value of the phase-in-recovery property or the phase-in-recovery charges so as to substantially impair (x) the terms of the indenture or the bonds or (y) the rights and remedies of the bondholders (or the trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged.  Based upon this case law, Squire Sanders (US) LLP expects to deliver an opinion, prior to the closing of the offering of the bonds, to the effect that under applicable Ohio Constitutional principles relating to the impairment of contracts, the Ohio legislature could not enact legislation (other than a law reasonable and necessary to serve an important public purpose) that repeals the State pledge or impairs the value of the phase-in-recovery property or reduces, alters or impairs the phase-in-recovery charges so as to significantly impair (i) the terms of the indenture or the bonds or (ii) the rights and remedies of the bondholders (or the trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged if such action would prevent the payment of the bonds or would significantly affect the security for the bonds.  It may be possible for the Ohio legislature to repeal or amend the Securitization Law or for the PUCO to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the PUCO acts in order reasonably to serve an important public purpose.  We will file a copy of each of the Sidley Austin LLP and Squire Sanders (US) LLP opinions as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

In addition, any action of the Ohio legislature or adoption of law through a voter initiative adversely affecting the phase-in-recovery property or the ability to collect phase-in-recovery charges may be considered a “taking” under the United States or Ohio Constitutions.  Each of Sidley Austin LLP and Squire Sanders (US) LLP has advised us that they are not aware of any federal or Ohio court cases, respectively, addressing the applicability of the Takings Clause of the United States or Ohio Constitutions in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Law.  It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Law, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied.  Sidley Austin LLP expects to render an opinion, prior to the closing of the offering of the bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States constitution, the State of Ohio would be required under the United States constitution to pay just compensation to the bondholders if the State were to repeal or amend the Securitization Law, or if the PUCO were to amend or revoke the financing order or take any other action in contravention of the State pledge, in either case which (i) permanently appropriates the related phase-in-recovery property or denies all economically productive use of the related phase-in-recovery property; or (ii) destroys the related phase-in-recovery property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the related phase-in-recovery property, if the law unduly interferes with the bondholders’ reasonable expectations arising from their investments in the bonds.  In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the bondholders.  In addition, Squire Sanders (US) LLP expects to render an opinion, prior to the closing of the offering of the bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the Ohio Constitution, an Ohio state court would find a compensable taking under the Takings Clause of the Ohio Constitution if (a) it concludes that the related phase-in-recovery property is property of a type protected by the Takings Clause of the Ohio Constitution and (b) the State of Ohio (including the PUCO) takes action that (i) permanently appropriates the phase-in-recovery property or denies all economically productive use of the phase-in-recovery property; or (ii) substantially reduces, alters or impairs the value of the phase-in-recovery property, if the action unduly interferes with the bondholders’ reasonable investment backed expectations.  In examining whether action of the Ohio legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations.  There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the bonds.

In connection with the foregoing, each of Sidley Austin LLP and Squire Sanders (US) LLP has advised us that issues relating to the Contract and Takings Clauses of the United States and Ohio Constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and both firms have further advised us that there are no reported controlling judicial precedents that are directly on point.  The opinions described above will be subject to the qualifications included in them.  The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

The PUCO May Adjust Phase-In-Recovery Charges.

The Securitization Law requires the PUCO to provide in all financing orders a mechanism requiring that phase-in-recovery charges be adjusted at least annually.  The purpose of these adjustments is:

•	to correct any overcollections or undercollections during the preceding period, and

•
to ensure that the phase-in-recovery charges continue to generate amounts sufficient  to timely pay all scheduled payments of principal and interest and any other amounts due in connection with the bonds for the twelve-month period following such adjustment.

Phase-In-Recovery Charges Are Nonbypassable.

The Securitization Law provides that the phase-in-recovery charges are nonbypassable.  “Nonbypassable” as set forth in the Securitization Law and the financing order means that a retail electric customer or other person obligated to pay phase-in-recovery charges may not avoid payment of such charges and that each such customer that purchases electric generation service from a competitive retail electric service provider or subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer, or merger, must pay the phase-in-recovery charge so long as the bonds are outstanding.  If a municipality, as a result of an acquisition of some or all of OPCo’s electric distribution facilities through the power of eminent domain, were to provide electric distribution services to a retail electric customer, the phase-in-recovery charges would not continue to apply to that retail electric customer.    Please see “The Bonds–The Phase-in-Recovery Property” in the accompanying prospectus supplement and “The Depositor, Seller, Initial Servicer and Sponsor–Municipalization and Aggregation” in this prospectus.

The Securitization Law Protects the Bondholders’ Lien on Phase-In-Recovery Property.

The Securitization Law provides that a valid and binding lien and security interest in the phase-in-recovery property will be  created in favor of the bondholder upon the later of the date the security agreement is executed and delivered or the date that we receive the net proceeds from the issuance of the bonds.  The security interest will attach without any physical delivery of collateral or other act and, upon the filing of a financing statement with the Office of the Secretary of State of Ohio, such security interest (i) shall be valid, binding and perfected against all parties having claims of any kind in tort, contract or otherwise us, regardless of whether the parties have notice of the lien and (ii) shall constitute a continuously perfected security interest and will have priority over any other lien, created by operation of law or otherwise, that may subsequently attach to the phase-in-recovery property or those rights or interests.

The Securitization Law provides that the priority of security interests in phase-in-recovery property will not be affected by:

•	commingling of funds arising from phase-in-recovery charges with other funds, or

•	any application of the true-up adjustment under the financing order.

Please read “Risk Factors—Risks Associated with the Unusual Nature of the Phase-In-Recovery Property.”

The Securitization Law Characterizes the Transfer of Phase-In-Recovery Property as a True Sale.

The Securitization Law provides that an electric utility’s or an assignee’s transfer of phase-in-recovery property is a “true sale” under Ohio law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer.  Please read “The Sale Agreement” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer.”  The Securitization Law also provides that the characterization of the sale or assignment as an absolute transfer and the corresponding characterization of the property interest of the purchaser shall be effective and perfected against all third parties and will not be affected or impaired by, among other things, any of the following:

•	commingling of collected phase-in-recovery charges with other funds,

•
retention by the seller of any partial or residual interest in the phase-in-recovery property or the right to recover costs associated with taxes, franchise fees or license fees imposed on the collection of phase-in-recovery charges;

•	any recourse that the purchaser or any assignee may have against the seller;

•	any indemnification rights, obligations or repurchase rights made or provided by the seller;

•	the obligation of the seller to collect phase-in-recovery charges on behalf of an assignee;

•	the treatment of the sale, assignment or transfer for tax, financial reporting or other purposes; or

•	any application of the true-up adjustment under the financing order.

The Securitization Law Provides a Tax Exemption to OPCo and the Issuing Entity.

The Securitization Law provides that the transfer and ownership of phase-in-recovery property and the imposition, charging, collection and receipt of phase-in-recovery revenues are exempt from all taxes and similar charges imposed by the state or any county, municipal corporation, school district, local authority or other subdivision.

OPCO’S FINANCING ORDER

OPCo’s Financing Order

In Case Nos. 11-351-EL-AIR and 11-352-AIR, the PUCO authorized OPCo and Columbus Southern Power Company (prior to its merger with OPCo on December 31, 2011, in which OPCo was the surviving entity) to recover, through implementation of a supplement to OPCo’s general service tariff called the Deferred Asset Recovery Rider or DARR, various distribution costs which had been deferred as regulatory assets in prior PUCO proceedings.  Those distribution costs, referred to collectively as phase-in-costs, include costs incurred due to consumer education, customer choice implementation, transition plan filing, OPCo’s rate stabilization plan rate cases, distribution line extension charges, transfer integration costs concerning Monongahela Power Company, OPCo’s voluntary green power pricing program and storm costs related to Hurricane Ike, in each case as previously approved by the PUCO.

On July 31, 2012, OPCo filed its application with the PUCO for a financing order to securitize and cause to be issued approximately $320,000,000 of phase-in-recovery bonds in one or more series in an aggregate principal amount equal to the sum of (i) the unrecovered balance of OPCo’s phase-in costs, plus (ii) upfront financing costs relating to the costs of issuing the bonds.  Other parties, including representatives of the PUCO staff, consumer representatives and industrial customers, participated in the proceeding.  On November 9, 2012, OPCo sought leave from the PUCO to supplement its application in order to address new issues arising from other PUCO decisions issued after the deadlines for initial and reply comments in OPCo’s application had passed.  On December 12, 2012, all parties to the proceeding were afforded the opportunity to file supplemental comments.

On March 20, 2013, the PUCO issued a financing order authorizing the issuance by us of phase-in-recovery bonds in an aggregate amount not to exceed $298,018,000 (based on an estimated $291.5 million deferral balance of the phase-in costs as of January 15, 2013, plus an estimated $6.53 million in upfront financing costs).  The actual amount of the bonds to be issued will equal the estimated unrecovered phase-in costs determined as of the time of issuance of the bonds plus upfront financing costs not to exceed 105% of the corresponding amounts set forth in OPCo’s application.  On April 3, 2013, OPCo filed an application for rehearing and request for expedited ruling to clarify and modify certain provisions of the Financing Order.  On April 10, 2013, the PUCO entered an order on rehearing which amended the financing order previously issued.   The financing order became final and non-appealable on June 10, 2013.

The financing order grants to OPCo the right, on our behalf, to impose, charge and collect phase-in-recovery charges, which right becomes phase-in-recovery property upon the sale to us of such rights and the grant by us to the trustee of a security interest in such property.  Pursuant to the Securitization Law, the financing order is irrevocable and is not subject to reduction, postponement, impairment or termination by further action of the PUCO and the State of Ohio will not take or permit any action that impairs the value of the phase-in-recovery property or revises the phase-in-costs for which recovery is authorized under the financing order or, except as allowed under the true-up adjustment mechanism, reduce, alter or impair the phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part.  The statements summarizing the financing order in this prospectus do not purport to be complete and are subject to and qualified by reference to the provisions of the financing order.

PUCO Financial Advisor

Oxford Advisors LLC and Public Resources Advisory Group have jointly served as the independent financial advisor to the PUCO in connection with the structuring, marketing and sale of the bonds.

Collection of Phase-In-Recovery Charges

The financing order provides that OPCo’s retail electric customers, including customers that purchase electric generation service from a competitive retail electric service provider or that subsequently  receive retail electric service from another electric utility operating in OPCo’s service area, are responsible for the repayment of the bonds and financing costs through the imposition of the phase-in-recovery charges, and the financing order authorizes OPCo to collect such phase-in-recovery charges from such customers.  The financing order caps certain of the ongoing costs that may be recovered through the phase-in-recovery charge.  However, there is no “cap” on the level of phase-in-recovery charges that may be imposed on consumers of electricity, through the true-up adjustment mechanism, to ensure  the expected recovery of amounts sufficient to pay scheduled principal and interest on the bonds and (subject to the cap described herein) other ongoing financing costs on a timely basis.  Accordingly, such phase-in-recovery charges may continue to be imposed and collected until the bonds are paid in full, without any specified time limit.

Terms of Bonds

The financing order provides certain parameters for the issuance of the bonds, including that the scheduled final payment date of any tranche will be no later than 6.71 years from the date of issuance and the legal final maturity date will not be more than one year following the scheduled final payment date.  As described below the issuance advice letter will confirm to the PUCO the final interest rate(s) and certain other terms for the bonds.

Issuance Advice Letter

By no later than two business days following the pricing date for the bonds and prior to their issuance, OPCo will, as required under the financing order, file with the PUCO an issuance advice letter, pursuant to which OPCo will:

•
demonstrate that the total amount of phase-in-recovery charges to be collected is less than the revenue requirement that would be recovered by OPCo using the existing cost recovery mechanism of the DARR,

•
demonstrate that the present value of the revenues expected to be billed under the financing order will not exceed the present value of revenue that would be expected to be billed using OPCo’s existing cost recovery mechanisms,

•	evidence the final terms on which the bonds will be issued, and

•
certify that, based on information reasonably available, the issuance of the bonds and the authorization of the phase-in-recovery charges, consistent with market conditions, both measurably enhances cost savings to customers and mitigates rate impacts to customers as compared with the previously approved cost recovery methods.

The PUCO has four complete business days following the filing of the issuance advice letter to complete its review for the purpose of establishing that the stated terms are consistent with the financing order and that market conditions are such that customers will realize cost savings from the issuance of the bonds.  The issuance advice letter will become effective on the date of issuance of the bonds unless within such four business day period the PUCO issues an order directing OPCo not to proceed with the securitization due to its determination that customers will not realize cost savings from the issuance of the bonds.

Phase-In-Recovery Riders

OPCo is required to file, at the time it files the issuance advice letter, updated tariff sheets to reflect the final initial phase-in-recovery charges which, unless suspended by the Commission beforehand, will be considered approved and effective upon the issuance of the bonds and will replace OPCo’s existing riders authorizing recovery of its phase-in-costs.  Please read “Description of the Phase-In-Recovery Property; Phase-In-Recovery Charges.”

Statutory True-Up Adjustments

Under the Securitization Law and the financing order, adjustments to phase-in-recovery charges are required to be made at least annually to correct any overcollections or undercollections during the preceding period and to ensure that the phase-in-recovery charges continue to generate amounts sufficient to timely pay all scheduled payments of principal and interest and any other amounts due in connection with the bonds for the twelve-month period following such adjustment.  After the first annual true-up adjustment, the servicer is also required under the financing order to make mandatory true-up adjustments semi-annually if the servicer forecasts that phase-in-recovery charge collections will be insufficient to make all scheduled payments of principal and interest on the bonds and other ongoing financing costs on a timely basis during the current or next succeeding period (generally twelve months).  These required debt service payments and other amounts are sometimes referred to as the periodic payment requirement.  If there are any bonds outstanding following the scheduled final payment date for the latest maturing tranche, the servicer is also required under the financing order to make such mandatory true-up adjustments quarterly.  True-up adjustments may also be made by the servicer under the financing order more frequently at any time after the first annual true-up adjustment, without limits as to frequency, in order to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other ongoing financing costs in connection with the bonds.

True-up adjustments will be based upon the cumulative historical, and any projected, differences between the periodic payment requirement and the amount of phase-in-recovery charge remittances to the trustee.  In order to provide for adequate revenues from the phase-in-recovery charges, the servicer will calculate the adjusted phase-in-recovery charges using its most recent forecast of base distribution revenues and its most current estimates of ongoing transaction-related expenses.  The calculation of the phase-in-recovery charges will reflect any customer defaults or charge-offs and payment lags between the billing and collection of phase-in-recovery charges, based upon the servicer’s most recent experience regarding collection of phase-in-recovery charges.  The calculation of phase-in-recovery charges will also take into account any amounts due to any customers as a result of the reconciliation of the remittances and collections.   The resulting phase-in-recovery charge will be expressed as a percentage of base distribution charges based on the percentage that the periodic billing requirement for the  upcoming six and twelve month periods bears to the forecasted base distribution revenues for each such period, with the higher of the two percentages then used to calculate the customer’s phase-in-recovery charge.

Although certain of the ongoing financing costs recoverable through the phase-in-recovery charges are subject to a cap, there is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers as a result of the true-up process.

The PUCO must be given at least 15 days’ notice prior to making any true-up adjustment during which period it may confirm the mathematical accuracy of the servicer’s adjustment.  Unless suspended by the PUCO, a true-up adjustment filed with the PUCO will go into effect on a bills rendered basis on a date which is no earlier than 15 days subsequent to the date of submission.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, the PUCO may order that the correction be made to such adjustment or that the error be remedied in a future true-up adjustment so as not to delay the implementation of the requested true-up adjustment.  Under the Securitization Law, a true-up adjustment filed with the PUCO shall be deemed approved, and the adjustments shall go into immediate effect, if not approved by the PUCO within 60 days after the request is submitted.

State Pledge

The State of Ohio has pledged in the Securitization Law that it will not take or permit any action that would impair the value of the phase-in-recovery property, or revise the phase-in costs for which recovery is authorized under the financing order or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the phase-in-recovery charges until the principal, interest and redemption premium and any other ongoing financing costs or amounts to be paid to any assignee or financing party under any ancillary agreement in connection with the bonds, have been paid or performed in full.

Ohio has both a voter initiative and a referendum process. The time for challenging the Securitization Law through a referendum has expired, but the right of voters in Ohio to enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded.  Constitutional protections against actions that violate the state pledge should apply whether legislation is passed by the Ohio General Assembly or is brought about by a voter initiative.

Servicing Agreement

In the financing order, the PUCO authorized OPCo, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus.

Binding on Successors

The financing order, along with the phase-in-recovery charges authorized in the financing order, is binding on:

•	OPCo, and

•	any successor to OPCo as defined in the Securitization Law.

DESCRIPTION OF THE PHASE-IN-RECOVERY PROPERTY

Creation of Phase-In-Recovery Property; Financing Order

The Securitization Law defines phase-in-recovery property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, charge and collect phase-in-recovery charges established in the financing order and to obtain true-up adjustments to those charges, and any revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests established pursuant to the financing order.  Phase-in-recovery property securing the bonds will become property at the time that it is first transferred to us and pledged in connection with the issuance of the bonds.  The bonds will be secured by phase-in-recovery property, as well as the other collateral described under “Security for the Phase-In-Recovery Bonds.”

In addition to the right to impose, charge and collect phase-in-recovery charges, the financing order:

•	authorizes the transfer of phase-in-recovery property to us and the issuance of phase-in-recovery bonds;

•	establishes procedures for periodic true-up adjustments to phase-in-recovery charges in the event of overcollection or undercollection; and

•	provides that the financing order is irrevocable and not subject to reduction, postponement, impairment, or termination by further act of the PUCO.

Phase-In-Recovery Charges

We will complete and file the issuance advice letter with the PUCO immediately after the pricing of the bonds  as described above under “OPCo’s Financing Order—Issuance Advice Letter.”  The initial phase-in-recovery charges, along with any other terms of the issuance advice letter, will be more fully described in the prospectus supplement.  The initial phase-in-recovery charges will also be set forth in a Phase-In-Recovery Rider to be filed as part of OPCo’s existing service tariff, which rider will be filed concurrently with the issuance advice letter as described above under “OPCo’s Financing Order—Phase-in-Recovery Riders.”

The phase-in-recovery charges will be payable by all existing and future retail electric customers of OPCo, all customers of OPCo which purchase electric generation service from a competitive retail electric service provider and all customers of OPCo which subsequently receive retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer, or merger.  The phase-in-recovery charges will be payable as a percentage of base distribution charges.  The customers currently paying base distribution charges in OPCo’s service area are comprised of the following separate rate classes:

•
Residential —This class is comprised of all customers subject to OPCo’s tariffs for residential customers and is applicable to customers consisting of individual private dwellings and individually metered apartments.

•	Commercial— This class is comprised of customers primarily engaged in business, government, or other public or private ventures.

•	Industrial— This class is comprised of customers engaged in energy-intensive manufacturing or processing operations.

During the twelve months ended December 31, 2012, approximately 39% of OPCo’s total retail deliveries were to industrial customers, approximately 30% were to commercial customers and approximately 31% were to residential customers.  During this period, deliveries to the State of Ohio and other federal, state and local governmental entities comprised approximately 2% of OPCo’s retail deliveries.

Under the terms of the financing order, each customer will pay phase-in-recovery charges equal to a set percentage of its base distribution charges.  Because each customer class’s base distribution charges are different from those payable by other classes, the actual dollar amounts of phase-in-recovery charges may vary among rate classes, and the phase-in-recovery charges may further vary among customers based on usage.  The initial percentage of base distribution charges that will be assessed to customers as a phase-in-recovery charge will be set forth in the accompanying prospectus supplement.

Billing and Collection Terms and Conditions

Phase-in-recovery charges will be assessed by the servicer, for our benefit as owner of the phase-in-recovery property, based on a retail electric customer’s actual consumption of electricity from time to time.  Phase-in-recovery charges will be collected by the servicer from retail electric customers as part of its normal collection activities.  Phase-in-recovery charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement.  The servicer will deposit in the collection accounts payments of phase-in-recovery charges on each business day based on estimated collections in accordance with the procedures described below under “The Servicing Agreement—Remittances to Collection Account.”

The obligation to pay phase-in-recovery charges is not subject to set off, counterclaim, surcharge or defense by the applicable electric utility or other person, including as a result of the electric utility’s failure to provide past, present, or future services, or in connection with the bankruptcy, reorganization, or other insolvency proceeding of the electric utility, any affiliate or any other entity.  Phase-in-recovery charges are “nonbypassable” in accordance with the provisions set forth in the Securitization Law and the financing order.  If a retail electric customer pays only a portion of its bill, a pro-rata amount (based on all amounts owed by such retail electric customer) of phase-in-recovery charges will be deemed to be collected; provided, that late fees and late charges may be allocated to the servicer to the extent consistent with the “Terms and Conditions of Service” included in OPCo’s existing tariff on file with the PUCO.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR

General

OPCo will be the depositor, seller and initial servicer of the phase-in-recovery property securing the bonds, and will be the depositor and sponsor of the securitization in which bonds covered by this prospectus are issued.

OPCo is an electric utility providing electric service in Ohio.  At December 31, 2012, OPCo provided electric service to approximately 1,460,000 metered retail electric customers in a service territory covering approximately 10,375 square miles.  The retail electric customer base includes a mix of residential, commercial and diversified industrial retail electric customers.  During the twelve months ended December 31, 2012, OPCo billed approximately 60 billion kilowatt hours of electricity with total revenues of $4,928.2 million and operating income of $676.9 million.  OPCo, incorporated under the laws of the State of Ohio in 1907, is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio.  AEP is one of the largest electric utilities in the United States, delivering electricity to more than five million customers in 11 states, and is among the nation’s largest generators of electricity, owning or leasing approximately 37,300 megawatts of generating capacity in the United States.

OPCo is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act of 2005 with respect to acquisitions and divestitures of utility assets, certain affiliate transactions and other matters.  OPCo is regulated by the PUCO with respect to rates charged for delivery of electricity for consumption by retail electric customers, quality of service and service area certification.

Proposed Corporate Separation of OPCo

Ohio law currently allows retail electric customers to purchase electric power directly from competitive suppliers rather than through their electric distribution utility.  In March 2012, pursuant to Ohio legislation promoting competitive retail electric service, OPCo filed an application with the PUCO for approval of the corporate separation of its generation assets including the transfer of its generation assets to a nonregulated subsidiary of AEP at net book value.  Under the proposed transaction, OPCO will transfer its generation assets at net book value to AEP Generation Resources, Inc. (AEPGenCo), a nonregulated affiliate which will compete in the electric power market.  AEPGenCo will assume all of OPCo’s operations relating to power generation and marketing, and  will also assume the associated generation liabilities.  In October of 2012, the PUCO issued an order approving the separation plan.  On October 31, 2012, AEP filed an application with the Federal Energy Regulatory Commission (FERC) for authorization under the Federal Power Act to consummate the plan.

Subject to receipt of FERC approval, AEP and OPCo intend to consummate the transfer of OPCo’s generation assets on or about December 31, 2013 so that, commencing on January 1, 2014, OPCo’s sole business will be that of an electric distribution utility providing services for the delivery of electric energy and power to wholesale and retail electric customers.  Consistent with OPCo’s current practices and Ohio law, customers who no longer purchase power from OPCo will continue to be billed directly by OPCo for electric distribution services and will be responsible for paying such amounts directly to OPCo.  Therefore, although the separation will have a significant impact on OPCo’s overall levels of revenue, we do not expect the separation to have a significant impact on OPCo’s billing and collection activities.

Servicing Experience

OPCo does not have any experience as a depositor or sponsor of a securitization transaction or as a servicer of phase-in-recovery property or any other property or pool of assets in any securitization transaction. In fact, the financing order was one of the first granted by the PUCO in the State of Ohio and the Securitization Law, which provides for the creation of phase-in-recovery property, only became effective in early 2012. OPCo is currently an originator, sponsor and servicer of a structured financing arrangement involving the sale of accounts receivable.  However, another AEP utility subsidiary has experience as depositor, sponsor and servicer in three similarly-structured utility rate recovery securitization transactions in Texas which has a similar enabling statute. OPCo has been billing and collecting charges from retail electric customers since 1907.

Municipalization and Aggregation

Under Ohio law, certain local municipalities may also seek to acquire portions of OPCo’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems.  Please read “Risk Factors – Other Risks Associated With An Investment In The Phase-In-Recovery Bonds – Alternatives to purchasing electricity through OPCo’s distribution facilities may be more widely utilized by retail electric customers in the future.”  If a municipality, as a result of such an acquisition, were to provide electric distribution services to a retail electric customer, the phase-in-recovery charges would not continue to apply to that retail electric customer.   In the servicing agreement, OPCo has covenanted to assert in an appropriate forum that any municipality that acquires any portion of OPCo’s electric distribution facilities must pay just compensation to us for the taking of any phase-in-recovery property as a result of such exercise of eminent domain.  However, the involved municipality might assert that it does not owe such amounts.  In any such cases, there can be no assurance that the phase-in-recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of OPCo nor any assurance that we will receive just compensation in a timely and full manner.  Accordingly, any such municipalization might therefore have the potential to cause a shortfall or material delay in phase-in-recovery charge collections which in turn could cause delays in the scheduled payments of principal of and interest on the bonds.

In addition, Ohio law allows a municipal corporation, township or county, on or after the starting date of competitive retail electric service, to aggregate the retail electric loads of the residents located within such municipal corporation, township or unincorporated area of such county, and for such purpose, may enter into service agreements to facilitate the sale and purchase of electricity for such residents. In the event of such an aggregation, such municipal corporation, township or county may act as a billing and collection agent on behalf of OPCo with respect to such residents. The Securitization Law provides that no such aggregation shall result in less than the full and timely imposition, charging, collection, and adjustment by OPCo, its assignee or any collection agent, of the phase-in-recovery charges.  Nonetheless if such an aggregation were to occur, there can be no assurance that such aggregation might not cause a shortfall or material delay in phase-in-recovery charge collections, which might result in missed or delayed payments of principal and interest of the bonds.

OPCo Customer Base and Electric Energy Consumption

OPCo’s retail electric customer base consists of three primary revenue reporting classes:  residential, commercial and industrial.

The following tables show the electricity delivered to retail electric customers, total billed retail electric revenues and number of retail electric customers for each of the customer rate classes noted below for the year ending December 31, 2012 and each of the four preceding years.  There can be no assurances that the retail electricity sales, retail electric revenues and number of retail electric customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Electric Customers, Total Billed Retail Electric Revenues
and Retail Electric Customers*

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Rate Class and Percentage Composition
Customer Rate Class	2008		2009		2010		2011		2012
Residential	15,044	30.0%	14,683	32.2%	15,367	32.4%	15,182	31.2%	14,488	30.9%
Commercial	14,612	29.2%	14,200	31.1%	14,432	30.4%	14,356	29.5%	14,197	30.2%
Industrial	20,431	40.8%	16,767	36.7%	17,613	37.2%	19,096	39.3%	18,266	38.9%
Total Retail	50,087	100.0%	45,650	100.0%	47,412	100.0%	48,634	100.0%	46,951	100.0%

Total Billed Retail Electric Revenue by Customer Rate Class and Percentage Composition (Dollars in thousands)
Customer Rate Class	2008		2009		2010		2011		2012
Residential	1,316,849	38.3%	1,381,685	40.5%	1,602,506	42.7%	1,679,611	44.6%	1,605,755	48.4%
Commercial	1,082,828	31.5%	1,135,241	33.3%	1,212,504	32.3%	1,087,343	28.9%	942,358	28.4%
Industrial	1,041,189	30.2%	893,309	26.2%	938,391	25.0%	1,001,882	26.5%	767,460	23.2%
Total Retail	3,440,866	100.0%	3,410,235	100.0%	3,753,401	100.0%	3,768,836	100.0%	3,315,573	100.0%

Service Territory Number of Average Metered Retail Electric Customers and Percentage Composition
Customer Rate Class	2008		2009		2010		2011		2012
Residential	1,274,671	87.4%	1,274,825	87.4%	1,273,318	87.3%	1,273,589	87.2%	1,273,356	87.2%
Commercial	170,239	11.7%	171,047	11.7%	171,973	11.8%	173,069	11.9%	174,005	11.9%
Industrial	13,612	0.9%	13,481	0.9%	13,359	0.9%	13,205	0.9%	13,103	0.9%
Total Retail	1,458,522	100.0%	1,459,353	100.0%	1,458,650	100.0%	1,459,863	100.0%	1,460,464	100.0%

Forecasting Electricity Consumption

OPCo produces a kilowatt-hour forecast annually, or more frequently when deemed necessary, for planning purposes.  These forecasts are the basis for earnings projections as well as capacity/generation planning.  The forecast cycle completed during the third quarter is typically adopted as OPCo’s official budget.  OPCo maintains the option to revise the budget due to changes in subsequent forecasts.  The company monitors the accuracy of each forecast by conducting variance analysis on a monthly basis taking into account weather impacts on kilowatt-hour sales and deviations from forecast within the customer count.  Peak demand forecasts are then generated using the kilowatt-hour forecast as a basis.

OPCo employs two methods for developing the kilowatt-hour forecast, a short-term approach and a long-term approach.  Each are developed independently and then joined over a six month period by a “blending” process.  This “blended period” typically falls within the first eighteen months of the forecast horizon.  Within the “blending period,” a weighted average of the two forecast methods is taken with the weights stepping down each month giving more weight, at first, to the short-term forecast and, eventually to the long-term forecast.

The short-term method employs regression models with time-series error modeling to predict kilowatt-hour per customer and customer count for the residential and commercial classes.  Kilowatt-hours are estimated for all other sales classes.  Within the kilowatt-hour per customer and kilowatt-hour models, weather, in the form of cooling and heating degree days, is used as the primary explanatory driver.  Customer count models follow the traditional ARIMA approach of time-series based models incorporating lagged dependent variables and lagged prediction-error terms.  These time-series methods are widely used throughout the electrical utility industry.  The resulting kilowatt-hour per customer and customer count forecasts are then multiplied together for the residential and commercial classes.  No such computation is necessary for the remaining classes.  This short-term method is useful in predicting systematic patterns in monthly consumer behavior when housing levels and appliance saturations remain relatively fixed and prices are relatively stable.

The long-term method employs regression analysis of consumer “end-use” electricity demand for the residential and commercial sectors, i.e. a Statistically Adjusted End-Use (SAE) model developed by Itron.  The SAE models considers economic and demographic trends, changes in competing and complimentary fuel prices and changes in appliance saturations, as well as changes in appliance efficiencies such as those mandated by legislation. Weather patterns also play a role in the SAE models.  The other long-term forecast models are econometric models that incorporate economic and demographic trends and price as explanatory variables. These models allow for flexibility in consumer response to economic stimuli as well as trends in consumer preferences.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2008	2009	2010	2011	2012
Residential
Forecast	15,314	14,963	14,918	15,021	14,112
Actual	15,044	14,683	15,367	15,182	14,488
Variance (%)	1.8	1.9	-2.9	-1.1	-2.6
Commercial
Forecast	14,918	14,627	14,764	14,367	14,124
Actual	14,612	14,200	14,432	14,356	14,197
Variance (%)	2.1	3.0	2.3	0.1	-0.5
Industrial
Forecast	20,183	19,089	17,034	17,897	19,394
Actual	20,290	16,628	17,477	18,964	18,139
Variance (%)	-0.5	14.8	-2.5	-5.6	6.9
Other Ultimate
Forecast	137	132	132	133	124
Actual	141	139	136	132	127
Variance (%)	-2.8	-5.0	-2.9	0.8	-2.4
TOTAL
Forecast	50,552	48,811	46,848	47,418	47,754
Actual	50,087	45,650	47,412	48,634	46,951
Variance (%)	0.9	6.9	-1.2	-2.5	1.7

Billing and Collections

The servicer of the bonds will bill retail electric customers for the phase-in-recovery charges attributable to them and the servicer will also collect payments of the phase-in-recovery charges as described under “The Servicing Agreement–Servicing Procedures” in this prospectus.  The servicer will not pay any shortfalls resulting from the failure of any customer to pay phase-in-recovery charge collections. If a customer defaults in the payment of phase-in-recovery charges, the servicer will implement collection procedures as described below under “Collection Process.”

Credit Policy.

OPCo’s credit and collections policies are regulated by the PUCO. Under the PUCO’s regulations, OPCo is obligated to provide electric distribution service to all customers within its Ohio service territory.

On application for service, the identification and credit standing of all customers is verified by previous payment history if available.  If a customer’s previous payment history is not available, standard credit scoring information is obtained from a major credit reporting service. A new applicant for service will be assessed a security deposit if the applicant has a previous bankruptcy, charge-off, unsatisfactory credit score, or poor payment history. If an applicant for residential service refuses to provide a Social Security number, if the credit check indicates the need to assess a deposit, or if the customer has been terminated for nonpayment, a security deposit will be required. The residential deposit is set at 130% of 1/12th of estimated annual usage. A new applicant for nonresidential service will be assessed a security deposit if the applicant has a previous bankruptcy, charge-off, unsatisfactory credit score, or poor payment history.   This can be done through providing a security deposit (130% of the average monthly electricity bill, estimated based upon previous usage), furnishing a surety bond and/or a bank letter of credit.

According to the PUCO’s regulations, OPCo may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. OPCo will commence service, however, if a reasonable payment plan for the indebtedness is agreed to by the residential applicant and the company, and it may likewise commence service for an industrial or commercial applicant.

OPCo is required to offer qualifying low-income residential customers the opportunity to enroll in the Percentage-of-Income Payment Plan program (PIPP).  The PIPP program allows eligible customers to pay a percentage of household income in lieu of the actual bill for electric service for the purpose of maintaining electric service throughout the year. The collection shortfall is reimbursed from the Ohio Universal Service Fund administered by the Ohio Development Services Agency, which is funded via a Universal Service Fund surcharge billed to all customers of OPCo.  Reimbursement is received by OPCo by the end of the calendar month following the month of the payment.

Billing.

OPCo bills its retail electric customers about once every 30 days in 21 cycles, with approximately an equal number of electricity bills being distributed each business day. For the year ending December 31, 2012, OPCo mailed out an average of 65,639 regular electricity bills plus notices of disconnection on each business day to retail electric customers in various customer categories.

Approximately 196,104 of OPCo’s residential and small business customers, who constitute approximately 15% of OPCo’s retail electric customers, choose to be billed using the Average Monthly Payment (AMP) billing program, the Equal Payment Plan (EPP) or the Budget Billing Program. For these customers, OPCo determines and bills a monthly budget amount based on the most recent twelve months of billing history for each account. Overpayments or underpayments for actual usage during the prior year are typically amortized and billed or credited over the next twelve month period or balanced during a “settlement” month.

For accounts with potential billing errors, exception alerts and reports are generated for manual review by billing personnel. This review examines accounts that have abnormally high or low electricity bills, potential meter-reading errors and possible meter malfunctions.

Collection Process.

OPCo historically received, and expects that it will continue to receive, the majority of customer payments via the U.S. mail and paystations; however, other payment options are also available.  These options include payment by electronic fund transfers or credit/debit cards.

OPCo considers residential customer electricity bills to be delinquent if they are unpaid 15 days after the billing date. OPCo considers nonresidential customer electricity bills (other than public authority customer bills) to be delinquent if they are unpaid 21 days after the billing date. OPCo considers public authority customer electricity bills to be delinquent if they are unpaid 30 days after the billing date.  In general, OPCo’s collection process begins when balances are delinquent for 2 days or more.  At that time OPCo begins collection activities ranging from bill messages to delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. OPCo uses collection agencies and legal collection experts as needed throughout the collection process.

The servicer is permitted to commingle the phase-in-recovery charges with other funds collected prior to remitting such charges to the trustee, pursuant to the servicing agreement, the financing order and the Securitization Law.  All collections and other funds for OPCo are concentrated into an OPCo bank account.  The collected phase-in-recovery charges commingled with other funds will be remitted from OPCo’s bank account to the trustee for deposit in the applicable collection account within the time frames in the servicing agreement.

The servicer may change its collection policies and procedures, consistent with the PUCO’s guidelines and the financing order, from time to time.

Loss Experience

The following table sets forth information relating to the annual net charge-offs for OPCo, including net charge-offs of retail electric customers as part of OPCo’s annual charge-off reconciliation process.

Net Charge-Offs as a Percentage of Total Billed Retail Electric Revenues

	As Of 12/31/08	As Of 12/31/09	As Of 12/31/10	As Of 12/31/11	As Of 12/31/12
Billed Electric Revenues ($000)	$3,440,866	$3,410,235	$3,753,401	$3,768,836	$3,315,573
Net Charge-Offs ($000)	$10,452	$12,854	$10,539	$15,362	$14,086
Percentage of Billed Revenue	0.304%	0.377%	0.281%	0.408%	0.425%

Days Sales Outstanding

The following table sets forth information relating to the average number of days that OPCo’s bills remained outstanding during each of the calendar years referred to below.

Average Days Sales Outstanding

	As Of 12/31/08	As Of 12/31/09	As Of 12/31/10	As Of 12/31/11	As Of 12/31/12
Average Days Sales Outstanding	33	37	41	40	40

Delinquencies

The following table sets forth information relating to the delinquency experience of OPCo during each of the calendar years referred to below.

Average Monthly Delinquencies as a Percentage of Total Annual Billed Retail Electric Revenues

	2008	2009	2010	2011	2012
30-59 Days	0.92%	0.97%	1.08%	1.06%	1.11%
60-89 Days	0.32%	0.34%	0.38%	0.37%	0.40%
90+ Days	0.11%	0.11%	0.14%	0.15%	0.16%

Where to Find Information About OPCo.

OPCo files periodic reports with the SEC as required by the Securities Exchange Act of 1934.  Reports filed with the SEC by OPCo are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates.  Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330.  Information filed with the SEC can also be inspected at the SEC’s website at http://www.sec.gov.  Except as provided in the prospectus supplement, no other information contained on that website constitutes part of this prospectus or any prospectus supplement related to the bonds.

OHIO PHASE-IN-RECOVERY FUNDING LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, OPCo, and the filing of a certificate of formation with the Secretary of the State of Delaware.  The limited liability company agreement was amended and restated on June 21, 2013, and references in this prospectus and any prospectus supplement to our limited liability company agreement mean the amended and restated agreement.  Our limited liability company agreement restricts us from engaging in activities other than those described in this section.  We do not have any employees, but we will pay our member for out-of-pocket expenses incurred by the member in connection with its services to us in accordance with our limited liability company agreement.  We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  On the date of issuance of the bonds, our capital will be equal to 0.5% of the principal amount of such bonds issued or such other amount as may allow the bonds to achieve the desired security rating and treat the bonds as debt under applicable guidance issued by the Internal Revenue Service, which we also refer to as the IRS.

As of the date of this prospectus, we have not carried on any business activities and have no operating history.  We are not an agency or instrumentality of the State of Ohio but are responsible to the State of Ohio and the PUCO as described in the financing order.

Our assets will consist of:

•	the phase-in-recovery property,

•	our rights under the sale agreement, under the administration agreement and under the bill of sale delivered by OPCo pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the collection account and all subaccounts of such collection account,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the phase-in-recovery property, as well as our other assets, other than any cash released to OPCo by the trustee semi-annually as a return on its equity investment in the issuing entity, will be pledged by us to the trustee to secure our obligations in respect of the bonds.  Pursuant to the indenture, the collected phase-in-recovery charges remitted to the trustee by the servicer must be used to pay principal and interest on the bonds and other ongoing financing costs and our other obligations specified in the indenture.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing, owning, administering and servicing the phase-in-recovery property and the other collateral;

•	issuing and registering the bonds;

•	making payment on the bonds;

•	distributing amounts released to us;

•	managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the phase-in-recovery property and the other collateral and related assets;

•	negotiating, executing, assuming and performing our obligations under the basic documents;

•	pledging our interest in the phase-in-recovery property and other collateral to the trustee under the indenture in order to secure the bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the bonds), borrowing money or making loans to other persons.  The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent managers.  Our limited liability company agreement and the indenture will prohibit us from issuing any phase-in-recovery bonds (as such term is defined in the Securitization Law) other than the bonds that we will offer pursuant to the prospectus supplement.

Our Relationship with OPCo

On the issue date for the bonds OPCo will sell phase-in-recovery property to us pursuant to a sale agreement between us and OPCo.  OPCo will service the phase-in-recovery property pursuant to a servicing agreement between us and OPCo and will provide administrative services to us pursuant to an administration agreement between us and OPCo.

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five or more managers, of whom at least two will be independent managers, in each case appointed from time to time by OPCo or, in the event that OPCo transfers its interest in us, by our owner or owners.  Following the issuance of the bonds, we will have at least two independent managers, each of whom, among other things, (1) is an individual who has prior experience as an independent director, independent manager or independent member for special-purpose entities, (2) is employed by a nationally-recognized company that provides professional Independent Managers and other corporate services, (3) is duly appointed as an independent manager and (4) is not and has not been for at least five years from the date of his or her appointment, and while serving as an Independent Manager will not be, any of the following:

•	a member, partner, or equity holder of us, OPCo, any of our respective affiliates or any of our owner’s affiliates,

•
an officer, employee, director or manager (other than as an independent director or manager for a special purpose bankruptcy-remote entity), OPCo or any of our affiliates or any of our owner’s affiliates, or

•
a creditor, supplier or service provider (including provider of professional services) to us, OPCo or any of their respective equity holders or affiliates, other than a nationally recognized company that routinely provides professional independent managers and other corporate services to us, OPCo or any of its affiliates in the ordinary course of its business,

•	a family member of any member, partner, equity holder, manager, officer, employee, creditor, supplier or service provider,

•
a person who controls (whether directly, indirectly or otherwise) OPCo or its affiliates or any member, partner, equity holder, manager, officer, employee, director, creditor, supplier or service provider described above; provided, that the indirect or beneficial ownership of stock of OPCo or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which OPCo does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

OPCo, as our sole member, will appoint the independent managers prior to the issuance of the bonds.  None of our managers or officers has been involved in any legal proceedings specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed.  We will not compensate our managers, other than the independent managers, for their services on our behalf.  We will pay the annual fees of the independent managers from our revenues and will reimburse them for reasonable expenses.  These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of his or her rights and duties under our limited liability company agreement.

Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities.  Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests.  With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful.  We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct.  In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.  We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described in “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated.”

We Are a Separate and Distinct Legal Entity from OPCo

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including the independent managers.  OPCo has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code.  Our limited liability company agreement requires us, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from OPCo including:

•	taking all necessary steps to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets and liabilities distinct from those of OPCo, other affiliates of OPCo, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of OPCo or any of its affiliated entities or any other person.

Administration Agreement

OPCo will, pursuant to an administration agreement between OPCo and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings.  We will pay OPCo a fixed fee of $50,000 per annum, payable in installments of $25,000 on each payment date for performing these services, plus we will reimburse OPCo for all costs and expenses for services performed by unaffiliated third parties and actually incurred by OPCo in performing such services described above.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity is a wholly-owned subsidiary of OPCo.  OPCo is an operating subsidiary of AEP.  U.S. Bank, National Association has been the trustee on two securitizations, AEP Texas Central Transition Funding LLC and AEP Texas Central Transition Funding III LLC, that were sponsored by another subsidiary of AEP, AEP Texas Central Company.  One of the underwriters of the bonds, Citigroup Global Markets Inc., also served as the financial advisor to OPCo in connection with the structuring of the bonds.  Each of the sponsor, the depositor and Citigroup Global Markets Inc. may maintain other banking relationships in the ordinary course with U.S. Bank, National Association.

USE OF PROCEEDS

We will use the proceeds of the issuance of the bonds (after underwriting discounts and commissions) to pay the expenses of the issuance and sale of the bonds and to purchase phase-in-recovery property from OPCo.  In accordance with the Securitization Law and the financing order, OPCo will use the proceeds it receives from the sale of the phase-in-recovery property to refinance its uncollected phase-in costs, through redeeming, retiring and repaying debt.  Also under the financing order, OPCo is permitted to use a portion of these proceeds to reimburse itself on the closing date for certain upfront financing costs incurred by it in connection with the issuance of the bonds.

DESCRIPTION OF THE PHASE-IN-RECOVERY BONDS

General

We will issue the bonds pursuant to the terms of an indenture between us and the trustee specified in the prospectus supplement to finance the purchase by us of the phase-in-recovery property.  The particular terms of the bonds will be described in the indenture and the series supplement.  We have summarized below selected provisions of the indenture and the bonds.  This summary does not purport to be complete and is subject to the terms and provisions of the indenture and the series supplement, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.  Please read “Where You Can Find More Information.”

The aggregate principal amount of the bonds that may be authenticated and delivered under the indenture and the financing order is approximately $298,018,000 million, equal to the sum of OPCo’s unrecovered phase-in costs as computed at the time of issuance, together with an estimated $6,861,828 million of estimated upfront financing costs relating to the costs of issuing the bonds.  The bonds may include one or more tranches.  Tranches of bonds may differ from each other as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

The prospectus supplement will describe the terms of the bonds and, if applicable, the tranches thereof, including, among other things:

•	the principal amount and, if more than one tranche is issued, the respective principal amounts of the tranches of the bonds,

•	the phase-in-recovery charges,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate and, if more than one tranche is issued, such information for the respective tranches,

•	the payment dates,

•	the collateral,

•	the scheduled final payment date and the final maturity date of the bonds and, if more than one tranche is issued, such information for the respective tranches,

•	the issuance date of the bonds,

•	the authorized denominations,

•	the expected sinking fund schedule for principal of the bonds and, if more than one tranche is issued, such schedule for the respective tranches,

•
any other material terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of bonds, and

•	the identity of the trustee.

The bonds are not a debt, liability or other obligation of the State of Ohio, the PUCO or any county, municipal corporation, or any other political subdivision of the State of Ohio and do not represent an interest in or legal obligation of OPCo or any of its affiliates, other than us.  Neither OPCo nor any of its affiliates will guarantee or insure the bonds.  Financing orders authorizing the issuance of phase-in-recovery bonds do not constitute a pledge of the faith and credit of the State of Ohio or of any of its political subdivisions.  The issuance of the bonds under the Securitization Law will not directly, indirectly or contingently obligate the State of Ohio or any of its political subdivisions to levy or to pledge any form of taxation for the bonds or to make any appropriation for their payment.

Interest and Principal on the Phase-In-Recovery Bonds

Interest will accrue on the principal balance of each bond at the interest rate specified in or determined in the manner specified in the prospectus supplement.  Interest will be payable on each payment date, commencing on the date specified in the prospectus supplement.  Interest payments will be made from collections of phase-in-recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.  Please read “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated.”

Principal of the bonds of each tranche will be payable in the amounts and on the payment dates specified in the prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated.”  Accordingly, principal of the bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration.  The prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the bonds and, if applicable, the tranches thereof.  The expected sinking fund schedule will be established in a manner required by the financing order.  If principal of any tranche is not paid in full on the final maturity date for such tranche, an event or default will occur.  On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date.  The trustee will retain in the excess funds subaccount any collections of phase-in-recovery charges in excess of amounts payable on a payment date in respect of our obligations and expenses (all as described under “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated”).

If the trustee receives insufficient collections of phase-in-recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be payable later than expected, as described in this prospectus.  Please read “Risk Factors—Other Risks Associated with an Investment in the Phase-In-Recovery Bonds.”  The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.  If an event of default (other than a breach by the State of Ohio of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the bonds then outstanding may declare the bonds to be immediately due and payable, in which event the entire unpaid principal amount of the bonds will become due and payable.  Please read “—Events of Default; Rights Upon Event of Default.”

Payments on the Phase-In-Recovery Bonds

The trustee will pay on each payment date to the holders of each tranche of bonds, to the extent of available funds in the collection account, all payments of principal and interest then due.  The trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche on the record date for that payment date.  The trustee will make the final payment for each tranche of bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment.  The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in phase-in-recovery charges received) will result in an event of default for the bonds unless such failure is cured within five business days.  Please read “—Events of Default; Rights Upon Event of Default.”  Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date.  The special record date will be at least 15 business days prior to the date on which the trustee is to make such special payment (a special payment date).  We will fix any special record date and special payment date.  At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

The entire unpaid principal amount of the bonds will be due and payable:

•	on the final maturity date,

•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the bonds have declared the bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available.  Please read “Risk Factors—Risks associated with the Unusual Nature of the Phase-In-Recovery Property—foreclosure of the trustee’s lien on the phase-in-recovery property securing the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the Phase-In-Recovery Bonds because the source of funds for payment is limited.”

At the time, if any, we issue the bonds in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the bonds.  Upon written application by a holder of any tranche of bonds in physical form to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Phase-In-Recovery Bonds

Bonds in definitive form will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, there will be no service charge for any registration or transfer of the bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of the bonds in the minimum initial denominations set forth in the prospectus supplement.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the record date.

Phase-In-Recovery Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the prospectus supplement, the bonds will be available to investors only in the form of book-entry bonds.  You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the prospectus supplement.  You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the bonds.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries.  These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants).  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities.  Transactions may be settled by Clearstream in any of various currencies, including United States dollars.  Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships.  Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds.  Clearstream’s U.S. customers are limited to securities brokers and dealers and banks.  Clearstream has customers located in various countries.  Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

The Euroclear System was created in 1968 in Brussels.  Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Such transactions may be settled in any of various currencies, including United States dollars.  The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.  The Euroclear System is operated by Euroclear Bank SA/NV.  Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions).  These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Phase-In-Recovery Bonds

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through participants and indirect participants.  In addition, bondholders will receive all payments of principal of and interest on the bonds from the trustee through the participants, who in turn will receive them from DTC.  Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders.  It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC.  The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit payments of principal and interest on the bonds.  Participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders.  Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited.  Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, OPCo, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Phase-In-Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary.  Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Phase-In-Recovery Bonds

Unless otherwise specified in the prospectus supplement, we will issue bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include:  (1)  us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of bonds aggregating not less than a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders.  Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the bonds and instructions for registration, the trustee will issue the bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the prospectus supplement.  The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date.  The trustee will make payments by wire transfer to an account maintained by the bondholder in accordance with payment instructions delivered to the trustee by such bondholders.  The trustee will make the final payment on any bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders.  The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee.  There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

The indenture does not permit an optional redemption of bonds under any circumstances.

Access of Bondholders

Upon written request of any bondholder or group of bondholders of bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at http://www.usbank.com/abs), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•	the aggregate outstanding principal balance of the bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer,

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments, and

•	the per annum rate of the permitted return on OPCo’s equity investment.

Unless and until bonds are no longer issued in book-entry form, the reports will be provided to the depository for the bonds, or its nominee, as sole beneficial owner of the bonds.  The reports will be available to bondholders upon request to the trustee or the servicer.  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  The financial information provided to bondholders will not be examined and reported upon by an independent public accountant.  In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the bonds, will, upon written request by us or any bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

Website Disclosure

We will, to the extent permitted by and consistent with our legal obligations under applicable law, cause to be posted on a website associated with OPCo, currently located at www.aep.com, periodic reports containing to the extent such information is reasonably available to us:

•	the final prospectus for the bonds,

•	a statement of phase-in-recovery charge remittances made to the trustee,

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available,

•	a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds during the applicable period,

•	the semi-annual servicer’s certificate delivered for the bonds pursuant to the servicing agreement,

•	the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the outstanding bonds and the results of each such true-up filing,

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies,

•	material legislative or regulatory developments directly relevant to the bonds, and

•	any reports and other information that we are required to file with the SEC under the Securities Exchange Act of 1934.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Phase-In-Recovery Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and when authorized by an issuer order), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us by the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•
to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee,

•	to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the bonds,

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939 or under any similar or successor federal statute hereafter enacted, and to add provisions expressly required by such Act,

•	to qualify the bonds for registration with a clearing agency, and

•	to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture with the effect of adding, changing or eliminating provisions of the indenture or modifying the rights of bondholders so long as (i) the supplemental agreement does not, as evidenced by an opinion of nationally recognized counsel of the issuing entity experienced in structured finance transactions, adversely affect the interests of any holders of bonds then outstanding in any material respect, and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Approval of Phase-In-Recovery Bondholders.

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the bonds of each tranche to be affected (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of bondholders.  In determining whether a majority of holders have consented, bonds owned by us, OPCo or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.  No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

•
change the date of payment of any installment of principal of or premium, if any, or interest on any bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the bonds or tranche, or change the place or payment where, or the coin or currency in which, any bond or any interest thereon is payable,

•
reduce the percentage of the aggregate amount of the outstanding bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the bonds or tranche the holders of which are required to direct the trustee to direct the issuing entity to sell or liquidate the collateral,

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any bonds of such tranche,

•	decrease the required capital amount,

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture,

•	cause any material adverse federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the bonds,

•	modify the provisions of the indenture with respect to amendments to the indenture and to certain other basic documents requiring consent of bondholders except to increase any specified percentage, or

•	impair the right to institute suit for enforcement of the provisions of the indenture regarding payment or application of funds.

Promptly following the execution of any supplement to the indenture, the trustee will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder of a bond to which such supplement relates, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Trustee and the Phase-In-Recovery Bondholders of Any Modification

If we, OPCo or the servicer or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by OPCo, the administrator or the servicer under the sale agreement, the administration agreement, the servicing agreement or any intercreditor agreement,

in each case in a way which would materially and adversely affect the interests of bondholders, we must first notify the rating agencies and satisfy the rating agency condition.  Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the trustee in writing and the trustee shall notify the bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto.  The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the tranches materially and adversely affected thereby.  In determining whether a majority of holders have consented, bonds owned by us, OPCo or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

With the prior written consent of the trustee, the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders.  However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds.  In determining whether a majority of holders have consented, bonds owned by us, OPCo or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement, any intercreditor agreement and the other basic documents  The indenture also provides that we will take all lawful actions the trustee may request to compel or secure the performance and observance by each of OPCo and each other party under such intercreditor agreement, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement and the servicing agreement and any intercreditor agreement.  So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement.  However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the phase-in-recovery charges, we must notify the trustee and the PUCO in writing and the trustee must notify the bondholders of this proposal.  In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches affected thereby and only if the rating agency condition is satisfied.  In determining whether a majority of holders have consented, bonds owned by us, OPCo or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of bonds, shall exercise all of our rights, remedies, powers, privileges and claims against OPCo, the administrator and servicer, under or in connection with the sale agreement, administration agreement, servicing agreement and any intercreditor agreement, and any right of ours to take this action shall be suspended.

The servicing agreement provides that any right, remedy or claim to which any customer may be entitled pursuant to the financing order and the servicer agreement may be asserted or exercised only by the PUCO (or by its counsel in the name of the PUCO) for the benefit of such customer.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to OPCo, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to OPCo and the trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, OPCo, the trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of our external counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States or any State,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement,

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

•
unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the bonds,

•
expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the bonds; and

•
if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to OPCo, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to OPCo and the trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, OPCo, the trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds are outstanding:

•	except as expressly permitted by the indenture and the other basic documents, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the indenture or the series supplement or the other basic documents to be impaired;

•
permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the collateral;

•	enter into any swap, hedge or similar financial arrangement;

•
elect to be classified as an association taxable as a corporation for federal tax purposes, file any tax return, or take any other action inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•
change our name, identity or structure or the location of our chief executive office, unless at least ten business days prior to the effective date of any such change, we deliver to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•	take any action which is subject to the rating agency condition without satisfying the rating agency condition;

•	except to the extent permitted by applicable law, voluntarily suspend or terminate our SEC filing obligations; or

•	issue any phase-in-recovery bonds under the Securitization Law or any similar law (other than the bonds offered hereby) or issue or incur any other debt obligations.

We may not engage in any business other than financing, purchasing, owning and managing the phase-in-recovery property and the other collateral and the issuance of the bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the bonds.  Also, we will not, except as contemplated by the bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person.  We will not, except for the acquisition of phase-in-recovery property as contemplated by the bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Except for the return to OPCo of its annual return on its equity investment permitted under the indenture, we will not (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the issuing entity or otherwise with respect to any ownership or equity interest or similar security in or of the issuing entity, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose.

We will not, directly or indirectly, make payments to or distributions from the collection account except in accordance with the indenture and the other basic documents.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An event of default with respect to the bonds is defined in the indenture as any one of the following events:

•	a default for five business days in the payment when due of any interest on any bond (whether such failure to pay interest is caused by a shortfall in phase-in-recovery charges received or otherwise),

•	a default in the payment of the then unpaid principal of any bond of any tranche on the final maturity date for that tranche,

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by registered or certified mail by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•
any representation or warranty made by us in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by registered or certified mail by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•	a breach by the State of Ohio or any of its agencies (including the PUCO), officers or employees that violates or is not in accordance with the State’s pledge, or

•	any other event designated as such in the series supplement as described in the prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the bonds, the trustee or holders of not less than a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable.  However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Phase-In-Recovery Property—Foreclosure of the trustee’s lien on the Phase-In-Recovery Property for the Phase-In-Recovery Bonds might not be practical, and acceleration of the Phase-In-Recovery Bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the Phase-In-Recovery Bonds because the source of funds for payment is limited.”  The holders of a majority in principal amount of the bonds may rescind and annul that declaration and its consequences so long as we deposit with the trustee any past due amounts and expenses of the trustee and all events of default, other than non-payment caused by acceleration, have been cured.  Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement.  If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated under the servicing agreement to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State’s pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree.  The servicer will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill and collect the phase-in-recovery charges, perform adjustments and discharge its obligations under the servicing agreement.  The costs of any such action not paid as ongoing financing costs would be payable by the seller pursuant to the sale agreement.

If an event of default (other than a breach by the State of Ohio or any of its agencies of the State’s pledge as specified in the sixth bullet point above) shall have occurred and be continuing, the trustee may, at the written direction of the holders of a majority in principal amount of the bonds then outstanding, either sell the phase-in-recovery property or elect to have us maintain possession of all or a portion of such phase-in-recovery property and continue to apply phase-in-recovery charge collections as if there had been no declaration of acceleration.  There is likely to be a limited market, if any, for the phase-in-recovery property following a foreclosure, in light of the event of default, the unique nature of the phase-in-recovery property as an asset and other factors discussed in this prospectus.  In addition, the trustee is prohibited from selling the phase-in-recovery property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any bond, unless:

•	the holders of all the outstanding bonds consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds, or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the trustee believes in its discretion it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and,

•
prior to the acceleration of the bonds, the holders of not less than a majority in principal amount of the bonds then outstanding of an affected tranche may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the bonds of the affected tranche or tranches will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the trustee and (ii) exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by holders of not less than 100% of the bonds; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the enforcement of payment of (1) the interest, if any, on its bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report, commencing in March 2014.  The report must state, among other things:

•	any change in the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	any change in the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	any change in the property and funds physically held by the trustee, and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the trustee, the rating agencies and the PUCO, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

•
either all bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or either the scheduled final payment date for bonds not delivered for cancellation has occurred or will occur within one year and we have irrevocably deposited or cause to be deposited in trust with the trustee cash and/or U.S. government obligations which through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premiums, if any, on the bonds and other ongoing financing costs and all other sums payable by us with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on such bonds when due,

•	we have paid all other sums payable by us under the indenture, and

•
we have delivered to the trustee an officer’s certificate, an opinion of our external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants,” referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option.  If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof as described below.  The bonds of any tranche will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable, for such tranche.  If we exercise the legal defeasance option, the maturity of the bonds may not be accelerated because of an event of default.  If we exercise the covenant defeasance option, the maturity of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of bonds only if:

•
we irrevocably deposit or cause to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations which through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the bonds and other ongoing financing costs and any other sums payable by us under the indenture with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on the bonds when due,

•
we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the bonds:

▪	principal in accordance with the expected sinking fund schedule therefor,

▪	interest when due, and

▪	other ongoing financing costs and all other sums payable by us under the indenture with respect to the bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•
in the case of the legal defeasance option, we deliver to the trustee an opinion of our external counsel stating that:  we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of the covenant defeasance option, we deliver to the trustee an opinion of our external counsel to the effect that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the trustee a certificate of one of our officers and an opinion of our counsel, each stating that the amendment is authorized and permitted and that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the trustee an opinion of our external counsel to the effect that (a) in a case under the Bankruptcy Code in which OPCo (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of OPCo (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event OPCo (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of OPCo (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of OPCo or such other affiliate, and

•	the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the holders with respect to our obligations on the bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (1) any owner of a beneficial interest in us (including OPCo) or (2) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the trustee, the managers or any owner of a beneficial interest in us (including OPCo) in its individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed.  Each holder by accepting a bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the bonds.

Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the bond collateral with respect to any amounts due to the bondholders under the indenture and the bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the bonds, shall have no recourse against us in respect of such insufficiency.  Each bondholder by accepting a bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability.  The waiver and release are part of consideration for issuance of bonds.

THE TRUSTEE

The trustee for the bonds will be identified in the prospectus supplement.  You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement.  The trustee may resign at any time upon 30 days’ prior written notice to us.  The holders of a majority in principal amount of the bonds then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee.  We will remove the trustee if the trustee (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws.  If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture and notice of such appointment is required to be promptly given to each rating agency by the successor trustee.  No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Section 26(a)(i) under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long-term debt rating of “BBB-” (or the equivalent thereof) or better by all of the rating agencies rating the bonds and from which a rating is available.  If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith.  We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.

SECURITY FOR THE PHASE-IN-RECOVERY BONDS

General

The bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the phase-in-recovery property and the other collateral as provided in the indenture.  If and to the extent the phase-in-recovery property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the bonds, then the bondholders will generally have no claim in respect of such insufficiency against us or any other person.  By the acceptance of the bonds, the bondholders waive any such claim.

As noted under, “Description of the Phase-In-Recovery Bonds,” we will issue the bonds pursuant to the terms of the indenture.  We will establish the particular terms of the bonds in the series supplement.  We will describe the material terms of the bonds in the prospectus supplement.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the trustee a security interest in all of our right, title and interest (whether owned on the closing date or thereafter acquired or arising) in and to the following property:

•
the phase-in-recovery property created under and pursuant to the financing order and the Securitization Law, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, charge and collect phase-in-recovery charges, all revenues, receipts, collections, claims, rights, payments, money or proceeds of or arising from the phase-in-recovery charges authorized in the financing order and any contractual rights to collect such phase-in-recovery charges from retail electric customers),

•	all phase-in-recovery charges related to the phase-in-recovery property,

•
the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the phase-in-recovery property and the bonds,

•
the servicing agreement, the administration agreement, each intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing phase-in-recovery property and the bonds,

•
the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•
all rights to compel the servicer to file for and obtain true-up adjustments to the phase-in-recovery charges in accordance with the Securitization Law, the financing order and any tariff filed in connection therewith,

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute phase-in-recovery property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

Our collateral does not include:

•	cash that has been released pursuant to the terms of the indenture, and

•	amounts deposited with us on the closing date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral.  Please read “—How Funds in the Collection Account will be Allocated.”

Security Interest in the Collateral

Section 4928.2312(A) of the Securitization Law provides that the creation, perfection and enforcement of a security interest in phase-in-recovery property is governed by the Securitization Law and not by Article 9 of the Uniform Commercial Code as in effect in Ohio.  A valid and enforceable lien and security interest in phase-in-recovery property will attach and be perfected only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the bonds.  The lien and security interest attach without any physical delivery of collateral or other act and is created, valid and binding the later of the date the security agreement is executed and delivered or the time when value is received for the phase-in-recovery bonds.  Upon perfection by filing notice with the Ohio Secretary of State under Section 4928.2312(C)(2) of the Securitization Law, the lien and security interest will be valid, binding, and perfected against all parties having claims of any kind in tort, contract or otherwise against the person granting the security interest, regardless of whether the parties have notice of the lien, and the transfer of the phase-in-recovery property by OPCo to us shall be perfected against all parties having claims of any kind, including any judicial lien or other lien creditors or any claims of

OPCo or creditors of OPCo, other than creditors holding a prior security interest, ownership interest, or assignment in the property previously perfected as provided in the Securitization Law.  The Securitization Law also provides that any security interest that may apply to commingled revenues, including phase-in-recovery revenues, will be terminated when such funds are transferred to a segregated account for the benefit of the trustee or the bondholders.

The financing order creates a valid and enforceable lien and security interest in the phase-in-recovery property and the indenture states that it constitutes a security agreement within the meaning of the Securitization Law.  The servicer pledges in the servicing agreement to file with the Ohio Secretary of State on or before the date of issuance of the bonds the filing required by the Securitization Law to perfect the lien of the trustee in the phase-in-recovery property.  The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of the Securitization Law with respect to the phase-in-recovery property securing the bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in such phase-in-recovery property.

Certain items of the collateral may not constitute phase-in-recovery property and the perfection of the trustee’s security interest in those items of collateral would therefore be subject to the Uniform Commercial Code or common law and not Section 4928.2312 of the Securitization Law.  These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•
the capital subaccount or any other funds on deposit in the collection account which do not constitute phase-in-recovery charge collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute phase-in-recovery charge collections,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not phase-in-recovery property, and

•	proceeds of the foregoing items.

Additionally, any contractual rights we have against retail electric customers (other than the right to impose phase-in-recovery charges and rights otherwise included in the definition of phase-in-recovery property) would be collateral to which the UCC applies.

As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the trustee in all the items included in collateral which do not constitute phase-in-recovery property.  We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis.  We will represent, along with the seller, at the time of issuance of the bonds, that no prior filing has been made with respect to that party under the terms of the UCC, other than a filing which provides the trustee with a lien and first priority perfected security interest in the collateral.

Right of Sequestration

The Securitization Law provides that if an electric utility defaults in the required payment of phase-in-recovery charges collected by it under phase-in-recovery bonds, an Ohio court, upon application by an interested party and without limiting any other remedies available to such applicant, shall order the sequestration and payment of the revenues for the benefit of bondholders, any assignee, and any financing parties.

Description of Indenture Accounts

Collection Account.

Pursuant to the indenture, we will establish a segregated trust account for the bonds called the collection account with an eligible institution for the benefit of the trustee.  The collection account will be under the sole dominion and exclusive control of the trustee.  The collection account for the bonds will consist of three subaccounts:  a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts.  For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount.  Unless the context indicates otherwise, references in this prospectus and any prospectus supplement to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

•
the corporate trust department of the trustee, so long as any of the securities of the trustee have either a short-term credit rating from Moody’s of at least P-1 or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from each other rating agency in one of its generic rating categories which signifies investment grade; or

•
a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

Permitted Investments for Funds in the Collection Account.

Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

(a)           direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)           demand or time deposits, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including commercial paper issued by the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term debt obligations of such depository institution are, at the time of deposit, rated not less than “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds;

(c)           commercial paper (including the trustee, acting in its commercial capacity, and other than commercial paper of OPCo or any of its affiliates), which at the time of purchase is rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds;

(d)           investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions;

(f)           repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker dealer, acting as principal and that meets the ratings criteria set forth below:

(i)           a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by Standard & Poor’s, or

(ii)           an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by Standard & Poor’s; and

(g)           any other investment permitted by each of the rating agencies;

in each case maturing not later than the business day immediately preceding the next payment date or special payment date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement).

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture.  The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit phase-in-recovery charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account.”

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts.  The servicer will remit all phase-in-recovery charge payments to the general subaccount.  On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture.  Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The trustee, at the direction of the servicer, will allocate to the excess funds subaccount phase-in-recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date.  The excess funds subaccount will also hold all investment earnings on the collection account in excess of such amounts.

Capital Subaccount

In connection with the issuance of the bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be not less than 0.50% of the principal amount of the bonds issued.  This amount will be funded by the seller and not from the proceeds of the sale of the bonds, and will be deposited into the capital subaccount on the issuance date.  In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the bonds and payments of fees and expenses  contemplated by the first eight bullet points under “—How Funds in the Collection Account will be Allocated” below, the trustee will draw on amounts in the capital subaccount to make such payments up to the amount of such insufficiency.  In the event of any such withdrawal, collected phase-in-recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount.  If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account will be Allocated

On each payment date, the trustee will with respect to the bonds, subject to the cap described below, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

(1)
amounts owed by us to the trustee, including the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed in any 12-month period the amount set forth in the series supplement;

(2)
a servicing fee, which will be a fixed percentage of the initial principal balance of the bonds, and any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement — Servicing Compensation,” to the servicer;

(3)
an administration fee, which will be a fixed amount specified in the Administration Agreement between us and OPCo and the fees owed to our independent managers, which will be a fixed amount specified in an agreement between us and our independent managers and any unpaid administration or management fees from prior payment dates;

(4)
all of our other ordinary and periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

(5)	interest then due on the bonds, including any past-due interest (together with, to the extent lawful, interest thereon);

(6)	principal then due and payable on the bonds as a result of an event of default or on the final maturity date for the bonds;

(7)	scheduled principal payments of bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments, paid pro rata among the bonds if there is a deficiency;

(8)
any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, and including unpaid operating expenses of a prior year which had been limited by the cap described below for such prior year, and reimbursement to OPCo of indemnity payments made to the trustee as a result of the cap in prior years, in each case subject to the current annual cap,

(9)	replenishment of the capital subaccount, if necessary, up to the required capital level;

(10)
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to OPCo of a return on its equity investment on the initial amount deposited by it into the capital subaccount at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes (as of the closing date, this rate is expected to be approximately 5.34% per annum);

(11)	the trustee will pay the remainder, if any, to the excess funds subaccount; and

(12)
after principal of and premium, if any, and interest on all bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the capital subaccount and the excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the series supplement.

The amounts of the trustee fees and expenses and indemnity amounts referred to in clause (1) above, the servicing fee referred to in clause (2) above and the administrative fee referred to in clause (3) above will be described in the prospectus supplement.  Pursuant to the financing order, we may not pay (or seek to obtain funds through phase-in-recovery charges) in any year the ongoing financing costs referenced in clauses (1) through (4) and clause (8) above in an aggregate amount for such year in excess of 105% of the amount for the total of such annual costs estimated in the application for the financing order.  This amount, or cap, is $652,594 while OPCo or any affiliate thereof or any successor electric distribution utility is the servicer and $2,686,567 if there is any other servicer not affiliated with OPCo.  The ongoing financing costs referenced in clauses (1) through (4) and clause (8) above, to the extent in excess of the cap for any given annual period, may be recovered and paid in any subsequent annual period (to the extent of funds available and subject to the annual cap in such subsequent period).  OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (8) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full.  If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the phase-in-recovery charges will take into account, among other things, the need to replenish those amounts.  In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in clause (9) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfers.

If, on any payment date, available collections of the phase-in-recovery charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable.  If, on any payment date, remaining collections of the phase-in-recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable.  If, on any payment date, remaining collections of the phase-in-recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

On any business day on which the trustee receives a written request from the administrator stating that any operating expense payable by us (but only as described in clauses (1) through (4) above) will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of such operating expense, as well as any supporting documentation that the trustee may reasonably request, the trustee, upon receipt of such information and subject to the cap described above, will make payment of such operating expenses on or before the date such payment is due from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount, in that order and only to the extent required to make such payment.

State Pledge

Section 4928.2314(B) of the Securitization Law provides in pertinent part:  “Phase-in-recovery bonds issued under a final financing order shall not constitute a debt or a pledge of the faith and credit or taxing power of this state or of any county, municipal corporation or any other political subdivision of this state.  Bondholders shall have no right to have taxes levied by this state or the taxing authority of any county, municipal corporation, or any other political subdivision of this state for the payment of the principal of or interest on the bonds.”  Under Section 4928.2315, however, the state pledges to and agrees with the bondholders, any assignee and any financing party, that it will not take or permit any action that impairs the value of the phase-in-recovery property, or revises the phase-in costs authorized for recovery under the financing order, or, except for those true-up adjustments expressly permitted under the statute, reduce, alter or impair the phase-in-recovery charges to be imposed, charged, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full. The Securitization Law further permits any party issuing phase-in-recovery bonds to include this pledge in any documentation relating to those bonds.

The bondholders and the trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledge and agreement of the State of Ohio set forth above.  We have included this pledge and agreement in the indenture and the bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a bond is made in reliance on the basic documents and the pledge of the State of Ohio.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE PHASE-IN-RECOVERY BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected phase-in-recovery charges by the trustee and the statutory true-up mechanism.  The aggregate amount of collected phase-in-recovery charges and the rate of principal amortization on the bonds will depend, in part, on actual energy usage and the rate of delinquencies and write-offs.  The phase-in-recovery charges are required to be adjusted from time to time based in part on the actual rate of collected phase-in-recovery charges.  However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the phase-in-recovery charges that will cause collected phase-in-recovery charges to be received at any particular rate.  Please read “Risk Factors—Servicing Risks—Inaccurate consumption forecasting might reduce scheduled payments on the Phase-In-Recovery Bonds” and “OPCo’s Financing Order—Statutory True-Up Adjustments.”

The bonds may be retired later than expected.  Except in the event of an acceleration of the final payment date of the bonds after an event of default, however, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds even if the receipt of collected phase-in-recovery charges is accelerated.  Instead, receipts in excess of the amounts necessary to amortize the bonds in accordance with the applicable expected sinking fund schedules, to pay interest and ongoing financing costs and any other related fees and expenses and to fund deficiencies in the capital subaccount of the collection account will be allocated to the excess funds subaccount.  Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment.  Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates.  A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life.  In addition, if a larger portion of the delayed payments on the bonds is received in later years, the bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase phase-in-recovery property from the seller.  We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Phase-In-Recovery Property

On the issuance date the seller will irrevocably sell, transfer, assign, set over and otherwise convey the phase-in-recovery property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture.  We will finance the purchase of the phase-in-recovery property through the issuance of the bonds.  On the issuance date, the seller will sell to us, without recourse, its entire right, title and interest in and to the phase-in-recovery property.  The phase-in-recovery property will include all of the seller’s rights under the financing order related to such phase-in-recovery property to impose, charge and collect phase-in-recovery charges in an amount sufficient to recover the phase-in costs approved in the financing order.

Under the Securitization Law, all rights and interests established pursuant to the financing order will become phase-in-recovery property upon transfer of such rights to us by OPCo in connection with the issuance of the bonds.  The phase-in-recovery property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.

Under the Securitization Law, the sale of phase-in-recovery property will constitute an absolute transfer and true sale under state law, effective and perfected against all third parties, and will not be affected or impaired by, among other things, the occurrence of any of the following:

•	the commingling of collections of phase-in-recovery charges with other amounts,

•	the retention by OPCo of either of the following:

•	a partial or residual interest, including an equity interest, in the phase-in-recovery property, whether direct or indirect, or whether subordinate or otherwise;

•	the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of phase-in-recovery charges,

•	any recourse we or our assignees, including the bondholders, may have against OPCo,

•	any indemnification rights, obligations, or repurchase rights made or provided by OPCo,

•	the obligation of OPCo to collect phase-in-recovery charges on behalf of us,

•	the treatment of the sale, assignment, or transfer by OPCo to us for tax, financial reporting, or other purposes, or

•	any application of the true-up adjustment mechanism under the financing order.

Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Ohio Secretary of State in accordance with the rules prescribed under the Securitization Law, the transfer of the phase-in-recovery property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Phase-In-Recovery Property

Our obligation to purchase and the seller’s obligation to sell phase-in-recovery property on the issuance date is subject to the satisfaction of each of the following conditions:

•	on or prior to the issuance date, the seller shall have delivered to us a duly executed bill of sale identifying the phase-in-recovery property to be conveyed on that date;

•	on or prior to the issuance date, the seller shall have received the financing order from the PUCO creating the phase-in-recovery property;

•
as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of phase-in-recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•
as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct with the same force and effect as if made on that date (except to the extent they relate to an earlier date), the seller may not have breached any covenant or agreement in the sale agreement, and the servicer shall not have defaulted or be in default under the servicing agreement;

•
as of the issuance date, we must have sufficient funds available to pay the purchase price for phase-in-recovery property to be conveyed and all conditions to the issuance of the bonds intended to provide the funds set forth in the indenture must have been satisfied or waived;

•
on or prior to the issuance date, the seller must have taken all action required to transfer ownership of phase-in-recovery property to be conveyed to us on the issuance date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Securitization Law or the Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•	the seller must deliver to us and to the rating agencies any opinions of counsel required by the rating agencies;

•
the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the bonds will not result in gross income to the seller;

•
on and as of the issuance date, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Securitization Law and the financing order must be in full force and effect;

•	as of the issuance date, the bonds shall have received a rating or ratings as required by the financing order; and

•	the seller must deliver to us and to the trustee an officer’s certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

•
subject to the clause below regarding assumptions used in calculating the phase-in-recovery charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the phase-in-recovery property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the phase-in-recovery property) is true and correct in all material respects;

•
no portion of the transferred phase-in-recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us, and no security agreement, financing statement or equivalent security or lien instrument listing the seller as debtor covering all or any part of the phase-in-recovery property is on file or of record in any jurisdiction, except as may have been filed, recorded or made in favor of us or the trustee in connection with the basic documents;

•
the seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the phase-in-recovery property other than any financing statement filed, recorded or made in favor of us or the trustee in connection with the basic documents;

•	the seller is not aware (after due inquiry) of any judgment or tax lien filings against us or the seller;

•
on the issuance date, immediately upon the sale under the sale agreement, the phase-in-recovery property will be validly transferred and sold to us, we will own the phase-in-recovery property free and clear of all liens (except for liens created in your favor by the Securitization Law and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of Ohio under the Securitization Law) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents or the Securitization Law) in the phase-in-recovery property will have been made or taken;

•	under the laws of the State of Ohio (including the Securitization Law) and the United States in effect on the issuance date:

•
the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, charge and collect the phase-in-recovery charges and, the interest in and to the phase-in-recovery property, has become final and non-appealable and is in full force and effect;

•
as of the issuance of the bonds, those bonds are entitled to the protection provided in the Securitization Law and, accordingly, the financing order, phase-in-recovery charges and issuance advice letter are not revocable by the PUCO;

•
as of the issuance of the bonds, a Phase-In-Recovery Rider to implement the phase-in-recovery charges has been filed and is in full force and effect and is not subject to modification by the PUCO except for true-up adjustments made in accordance with the Securitization Law;

•	the process by which the financing order was adopted and approved and the financing order, issuance advice letter and Phase-In-Recovery Rider comply with all applicable laws, rules and regulations;

•	the issuance advice letter was filed in accordance with the financing order and an officer of the seller has provided the certification to the PUCO required by the issuance advice letter; and

•
no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the phase-in-recovery property, except those that have been obtained or made;

•
under the Securitization Law, the State of Ohio has pledged and agreed with the bondholders, assignees and financing parties under the financing order that it will not take or permit any action that impairs the value of the phase-in-recovery property, or revises the phase-in costs for which recovery is authorized under the financing order or, except for true-up adjustments made in accordance with the Securitization Law, reduce, alter, or impair the phase-in-recovery charges relating to such phase-in-recovery property until all principal and interest in respect of the bonds, all financing costs, and all amounts to be paid to an assignee or financing party under certain agreements entered into in connection with the bonds are paid or performed in full, and consequently the State of Ohio or the PUCO could not constitutionally take any action of a legislative character, including the repeal or amendment of the Securitization Law, which would substantially limit, alter or impair the phase-in-recovery property or other rights vested in the bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the phase-in-recovery property, unless that action is a reasonable exercise of the State of Ohio’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Ohio and United States Constitutions, the State of Ohio could not repeal or amend the Securitization Law or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the phase-in-recovery property and deprive the bondholders of their reasonable expectations arising from their investments in the bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the bonds;

•
based on information available to the seller on the issuance date, the assumptions used in calculating the phase-in-recovery charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, OPCo makes no representation or warranty, express or implied, that amounts actually collected arising from those phase-in-recovery charges will in fact be sufficient to meet the payment obligations on the bonds or that the assumptions used in calculating such phase-in-recovery charges will in fact be realized;

•	upon the effectiveness of the financing order and the issuance advice letter with respect to the transferred phase-in-recovery property and the transfer of such phase-in-recovery property to us:

•
the rights and interests of the seller under the financing order, including the right to impose, charge and collect the phase-in-recovery charges established in the financing order, become phase-in-recovery property;

•	the phase-in-recovery property constitutes a present property right vested in us;

•
the phase-in-recovery property includes the right, title and interest of the seller in the financing order and the phase-in-recovery charges, the right to impose, charge and collect periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) of the phase-in-recovery charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the phase-in-recovery charges;

•
the owner of the phase-in-recovery property is legally entitled to bill phase-in-recovery charges and collect payments in respect of the phase-in-recovery charges in the aggregate sufficient to pay the interest on and principal of the bonds and other ongoing financing costs in accordance with the indenture, to pay the fees and expenses of servicing the bonds and other ongoing financing expenses, to replenish the capital subaccount to the required capital level until the bonds are paid in full; and

•	the phase-in-recovery property is not subject to any lien other than the lien created by the basic documents or pursuant to the Securitization Law.

These representations and warranties above made by the seller will survive the execution and delivery of the sale agreement, and our pledge of the phase-in-recovery property to the trustee.  The seller will further represent and warrant that:

•
the seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become phase-in-recovery property;

•
the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties).

•
the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•
the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•
the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by us pursuant to the Securitization Law or that may be granted under the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any government authority having jurisdiction over the seller or its properties;

•
no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person:

•	asserting the invalidity of the Securitization Law, the financing order, the sale agreement, the bonds and the other basic documents;

•	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•
seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Securitization Law, the financing order, the bonds, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the bonds as debt;

•
except for financing statements under the Uniform Commercial Code and other filings under the Securitization Law, no approvals, authorizations, consents, orders or other actions of, or filings with, any governmental authority are required for the seller to execute, deliver, perform and fulfill its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the seller, acting as servicer in the future pursuant to the servicing agreement;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the financing order, the issuance advice letter, the phase-in-recovery property or the phase-in-recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of the phase-in-recovery property under the sale agreement, OPCo:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed phase-in-recovery charges will be actually collected from customers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law.  The seller makes those representations and warranties in order to reflect the good faith understanding of the legal basis on which the bondholders are purchasing the bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative (if subsequently authorized) that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•
Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (c) continue to operate its electric transmission and distribution system to provide electric service to its customers.

•
Except for the conveyances under the sale agreement or any lien under the Securitization Law in favor of the trustee for the benefit of the bondholders or any lien that may be granted under the basic documents, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the phase-in-recovery property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders, in, to and under the phase-in-recovery property against all claims of third parties claiming through or under the seller.  The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the phase-in-recovery property.

•
If the seller receives any payments in respect of the phase-in-recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer as soon as practicable after receipt thereof, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

•
The seller shall not become a party to any trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, unless the seller and the other parties to such arrangement shall have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude phase-in-recovery charges from any receivables or other assets pledged or sold under such arrangement.  If the seller enters into a sale agreement selling to an affiliate specified charges payable by customers in connection with the issuance of bonds backed by such charges, the seller will also enter into an intercreditor agreement in connection with such issuance. See “The Servicing Agreement — Intercreditor Agreement” in this prospectus.

•
The seller will notify us and the trustee promptly after becoming aware of any lien on any of the phase-in-recovery property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Securitization Law created for our benefit or for the benefit of the bondholders and the trustee.

•
The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the phase-in-recovery property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the bonds are outstanding, the seller will:

•
treat the phase-in-recovery property as our property for all purposes other than for financial reporting, state or federal regulatory or tax purposes and treat the bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes;

•
solely for the purposes of federal taxes and, to the extent consistent with applicable state, local or other tax law, the purposes of state, local or other tax law, treat the bonds as indebtedness of the seller (as our sole owner) secured by the collateral unless otherwise required by appropriate taxing authority;

•
disclose in its financial statements that we and not the seller are the owner of the phase-in-recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller agrees that, upon the sale by the seller of phase-in-recovery property to us pursuant to the sale agreement:

•
to the fullest extent permitted by law, including any applicable PUCO regulations and the Securitization Law, we will have all of the rights originally held by the seller with respect to the phase-in-recovery property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail electric customer in respect of the phase-in-recovery property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action), and

•
any payment by any retail electric customer to us will discharge that customer’s obligations, if any, in respect of the phase-in-recovery property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the bonds are outstanding:

•
in all proceedings relating directly or indirectly to the phase-in-recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes),

•
the seller will not make any statement or reference in respect of the phase-in-recovery property that is inconsistent with our ownership interest (other than for financial accounting, state or regulatory or tax purposes),

•
the seller will not take any action in respect of the phase-in-recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents,

•
the seller will not sell phase-in-recovery property under a separate financing order in connection with the issuance of additional phase-in-recovery bonds unless the rating agency condition has been satisfied, and

•
neither the seller nor the issuing entity will make any election, file any tax return, or take any other action inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

•
The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the phase-in-recovery property, including all filings required under the Securitization Law and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the bonds under the financing order by the seller to us and the pledge of the phase-in-recovery property to the trustee. The seller will deliver or cause to be delivered to us and the trustee file-stamped copies of, or filing receipts for any document so filed.  The seller will institute any action or proceeding necessary to compel performance by the PUCO, the State of Ohio or any of their respective agents of any of their obligations or duties under the Securitization Law, the financing order or any issuance advice letter.  The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty or covenant of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

•
Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

•
So long as any of the bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred phase-in-recovery property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the filing of any issuance advice letter with the PUCO.

•
Promptly after obtaining knowledge of any breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the phase-in-recovery property in accordance with the financing order and the Securitization Law.

•
Except as provided in the sale agreement, the seller shall not become a party to (i) any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from retail electric customers, unless the seller and the other parties to such arrangement shall have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude phase-in-recovery charges from any receivables or other assets pledged or sold under such arrangement, or (ii) any sale agreement selling to any other affiliate property consisting of charges payable other than the sale of phase-in-recovery charges pursuant to the sale agreement, by retail electric customers pursuant to the Securitization Law or any similar law, unless the seller has entered into an intercreditor agreement with the trustee and the trustee for such other issuance.

•
Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or the financing order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the phase-in-recovery property to us, (ii) our ownership and assignment of the phase-in-recovery property, (iii) the issuance and sale by us of the bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on the bonds.

In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent managers and any of their respective officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in any of the basic documents that gives rise to the seller’s breach.  The seller shall not be required to indemnify any person otherwise indemnified under the sale agreement for any amount paid or payable by such person in the settlement of any action, proceeding or investigation without the prior written consent of the seller, which consent shall not be unreasonably withheld.

The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.  The seller shall not indemnify any person otherwise indemnified under the sale agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

OPCo’s indemnification obligations will rank equally in right of payment with other general unsecured obligations of OPCo.

Successors to the Seller

Any entity which becomes the successor by merger, conversion or consolidation or by otherwise succeeding to all or substantially all of the electric distribution assets of OPCo may assume the rights and obligations of OPCo under the sale agreement.  So long as the conditions of any such assumption are met, OPCo will automatically be released from its obligations under the sale agreement.  The conditions include that:

•
immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

•	officer’s certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and us, if a copy of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee.  If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of a majority of bondholders of each affected tranche of bonds is also required.  In determining whether a majority of bondholders have consented, bonds owned by us, OPCo or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the phase-in-recovery property.  We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the phase-in-recovery property according to the terms of the servicing agreement.  The servicer’s duties will include:  calculating usage, billing the phase-in-recovery charges, collecting the phase-in-recovery charges from retail electric customers and posting all collections; responding to inquiries of retail electric customers, the PUCO or any other governmental authority regarding the phase-in-recovery property; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to us); processing and depositing collections and making periodic remittances; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the PUCO and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the phase-in-recovery property; making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral; selling, as our agent, as our interests may appear, defaulted or written off accounts; taking all necessary action in connection with true-up adjustments and performing other duties specified under the financing order.

The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or PUCO regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement.  The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, upon our reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to us, the trustee or rating agency public financial information about the servicer and any material information about the phase-in-recovery property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the trustee or rating agency to monitor the servicer’s performance, and, so long as any bonds are outstanding, within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the phase-in-recovery charges.  The servicer will also prepare any reports required to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the PUCO and the Ohio Secretary of State necessary to preserve, perfect and protect the interests of the trustee in the phase-in-recovery property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the phase-in-recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

The servicing agreement requires the servicer to implement procedures and policies to ensure that customers remit the phase-in-recovery charges to the servicer on behalf of us and the bondholders.  The servicer will also monitor payments and will impose collection policies on retail electric customers, as permitted under each financing order and the rules of the PUCO.

The servicing agreement requires the servicer to (i) manage, service, administer and make collections in respect of the phase-in-recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the PUCO, (ii) follow customary standards, policies and procedures for the industry in Ohio in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the phase-in-recovery property and to bill and collect the phase-in-recovery charges, (iv) comply with all requirements of law including all applicable regulations of the PUCO applicable to and binding on it relating to the phase-in-recovery property, (v) file all notices with the PUCO described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority.  The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the phase-in-recovery property, which in the servicer’s judgment, may include taking legal action at the issuing entity’s expense but subject to the priority of payments set forth in the indenture.

The servicing agreement also requires the servicer to provide various reports regarding the phase-in-recovery charges and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of phase-in-recovery charges and other collected funds as required under the basic documents.

The servicer is responsible for instituting any action or proceeding to compel performance by the State of Ohio or the PUCO of their respective obligations under the Securitization Law, the financing order, any issuance advice letter or any true-up adjustment.  The servicer is also responsible for instituting any action or proceeding as may be reasonably necessary to block or overturn any attempts, including without limitation by legislative enactment, voter initiative (if subsequently authorized) or constitutional amendment, to cause a repeal, modification or judicial invalidation of the Securitization Law or the financing order that would be detrimental to the interest of the holders or which would cause an impairment of the rights of the issuing entity or the holders. The servicing agreement also designates the servicer as the custodian of our records and documents.  The servicing agreement requires the servicer to indemnify us, our independent managers and the trustee (for itself and for the benefit of bondholders) for any negligent act or omission relating to the servicer’s duties as custodian.

True-Up Adjustment Process

Pursuant to the Securitization Law and the irrevocable financing order, the servicing agreement requires that the servicer file adjustment requests annually to correct any overcollections or undercollections and to ensure that the phase-in-recovery charges will generate sufficient funds to timely pay all scheduled payments of principal and interest and any other amounts due in connection with the bonds for the twelve-month period following such adjustment.  In addition, the financing order and the servicing agreement both require, after the first annual true-up adjustment, the servicer to file adjustment requests semi-annually (or, if there are any bonds outstanding following the scheduled final payment date for the latest maturing tranche, quarterly), if the servicer forecasts that the phase-in-recovery revenues will be insufficient to make all scheduled payments of principal, interest and other ongoing financing costs on a timely basis during the current or next succeeding payment period, or if such adjustments are needed to replenish draws on the capital subaccount.  Also, true-up adjustments will occur more frequently after the first annual true-up adjustment, if the servicer determines that a true-up adjustment is necessary to ensure the expected recovery of amounts sufficient to pay scheduled principal and interest and other ongoing financing costs on a timely basis.  For more information on the true-up process, please read “OPCo’s Financing Order—Statutory True-Up Adjustments.”

As part of each true-up adjustment, the servicer will calculate the phase-in-recovery charges which must be billed in order to generate the revenues for the ensuing 12-month period necessary to result in:

•	all accrued and unpaid interest on the bonds being paid in full,

•	the outstanding principal balance of the bonds equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the issuing entity (up to the authorized amounts, and within the annual cap for of such payments set forth in the financing order) being paid.

In calculating the necessary true-up adjustment, the servicer will use its most recent forecast of base distribution revenues and its most current estimates of ongoing transaction-related expenses.  The true-up adjustment will reflect any projected customer defaults or charge-offs and allowances for projected payment lags between the billing and collection of phase-in-recovery charges based upon the servicer’s most recent experience regarding collection of phase-in-recovery charges.  The true up adjustment will also take into account any amounts due to any customers as a result of the reconciliation of the remittances and collections, and any undercollections due to any reason.  The resulting phase-in-recovery charge will be expressed as a percentage of base distribution charges based on the percentage that the periodic billing requirement for the  upcoming six and twelve month periods bears to the forecasted base distribution revenues for each such period, with the higher of the two percentages then used to calculate the customer’s phase-in-recovery charge.

There is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers as a result of the true-up process.

The servicer must provide at least 15 days’ notice prior notice to the PUCO of any true-up adjustment.  Unless suspended by the PUCO, a true-up adjustment filed with the PUCO will go into effect on a bills rendered basis on a date which is no earlier than 15 days subsequent to the date of submission.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, the PUCO may order that the correction be made to such adjustment or that the error be remedied in a future true-up adjustment so as not to delay the implementation of the requested true-up adjustment.  Under the Securitization Law, a true-up adjustment filed with the PUCO shall be deemed approved, and the adjustments shall go into immediate effect, if not approved by the PUCO within 60 days after the request is submitted.

Remittances to Collection Account

The servicer will remit estimated collection payments on the phase-in-recovery charges to the trustee for deposit in the collection account each business day.  For a description of the allocation of the deposits, please read “Security for the Phase-In-Recovery Bonds—How Funds in the Collection Account will be Allocated.”  Until phase-in-recovery charge collections are remitted to the collection account, the servicer will not segregate them from its general funds.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

On each business day, the servicer shall remit to the general subaccount of the collection account the total phase-in-recovery charge payments estimated to have been received by the servicer from or on behalf of customers on such business day in respect of all previously billed phase-in-recovery charges. Such remittance shall be remitted as soon as reasonably practicable to the general subaccount of the collection account, but in no event later than the second business day after such payments are estimated to have been received.  Each month, the servicer will reconcile remittances of estimated payments arising from phase-in-recovery charges with actual phase-in-recovery charge payments received by the servicer for the immediately preceding calendar month, to more accurately reflect the amount of billed phase-in-recovery charges that should have been remitted, based on the amounts actually received.  To the extent the remittances of estimated payments arising from the phase-in-recovery charge exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to receive a payment from us in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the trustee.  To the extent the remittances of estimated payments arising from the phase-in-recovery charge are less than the amount that should have been remitted, the servicer will remit the amount of the shortfall to the trustee within two business days of the date of such monthly calculation.  Although the servicer will remit estimated payments arising from the phase-in-recovery charge to the trustee, the servicer is not obligated to make any payments on the bonds.  In the case of any shortfall, OPCo will allocate that shortfall ratably based on the amount owed to OPCo or other parties and the total amounts owed, provided, that late fees and late charges may be allocated to the servicer to the extent consistent with the Terms and Conditions of Service included in OPCo’s existing tariff.

In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual phase-in-recovery charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities.  However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders.  The servicer must also give prior written notice to the trustee and the rating agencies of any such computer system changes.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	0.10% of the initial aggregate principal amount of the bonds for so long as the servicer remains OPCo or an affiliate or a successor electric distribution utility; or

•
if OPCo or any of its affiliates or a successor electric distribution utility is not the servicer, an amount agreed upon by the successor servicer and the trustee, provided, that the fee shall not exceed 0.75% of the initial aggregate principal amount of the bonds.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date.  The servicer may invest phase-in-recovery charge collections prior to remittance to the collection account and will also be entitled to retain any interest earnings on phase-in-recovery charge collections prior to remittance to the collection account, as well as all late payment charges, if any, collected from customers and to be reimbursed for certain expenses as described in the servicing agreement and subject to the cap discussed above.  However, if the servicer has failed to remit the phase-in-recovery charge collections to any collection account on the day that such payment is to be made on more than three occasions during the period that the bonds are outstanding, then thereafter the servicer will be required to pay to the trustee any interest earnings on phase-in-recovery charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the collection account for so long as the bonds remain outstanding.  The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.  So long as OPCo or an affiliate, is the servicer, OPCo’s servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its rates.  The expenses of servicing shall likewise be included as a cost of service in setting such rates.

Servicer Representations and Warranties

In the servicing agreement, the servicer will represent and warrant to us, as of the issuance date of the bonds, among other things, that:

•
the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the phase-in-recovery property and hold the records related to the phase-in-recovery property, and to execute, deliver and carry out the terms of the servicing agreement and any intercreditor agreement;

•
the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the phase-in-recovery property as required under the servicing agreement and the intercreditor agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the phase-in-recovery property);

•
the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•
each of the servicing agreement and the intercreditor agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

•
the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement do not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the trustee for the benefit of bondholders under the basic documents or any lien created pursuant to Section 4928.2312(C) of the Securitization Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

•
each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any filing made to the PUCO by us with respect to the phase-in-recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•
no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement or the intercreditor agreement except those which have previously been obtained or made, those that are required to be made by the servicer in the future pursuant to the servicing agreement or the intercreditor agreement and those that the servicer may need to file in the future to continue the effectiveness of any financing statements; and

•
no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents, the bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of bonds as debt.

The servicer, the trustee and we are not responsible as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the servicer’s failure to make any filings with the PUCO required by the servicing agreement in a timely and correct manner or any breach by the servicer of its duties under the servicing agreement that adversely affects the phase-in-recovery property or the true-up adjustments), by the PUCO in any way related to the phase-in-recovery property or in connection with any true-up adjustment, the subject of any such filings, any proposed true-up adjustment or the approval of any revised phase-in-recovery charges and the scheduled adjustments thereto.  Except to the extent that the servicer otherwise is liable under the provisions of the servicing agreement, the servicer shall have no liability whatsoever relating to the calculation of any revised phase-in-recovery charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the servicer have any liability whatsoever as a result of any person, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any bond generally.

The Servicer Will Indemnify Us and Other Entities in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

•
the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement and each intercreditor agreement,

•	the servicer’s breach of any of its representations or warranties under the servicing agreement or any intercreditor agreement, and

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification, or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that give rise to the servicer’s breach.

Except for payment of the servicing fee, reimbursement of costs of defending the phase-in-recovery property and certain other costs included in the ongoing financing costs, and payment of the purchase price of the phase-in-recovery property, the servicing agreement provides that the servicer releases us and our independent managers, the trustee and each of our respective officers, directors and agents from any and all actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the phase-in-recovery property or the servicer’s activities with respect to the phase-in-recovery property, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

OPCo, as servicer, will agree in the servicing agreement to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents, which are not paid as a result of the cap. OPCo will be entitled to be reimbursed in subsequent years for any such payments made to the trustee, subject to the annual cap on such costs applied to the year in which reimbursement is to be made.  The servicing agreement will provide that this obligation and the related right to reimbursement will continue to belong to OPCo in the event a successor servicer is appointed.

Notwithstanding the foregoing, however, except as expressly provided in the servicing agreement, the servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the phase-in-recovery property that is not directly related to one of the servicer’s enumerated duties in the servicing agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the servicer may, in respect of any proceeding, undertake any action that it is not specifically identified in the servicing agreement as a duty of the servicer but that the servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the issuing entity or the trustee and the interests of the bondholders and retail electric customers under the servicing agreement.  The servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from phase-in-recovery charge collections as an ongoing financing cost, subject to the cap previously described.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before the earlier of March 31 of each year, beginning March 31, 2014 or on the date on which the sponsor’s annual report on Form 10-K relating to the bonds is required to be filed with the SEC, certificates from a responsible officer of the servicer containing and certifying compliance with specified servicing criteria as required by Item 1122(a) and Item 1123 of Regulation AB (or any successor or similar item or rule), during the preceding 12 months ended December 31(or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants, will furnish annually to us, the trustee and the rating agencies on or before the earlier of March 31 of each year, beginning March 31, 2014 or, on the date on which the sponsor’s annual report on Form 10-K relating to the bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.  The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board.  The cost of the annual accountant’s report will be reimbursable as an ongoing financing cost, but is subject to the cap previously described.

Copies of the above reports will be filed with the SEC.  You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of phase-in-recovery charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the aggregate outstanding amount of the bonds, before and after giving effect to any payment of principal on such payment date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.  The servicer is required to file copies of these reports with the SEC.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies.  The servicer is also required to prepare and deliver certain disclosures to its retail electric customers, and to provide to the rating agencies any non-confidential and non-proprietary information as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that OPCo may not resign from its obligations and duties as servicer thereunder, except when OPCo delivers to the trustee and the PUCO an opinion of external legal counsel to the effect that OPCo’s performance of its duties under the servicing agreement is no longer permissible under applicable law.  No resignation by OPCo as servicer will become effective until a successor servicer has assumed OPCo’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment.  However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties.  The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement.  In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement.

Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric distribution assets may assume all of the rights and obligations of the servicer under the servicing agreement.  The following are conditions to the transfer of the duties and obligations to a successor servicer:

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•
immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•
the servicer has delivered to us and to the trustee an officer’s certificate and an opinion of external counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us and to the trustee and the rating agencies an opinion of external counsel stating either that all necessary filings, including those with the PUCO, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the phase-in-recovery property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•
the servicer has delivered to us, the PUCO, the trustee and the rating agencies an opinion of independent tax counsel to the effect that, for federal income tax purposes, such transaction will not result in a material federal income tax consequence to the issuing entity or the bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement; provided, that the prior servicer will not be released from responsibility for its actions prior to such assumption and OPCo will not be released from its obligation to indemnify the trustee for all fees and expenses payable to it by the issuing entity under the basic documents which are not paid as a result of the cap.

Notwithstanding the foregoing, OPCo will be allowed to complete the divestiture of its generation assets to a nonregulated subsidiary as described under “The Depositor, Seller, Initial Servicer and Sponsor—Proposed Corporate Separation of OPCo” without satisfying the above conditions.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations.  However, unless the appointed person is an affiliate of OPCo, appointment must satisfy the rating agency condition.  In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include:

•
any failure by the servicer to remit any amount, including payments arising from the phase-in-recovery charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make phase-in-recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is OPCo or an affiliate of OPCo, by OPCo to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is OPCo or an affiliate of OPCo, by us or by the trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the trustee may, or upon the instruction of the holders of bonds evidencing not less than a majority in principal amount of then outstanding bonds, the trustee will, subject to the terms of any intercreditor agreement, by written notice given to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed.  After the termination, the trustee may and, upon the instruction of the holders of bonds evidencing not less than a majority in principal amount of then outstanding bonds, the trustee will appoint a successor servicer with our prior written consent (not to be unreasonably withheld) who will subject to the terms and provisions of any intercreditor agreement, succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement, provide prompt written notice to us and the rating agencies and will be entitled to similar compensation arrangements.

In addition, when a servicer defaults by failing to remit phase-in-recovery charges as required by the servicing agreement, the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Securitization Law will be entitled to apply to an Ohio court for sequestration and payment of revenues arising from the phase-in-recovery property.  The servicing agreement also authorizes the trustee to apply to the PUCO for an order that amounts arising from the phase-in-recovery charges be transferred to a separate account for the benefit of the bondholders.  If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

If within 30 days after the delivery of the termination notice, a new servicer shall not have been appointed, the trustee may appoint, or petition the PUCO or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, is permitted under the PUCO’s regulations and enters into a new agreement with us with substantially the same provisions.  In no event will the trustee be liable for its appointment of a successor servicer.  The trustee may make arrangements for compensation to be paid to the successor servicer.  The financing order provides that if OPCo can no longer service the bonds but a successor electric distribution utility is willing or able to assume servicing duties, then such successor shall assume OPCo’s duties and be paid an annual servicing fee equal to 0.10% of the original principal amount of the bonds.

Waiver of Past Defaults

Holders of bonds evidencing not less than a majority in principal amount of the then outstanding bonds, on behalf of all bondholders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required deposits to the collection account under the servicing agreement.  The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.  Promptly after executing such a waiver, the servicer will furnish a copy of such waiver to each rating agency.

Successor Servicer

If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.  The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the phase-in-recovery property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default.  In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if a copy of the amendment is provided by us to each rating agency and if the rating agency condition has been satisfied, with the prior written consent of the trustee; provided that such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the bondholders of a majority of the outstanding principal amount of bonds.  In addition, the servicing agreement may be amended with prior written notice to the trustee and the rating agencies, but without the consent of the trustee, the rating agencies or any bondholders, solely to address changes to the servicer’s method of calculating estimated phase-in-recovery charge collections as a result of changes to the servicer’s current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth the servicing agreement with remittances of phase-in-recovery charge collections determined to have been actually received, so long as any such amendment shall not have a material adverse effect on the bondholders.

Intercreditor Agreement

OPCo is a party to a trade receivables purchase and sale arrangement under which it sold a portion of its accounts receivable on a daily basis to an affiliate, which in turn sells percentage interests in such receivables to financial institutions.

OPCo has been appointed such affiliate’s agent for purposes of collecting and servicing the receivables sold under this arrangement. The phase-in-recovery charges are not subject to this arrangement, and the parties to this arrangement will, prior to the issuance of the bonds, enter into an intercreditor agreement with us and the trustee in the form filed as an exhibit to the registration statement of which this prospectus forms a part.  Such intercreditor agreement provides, among other things, that (i) the phase-in-recovery charges are excluded from the assets sold under the financing arrangement; (ii) in the event the accounts receivable investors have the right to replace OPCo as collection agent upon the occurrence of certain events, such investors will not replace OPCo without the consent of the trustee and (iii) in the event that the trustee at the request of the bondholders, has the right to replace OPCo as servicer, the trustee will not replace OPCo without the consent of the accounts receivable investors.  In the sale agreement, OPCo has covenanted that it will not enter into any future financing of accounts receivable or any sale of charges to affiliates for the purpose of issuing bonds backed by such charges without causing the parties to such arrangement or issuance to become party to an intercreditor agreement.  Please refer to “Risk Factors—Servicing Risks—If we need to replace OPCo as the servicer, we may experience difficulties finding and using a replacement servicer.”

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

OPCo will represent and warrant that the transfer of the phase-in-recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that phase-in-recovery property by OPCo to us.  It will be a condition of closing for the sale of the phase-in-recovery property pursuant to the sale agreement that OPCo will take the appropriate actions under the Securitization Law, including filing of a Uniform Commercial Code financing statement with the Secretary of State of Ohio to perfect this sale.  The Securitization Law provides that a transfer of phase-in-recovery property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant phase-in-recovery property.  We and OPCo will treat such a transaction as a sale under applicable law.  However, we expect that bonds will be reflected as debt on OPCo’s consolidated financial statements.  In addition, we anticipate that the bonds will be treated as debt of OPCo for federal income tax purposes.  Please read “Material U.S. Federal Income Tax Consequences.”  In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the phase-in-recovery property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position.  Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of OPCo and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

In that regard, we note that the bankruptcy court in In re:  LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate. . .  sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization.  274 B.R. at 285.  The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.”  The court did not otherwise overrule its earlier ruling.  The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of phase-in-recovery property as a true sale, a bankruptcy filing by OPCo could trigger a bankruptcy filing by us with similar negative consequences for bondholders.  In a recent bankruptcy case, In re General Growth Properties, Inc., General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles.  The Southern District of New York bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes.  The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.  In re Gen. Growth Props., Inc., 409 B.R. 43, 54 (Bankr. S.D.N.Y. 2009).

We and OPCo have attempted to mitigate the impact of a possible recharacterization of a sale of phase-in-recovery property as a financing transaction under applicable creditors’ rights principles.  The sale agreement will provide that if the transfer of the applicable phase-in-recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by OPCo will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all OPCo’s right, title and interest in and to the phase-in-recovery property and all proceeds thereof.  In addition, the sale agreement will require the filing of a financing statement describing the phase-in-recovery property and the proceeds thereof as collateral in accordance with the Securitization Law.  As a result of this filing, we would, in the event of a recharacterization, be a secured creditor of OPCo and entitled to recover against the collateral or its value.  This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by an OPCo bankruptcy.  Further, if, for any reason, a proper financing statement is not filed under the Securitization Law or we fail to otherwise perfect our interest in the phase-in-recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of OPCo.

The Securitization Law provides that the creation, perfection and enforcement of liens and security interests in phase-in-recovery property are governed by the Securitization Law and not by Article 9 of the Ohio Uniform Commercial Code.  Under the Securitization Law, a valid and enforceable lien and security interest in phase-in-recovery property may be created only by a financing order issued under the Securitization Law and the execution and delivery of a security agreement with a holder of phase-in-recovery bonds or a trustee or agent for the holder.  The lien and security interest attach without any physical delivery of collateral or other act at the later of the date the security agreement is executed and delivered or the time when value is received for the phase-in-recovery bonds.  Upon perfection through the filing of a financing statement with the Secretary of State of Ohio pursuant to rules established by the Secretary of State of Ohio, the lien and security interest shall be valid, binding, and perfected against all parties having claims of any kind in tort, contract, or otherwise against the person granting the security interest, regardless of whether the parties have notice of the lien, and the transfer of the phase-in-recovery property by OPCo to us shall be perfected against all parties having claims of any kind, including any judicial lien or other lien creditors or any claims of OPCo or creditors of OPCo, other than creditors holding a prior security interest, ownership interest, or assignment in the property previously so perfected.  None of this, however, mitigates the risk of payment delays and other adverse effects caused by an OPCo bankruptcy.  Further, if, for any reason, a proper financing statement is not filed under the Securitization Law or we fail to otherwise perfect our interest in the phase-in-recovery property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of OPCo.

Consolidation of the Issuing Entity and OPCo

If OPCo were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of OPCo and us.  We and OPCo have taken steps to attempt to minimize this risk.  Please read “Ohio Phase-In-Recovery Funding LLC, The Issuing Entity” in this prospectus.  However, no assurance can be given that if OPCo were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of OPCo.  Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Phase-In-Recovery Property as Existing, Present Property

OPCo will represent in the sale agreement, and the Securitization Law provides, that the phase-in-recovery property sold pursuant to such sale agreement constitutes an existing, present  property right on the date that it is first transferred and pledged in connection with the issuance  of phase-in-recovery bonds.  Nevertheless, no assurance can be given that, in the event of a bankruptcy of OPCo, a court would not rule that the applicable phase-in-recovery property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable phase-in-recovery property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the phase-in-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the phase-in-recovery property has been sold to us.  If it were determined that the phase-in-recovery property had not been sold to us, and the security interest in favor of the bondholders  did not attach to the applicable phase-in-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against OPCo.  If so, there would be delays and/or reductions in payments on the bonds.  Whether or not a court determined that phase-in-recovery property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any phase-in-recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of OPCo, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of OPCo’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the phase-in-recovery charge receipts used to make payments on the bonds.

Regardless of whether OPCo is the debtor in a bankruptcy case, if a court were to accept the argument that phase-in-recovery property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of OPCo arising before that phase-in-recovery property came into existence could have priority over our interest in that phase-in-recovery property.  Adjustments to the phase-in-recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If OPCo were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against OPCo as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case.  In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against OPCo.  That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur.  If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against OPCo based on breach of contract principles.  The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims.  Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving OPCo.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Securitization Law permits the trustee to enforce the security interest in the phase-in-recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture.  In this capacity, the trustee is permitted to request the PUCO or an Ohio court to order the sequestration and payment to holders of bonds of all revenues arising from the applicable phase-in-recovery charges.  There can be no assurance, however, that the PUCO or an Ohio court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code.  In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUCO or an Ohio court judge and an order requiring an accounting and segregation of the revenues arising from the phase-in-recovery property sold pursuant to the sale agreement.  There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the phase-in-recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement.  The Securitization Law provides that the relative priority of a lien created under the Securitization Law is not affected by the commingling of phase-in-recovery charges arising with respect to the phase-in-recovery property with funds of the electric utility.  In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the phase-in-recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property.  If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled phase-in-recovery charges held as of that date and could not recover the commingled phase-in-recovery charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled phase-in-recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled phase-in-recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay.  A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled phase-in-recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition.  The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the PUCO or a court of competent jurisdiction to appoint a successor servicer that meets this criterion.  However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer.  Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that OPCo as servicer was capable of performing.  Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the bonds.  Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their bonds as capital assets within the meaning of section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the United States dollar, investors in pass-through entities and tax-exempt organizations).  This summary also does not address the consequences to holders of the bonds under state, local or foreign tax laws.  However, by acquiring a bond, a bondholder agrees to treat the bond as a debt of OPCo to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof.  All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person.  A “Non-U.S. Holder” means a beneficial owner of a bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them.  Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Phase-In-Recovery Bonds

Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Sidley Austin LLP, as special tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from OPCo and (2) the bonds will be treated as debt of OPCo.  By acquiring a bond, a beneficial owner agrees to treat the bond as debt of OPCo for U.S. federal income tax purposes.  This opinion is based on certain representations made by us and OPCo, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds.

Tax Consequences to U.S. Holders

Interest

Interest income on the bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.  We expect that the bonds will not be issued with original issue discount.  If the bonds are issued with original issue discount, the prospectus supplement will address the material tax consequences of purchasing and holding bonds with original issue discount.

Sale or Retirement of Phase-In-Recovery Bonds

On a sale, exchange or retirement of a bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the bond.  A U.S. Holder’s tax basis in a bond is the U.S. Holder’s cost, subject to adjustments such as reductions in basis for principal payments received previously.  Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the bond was held for more than one year at the time of disposition.  If a U.S. Holder sells the bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the bond but that has not yet been paid by the sale date.  To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest

Subject to the discussions of backup withholding and recently enacted legislation below, payments of interest income on the bonds received by a Non-U.S. Holder that does not hold its bonds in connection with the conduct of a trade or business in the United States will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder is not a bank that acquires the bonds as part of its business of making loans, does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote or is not a controlled foreign corporation that is related to us through stock ownership and the withholding agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to OPCo or its paying agent in order to claim the foregoing exemption from United States withholding tax on payments of interest.  Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction of exemption.  A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).  Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.  To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-

U.S. Holder certifies, among other facts, that payments on the bonds are effectively connected with the conduct of a trade or business in the United States.

Capital Gains Tax Issues

Subject to the discussions of backup withholding and recently enacted legislation below, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

Backup Withholding

Backup withholding of United States federal income tax may apply to payments made in respect of the bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner.  Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.  Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption.  A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).  Compliance with the identification procedures described above under “—Tax Consequences to Non-U.S. Holders—Withholding Taxation on Interest” would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of United States federal income tax may apply upon the sale of a bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met).  The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).  Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence.  A sale of a bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a United States person or has certain connections to the United States.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Recently Enacted Legislation

Recently enacted legislation imposes a 3.8% tax on the net investment income (which includes interest and any gains from a disposition of bonds) of certain U.S. Holders who are individuals, trusts and estates.

Recently enacted legislation will impose a 30% withholding tax on bond payments made to foreign entities and intermediaries unless they comply with reporting obligations that require them to identify to the IRS accounts and investments held for U.S. persons.  This tax will apply to interest paid after June 30, 2014, and to gross proceeds, including the return of principal, from the sale, exchange or retirement of a bond made after December 31, 2016.  In general, under a grandfathering provision, the withholding tax will not apply to obligations that are issued prior to July 1, 2014. Thus, the withholding tax should not apply to the bonds unless the bonds are modified on or after July 1, 2014 in such a way that they are considered to be re-issued for U.S. federal income tax purposes. In that case, the 30% withholding tax would apply to interest payments and gross proceeds payments with respect to the bonds as described above.  U.S. Holders that own their interests in a bond through foreign entities and intermediaries, and Non-U.S. Holders are encouraged to consult their tax advisor regarding foreign account tax compliance.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code.  ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan.  For purposes of this discussion, “plans” include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds, insurance company general or separate accounts or other entities in which the assets of those plans, accounts or arrangements are invested.  A fiduciary of an investing plan is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the management or disposition of assets, or

•	provides investment advice for a fee.

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements.  Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes certain general fiduciary requirements on fiduciaries, including:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” unless a statutory or administrative exemption is available.  Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code.  The types of transactions that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons.  In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the bonds may cause our assets to be deemed assets of the plan.  Section 2510.3-101 of the regulations of the United States Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulations”), provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies.  An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the bonds will be treated as indebtedness under local law without any substantial equity features.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds.  The extent to which the bonds are owned by benefit plan investors (as defined in the plan asset regulations) will not be monitored.  If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.

In addition, the acquisition or holding of the bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, OPCo, any other servicer, AEP, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan.  Each purchaser of a bond will be deemed to have represented and warranted by virtue of its acquisition and holding of a bond that either (1) it is not and is not acting on behalf of, or using assets of, an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code) that is subject to Section 4975 of the Internal Revenue Code or an entity that holds or is deemed to hold the assets of such an employee benefit plan or plan by virtue of such employee benefit plan’s or plan’s investment in such entity or (2) its purchase and holding of the bond will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Before purchasing any bonds by or on behalf of a plan, you should consider whether the purchase and holding of bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a plan or any other person proposing to purchase the bonds on behalf of or using assets of a plan, before purchasing any bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager;”

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager;” and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, on behalf of, or using assets of a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment.  Even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any plan if we or the trustee, OPCo, any other servicer, AEP, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the bonds;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	unless PTCE 90-1 or 91-38 applied to the purchase and holding of the bonds, is an employer maintaining or contributing to the plan.

Consultation with Counsel

If you are a fiduciary of a plan or any other person which proposes to purchase the bonds on behalf of or with assets of a plan, you should consult with your legal counsel as to the potential applicability of the plan asset regulations, the general fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the

Internal Revenue Code to any such investment and the availability of any prohibited transaction exemption in connection with any investment.

PLAN OF DISTRIBUTION

We may sell the bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement specified in the prospectus supplement.  We may also offer or place the bonds either directly or through agents.  We intend that bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the bonds may be made through a combination of these methods.

The distribution of the bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions.  Underwriters may sell bonds to dealers at prices less a concession.  Underwriters may allow, and the dealers may reallow, a concession to other dealers.  Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RATINGS FOR THE PHASE-IN-RECOVERY BONDS

We expect that the bonds will receive credit ratings from two NRSROs.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each rating should be evaluated independently of any other rating.  No person is obligated to maintain the rating on any bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter.  If a rating of any tranche of bonds is lowered or withdrawn, the liquidity of this tranche of the bonds may be adversely affected.  In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of each  tranche of the bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds.  As a result, an NRSRO other than the NRSRO hired by the sponsor (hired NRSRO) may issue ratings on the bonds (Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs.  The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the bonds.  Issuance of any Unsolicited Rating will not affect the issuance of the bonds.  Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds.  Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by OPCo to a NRSRO which is hired to assign a rating on the bonds is contingent upon the issuance of the bonds.  In addition to the fees paid by OPCo to a NRSRO at closing, OPCo will pay a fee to the NRSRO for ongoing surveillance for so long as the bonds are outstanding.  However, no NRSRO is under any obligation to continue to monitor or provide a rating on the bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and OPCo have filed with the SEC relating to the bonds.  This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement.  However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits.  Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete.  Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit.  Information filed with the SEC can be inspected at the SEC’s Internet site located at

http://www.sec.gov.  You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

Ohio Phase-In-Recovery Funding LLC
One Riverside Plaza
Columbus, Ohio 43215
(614) 716-3622

Our SEC Securities Act file number is 333-188745 and 333-188745-01.

We or OPCo as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor OPCo as sponsor intend to file any such reports relating to the bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D  under the Exchange Act, unless required by law.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  A more detailed description of the information to be included in these periodic reports, please read “Description of the Phase-In-Recovery Bonds—Website Disclosure.”

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC.  This means we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus.  We are incorporating into this prospectus any future filings which we or OPCo, solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the bonds is completed.  These reports will be filed under our own name as issuing entity.  Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain federal income tax matters, will be passed on by Sidley Austin LLP, counsel to OPCo and us.  Certain other legal matters relating to the bonds will be passed on by Porter Wright Morris & Arthur LLP, Ohio regulatory counsel to OPCo and us, by Squire Sanders (US) LLP, Ohio counsel to OPCo and us, by Richards, Layton & Finger, special Delaware counsel to us, and by Hunton & Williams LLP, counsel to the underwriters.  Hunton & Williams LLP acts as counsel to our affiliates from time to time.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

AEP means American Electric Power Company, Inc.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basic documents means the Administration Agreement, Sale Agreement and the bill of sale, the LLC Agreement, Servicing Agreement, Indenture, any Intercreditor Agreement, the series supplement, the letter of representations, the underwriting agreement and all other documents and certificates delivered in connection with the offering.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Columbus, Ohio are, or DTC or the office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collateral means all of our assets pledged to the trustee for the benefit of the holders of the bonds, which includes the phase-in-recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the bonds, including all proceeds.

Collection account means the segregated trust account relating to the bonds designated the collection account  and held by the trustee under the indenture.

DTC means The Depository Trust Company and its nominee holder, Cede & Co., or any successor thereto.

Eligible institution means (a) the corporate trust department of the trustee, so long as any of the securities of the trustee have either a short-term credit rating from Moody’s of at least P-1 or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from each other rating agency in one of its generic rating categories which signifies investment grade; or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.  If so qualified under clause (b) above, the trustee may be considered an eligible institution for clause (a) above.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Financing order means, unless the context indicates otherwise, the final financing order issued by the PUCO to OPCo on March 20, 2013 and modified by an Entry Upon Rehearing on April 10, 2013 in Case No. 12-1969-EL-ATS authorizing the creation of the phase-in-recovery property.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of bonds, as the same may be amended and supplemented from time to time.

Intercreditor agreement means an intercreditor agreement to be entered into among the issuing entity, the trustee, the servicer, and certain other parties to accounts receivable financing arrangements or other issuances whereby the servicer acts as a collection agent or servicer on behalf of third parties for amounts to be collected from customers along with the phase-in-recovery charges.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing entity means Ohio Phase-In-Recovery Funding LLC.

kW means kilowatt.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc. or any successor in interest.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the phase-in-recovery charges from all existing and future retail electric customers who receive electric distribution service from OPCo, any successor of OPCo, or any other electric utility operating in OPCo’s service area, including by succession, assignment, transfer or merger, even if those customers elect to purchase electricity from another supplier.

Non-U.S. Holder means a holder of bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.

NRSRO means a nationally recognized statistical rating organization.

Ongoing financing costs means the costs of servicing the bonds over their life, and includes administration fees, servicer fees, replenishment of the capital subaccount (if required), trustee, legal, accounting and rating agency fees, and miscellaneous fees and expenses relating to servicing the bonds.  The financing order requires that certain ongoing financing costs may not be in excess of 105% of the amount for the total of such annual costs estimated in the application for the financing order.  Ongoing financing costs also include payment to OPCo of a return on its equity investment at a per annum rate equal to OPCo’s average long-term debt rate without reduction for accumulated deferred income taxes.

OPCo means Ohio Power Company.

Payment date means the date or dates on which interest and principal are to be payable on the bonds.

Phase-in-recovery charges means, with regard to OPCo, the charges authorized to be imposed on OPCo’s retail electric customer bills and collected, through a nonbypassable mechanism, by the servicer, to recover phase-in costs pursuant to the financing order.

Phase-in-recovery property means, with regard to OPCo or an issuing entity (such as us), all of OPCo’s right, title, and interest in and to certain property established pursuant to a financing order which is then transferred to the issuing entity (such as us), including the irrevocable right to impose, charge and collect phase-in-recovery charges payable by existing and future retail electric customers of OPCo, the right to obtain true-up adjustments to those charges, and any revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests created under the financing order.   Unless the context otherwise requires, when we refer to phase-in-recovery property in this prospectus we mean the phase-in-recovery property authorized under the financing order.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

PUCO means the Public Utilities Commission of Ohio.

Rating agencies means Moody’s and S&P.

Rating agency condition means, with respect to any action, not less than ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the bonds issued by us and that prior to the taking of the proposed action no other rating agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of bonds; provided, that if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency.  For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each bond is registered will be paid on the respective payment date.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Required capital level means the amount required to be funded in the capital subaccount, which will equal 0.50% of the initial principal amount of the bonds issued by us unless otherwise specified in the prospectus supplement.

Retail electric customer means any existing or future retail Ohio user of electricity and related services provided by OPCo or any successor.

S&P means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor in interest.

Sale agreement means the property purchase and sale agreement to be entered into between the issuing entity and OPCo, pursuant to which OPCo sells and Ohio Phase-In-Recovery Funding LLC buys the phase-in-recovery property.

Securitization Law means the Ohio legislation adopted in December 2011 that authorized the recovery of certain phase-in costs by certain electric utilities through the issuance of phase-in-recovery bonds, as such legislation may be amended from time to time.

Service territory means, with regard to OPCo, the service area of OPCo as it existed on the date of the financing order within which OPCo may recover phase-in costs through nonbypassable phase-in-recovery charges assessed on retail electric customers within that area.

Series supplement means the indenture supplement to the indenture that authorizes the issuance of the bonds.

Servicer means OPCo, acting as the servicer, and any successor servicer, which will service the phase-in-recovery property under a servicing agreement with the issuing entity.

Servicing agreement means the property servicing agreement to be entered into between the issuing entity and OPCo, as the same may be amended and supplemented from time to time, pursuant to which OPCo undertakes to service the phase-in-recovery property.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up means a mechanism required by the Securitization Law and the financing order whereby the servicer will apply to the PUCO for adjustments to the applicable phase-in-recovery charges based on actual collected phase-in-recovery charges and updated assumptions by the servicer as to future collections of phase-in-recovery charges.  The PUCO will approve properly filed adjustments.  Adjustments will immediately be reflected in the customers’ next billing cycle.  Any corrections for mathematical errors will be reflected in the true-up adjustment or a future true-up adjustment.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

U.S. Holder means a holder of a bond that is (i) a citizen or resident of the United States.  (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.